IN THE UNITED STATES BANKRUPTCY COURT

FOR THE WESTERN DISTRICT OF TEXAS

SAN ANTONIO DIVISION

In re:	§	Chapter 11
§
TOOTIE PIE COMPANY, INC. D/B/A	§	Case No. 13-51808
TOOTIE GOURMET PIE CAFÉ	§
§
Debtor	§

DEBTOR’S FIRST AMENDED DISCLOSURE STATEMENT, DATED

FEBRUARY 14, 2014

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I.	REPRESENTATIONS

The statements contained in this Disclosure Statement are made as of the date of this Disclosure Statement unless another time is specified. Except as stated herein, no other representations concerning the Debtor, its business operations, the value of its property, or the value of any benefits offered to you in the Plan are authorized. ANY REPRESENTATIONS OR INDUCEMENTS WHICH ARE CONTRARY TO THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT SHOULD NOT BE RELIED UPON BY YOU IN ARRIVING AT YOUR DECISION, and such representations or inducements and their origin should be immediately reported to Ronald J. Smeberg, The Smeberg Law Firm, Counsel for the Debtors, 11550 IH 10 West, Suite 180, San Antonio, Texas 78230; Telephone: (210) 695-6684.

THE DEBTOR AND ITS COUNSEL HAVE MADE EVERY EFFORT TO INSURE THAT THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT IS ACCURATE. WE CANNOT, HOWEVER, WARRANT THAT ALL OF THE DATA IS COMPLETELY ACCURATE, THOUGH WE FEEL IT IS MATERIALLY ACCURATE TO OUR BEST KNOWLEDGE, INFORMATION AND BELIEF. THE INFORMATION IN THIS DISCLOSURE STATEMENT HAS NOT BEEN SUBJECT TO AN INDEPENDENT AUDIT, AND FINANCIAL INFORMATION HAS BEEN BASED UPON OUR INTERNAL RECORDS. IF ANY STATEMENTS OF FINANCIAL MATTERS WERE MADE BY THIRD-PARTY ACCOUNTING PROFESSIONALS ACCOMPANYING THIS DISCLOSURE STATEMENT, THEY WILL CONTAIN A DISCLAIMER REQUIRED OF UNAUDITED FINANCIAL INFORMATION. FURTHER, YOU SHOULD NOT CONSTRUE THE BANKRUPTCY COURT’S APPROVAL OF THIS DISCLOSURE STATEMENT AS AN ENDORSEMENT OF THE PLAN OR A GUARANTY OF THE ACCURACY OR COMPLETENESS OF THE INFORMATION PRESENTED HEREIN.

NO STATEMENTS IN THIS DISCLOSURE STATEMENT SHOULD BE CONSTRUED AS A SOLICITATION FOR NEW INVESTORS.

The Debtor has expended considerable time in devising a Plan which it believes to be financially feasible and fair to their creditors. Consequently, the Debtor urges you to vote for acceptance of the Plan.

II.	INTRODUCTION

This is the disclosure statement (the “Disclosure Statement”) in the Chapter 11 case of Tootie Pie Company, Inc. (the “Debtor”). This Disclosure Statement contains information about the Debtor and describes the First Amended Plan of Reorganization (the “Plan”) filed by Debtor on February 14, 2014. A full copy of the Plan is attached to this Disclosure Statement as Exhibit A. Your rights may be affected. You should read the Plan and this Disclosure Statement carefully and discuss them with your attorney. If you do not have an attorney, you may wish to consult one.

The proposed distributions under the Plan are discussed at pages 10-17 of this Disclosure Statement. There is one class of general unsecured creditors, which is classified in class 6. Class 6 shall receive 50% of its claim at the federal judgment interest rate in effect on the date the Confirmation order is signed as described in the plan. There is one class of critical vendor unsecured creditors, which is classified in class 5. Class 5 shall receive 100% of its claim at the federal judgment interest rate in effect on the date the Confirmation order is signed as described in the plan.

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A.	Purpose of This Document

This Disclosure Statement describes:

●	The Debtor and significant events during the bankruptcy case,

●	How the Plan proposes to treat claims or equity interests of the type you hold (i.e., what you will receive on your claim or equity interest if the plan is confirmed),

●	Who can vote on or object to the Plan,

●	What factors the Bankruptcy Court (the “Court”) will consider when deciding whether to confirm the Plan,

●	Why Debtor believes the Plan is feasible, and how the treatment of your claim or equity interest under the Plan compares to what you would receive on your claim or equity interest in liquidation, and

●	The effect of confirmation of the Plan.

Be sure to read the Plan as well as the Disclosure Statement. This Disclosure Statement describes the Plan, but it is the Plan itself that will, if confirmed, establish your rights.

B.	Deadlines for Voting and Objecting; Date of Plan Confirmation Hearing

In addition to this Disclosure Statement and accompanying Plan, you will also receive an order of the Court setting the hearing on the confirmation of the Plan and establishing deadlines for casting your vote or filing objections to confirmation. Mailing instructions are included in your Ballot. YOUR VOTE IS IMPORTANT. In order for the Plan to be accepted, at least two-thirds (2/3’s) in amount and one-half (1/2) in number of the voting creditors in each class must affirmatively vote for the Plan. Even if all classes of claims accept the Plan, the Bankruptcy Court may refuse to confirm the Plan. Among other things, Section 1129 requires that the Plan be in the best interests of the creditors and other parties in interest, and generally requires that the holders of the claims not receive less than would otherwise be realized if the Debtor was liquidated under Chapter 7 of the Bankruptcy Code.

In appropriate circumstances, the Bankruptcy Court may confirm a Plan even though less than all of the classes of claims accept the Plan. The circumstances warranting confirmation notwithstanding the vote of a dissenting class or classes of creditors are set forth in Section 1129(b) of the Bankruptcy Code. Except as otherwise provided in the Plan, the Order of Confirmation, or Section 1141(d), confirmation of the Plan will discharge the Debtor from all of its debts. Confirmation makes the Plan binding on the Debtor and all of its creditors, regardless of whether or not they have accepted the Plan.

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III.	BACKGROUND

A.	Business Description

In 2005, Tootie Pie Company, Inc. was formed and purchased certain assets from Ms. Ruby Lorraine “Tootie” Feagan, including all of her pie recipes, customer lists, the right to the “Tootie Pie” name, the related baking equipment, and a building located in Medina, Texas in exchange for $50,000 in cash and the issuance of 600,000 shares of common stock valued at $150,000, with the goal of maximizing the market and profitability of her pie recipes. The Company leased a 5,000 square foot building in Boerne, Texas where it manufactures its pies for broad-based distribution. This facility also serves as the corporate headquarters. Debtor closed the original Medina location in 2006 which allowed it to focus all production and sales efforts out of its facility in Boerne.

Debtor currently has 28 full and part time employees working at its cafes and in its pie factory. Historically, the company was cash flow positive for 6 months out of the year and 6 months of the year, the company has been generally cash flow negative due to the purchasing cycle of its products.

Debtor has an outstanding secured debt to TCA Global in the amount of approximately $773,000. The company was unable to service its debt to TCA Global which required payments as high as $33,000 per month. Attempting to make the payments on the TCA debt caused Debtor to fall behind in its lease payments which resulted in two cafes closing. While the TCA debt contributed to Debtor’s chapter 11 bankruptcy filing, Debtor’s financial problems originated before taking on the TCA debt.

Debtor’s new President, Les Doss has tracked down the core issue behind the company’s financial difficulties to management’s inability to understand its own financial model. Costs of goods sold were underestimated and profitability overestimated. The company went on a cycle of expansion believing the revenue from the Holiday season would support the new growth. The company then maintained staff at close to Holiday season levels during the “off season, which quickly used up Holiday season revenues leaving the company cash poor. The company then raised new equity to cover the shortfall believing through more expansion economies of scale would push the company into the black. But, by severely underestimating the costs of goods sold, the company was never able to operate truly cash positive.

During the bankruptcy, the Debtor has reduced cost by changing its accounting system, changing its website process, reduced staff, rejected unproductive leases, and made operational changes. Additionally, Debtor has increased the per sale amount per pie more than 8%. The most important change is that the Debtor has added a line of 8 inch pies, which it believes will make the company either be cash flow positive for the “off months or break even. Through increased efficiency, restructured business model and revised marketing, Debtor has reduced its overhead, has increased revenue potential, and increased its profit margins significantly. Debtor’s management believes that these factors combined with restructuring its debt will likely allow for a successful reorganization.

B.	The Debt

Debtor has a secured debt in the amount of approximately $773,000 owed to TCA Global, which originated in March 2012. The Claim is comprised of $486,638.42 in outstanding principal, $53,773.55 in accrued and unpaid interest, a $28,000.00 redemption premium, a $50,000.00 restructuring fee, $45,000.00 in attorneys’ fees and $110,000 related to certain stock-repurchase obligations whereby Debtor gave TCA stock as additional consideration for TCA lending Debtor the money. The funds borrowed from TCA were used for working capital. While the company owns equipment, the significant value of the company is in its goodwill.

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Relations between TCA and Debtor during the bankruptcy have been extremely tenuous. Debtor had been encouraging various groups of investors that consisted of both insiders and non insiders to purchase the TCA debt. Debtor believed such a purchase would result in a consensual chapter 11 bankruptcy plan in which the investors would convert their entire claim to preferred stock thereby taking additional debt pressure off of the Debtor. As discussed below a group of investors purchased the TCA claim and have agreed to convert their claim to Class A Preferred Convertible Stock.

Debtor has secured debts owed to several landlords for equipment removed from three closed store locations. The estimated amount of these secured claims is approximately $6000.

Debtor has prepetition wages debt consisting primarily of employee wages incurred in the 180 days prior to filing of approximately $59,000.

Debtor has total unsecured debt in the amount of approximately $1,200,000. Approximately $270,000 of this debt is to insiders, Approximately $100,000 of this debt is to critical vendors, and the remaining $830,000 is general unsecured debt to non insiders.

C.	Significant Events During the Bankruptcy Case

●	Debtor is currently acting as Debtor in Possession.

●	Debtor has been approved to employ Ronald J. Smeberg to act as attorney for Debtor to counsel it throughout its reorganization for such issues as employment of professionals and DIP Financing.

●	Debtor Employed Accountant, Theresa Britts.

●	Debtor has Employed Special Counsel, Carol Bavousett Mattick, to assist with the company’s securities filings.

●	Debtor Employed Equipment Appraisers of San Antonio to assist with appraising all equipment and inventory of Debtor for a successful reorganization.

●	Debtors Motion to Incur Post-Petition Financing was granted on August 1, 2013.

●	An order granting agreed rejection of lease of the Debtor’s 2011 Lincoln MKZ vehicle was filed on August 27, 2013.

●	The Exclusivity period was reduced to November 15, 2013, and then extended to December 4, 2013.

●	Creditor TCA Global Credit Master Fund, LP has filed a Motion to File Derivative Lawsuit on Behalf of the Debtor’s Estate and then withdrew its motion after selling its claim as discussed below.

●	Debtor has been Factoring Purchase orders with GRS Solutions, a company operated by Brian Gile.

●	TCA has sold its claim to a group of investors (substantially completed but documents pending). The investors are Samuel D. Brown, Brian M. Gile, Don Ryan, Randy Ward, Jim Davis, Tom Bibb, James Fleming, and Anthony J. Santangelo.

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D.	Projected Recovery of Avoidable Transfers and Potential Claims Against Management

The Debtor does not currently intend to pursue preference, fraudulent conveyance, or other avoidance actions.

During the bankruptcy, TCA filed a motion requesting the Court permit it to file a derivative action against current and former board members and officers. TCA generally claims the Debtor’s current and former management wasted company assets, negligently filed false or misleading financial statements, and failed to have financial statements audited.

Pursuant to the motion to file the derivative claim, the Court ordered the Debtor no later than 7 days before the disclosure hearing to file with the Court a document that explains whether Debtor intends to pursue its own action against any current or former board members. TCA withdrew its motion after seven non insiders, Samuel D. Brown, Brian M. Gile, Anthony J. Santangelo, Don Ryan, Randy Ward, James Fleming, Jim Davis, and Tom Bibb purchased the claim.

Debtor has conducted its own investigation into any wrongdoing or negligence by the current or previous board or officers.

Debtor has thus far determined that the following acts occurred that could give rise to liability.

1.	The Debtor’s officers stopped reconciling and confirming the information in the company books was accurate in about October 2012. This failure caused the revenue to be overstated and expenses to be understated from October 2012 through June 2013.

2.	The Debtor’s financials ceased being audited after June 2012 as a result of failure to pay its accounting firm.

3.	In January of 2013, Debtor’s officers failed to follow proper employment practice in reducing employee pay.

4.	The Debtor did not file the 2012 or 2013 tax returns or the state sales tax returns for May or June 2013.

The Debtor contends that these actions are the result of the negligence or recklessness of the former President Don Merrill. Don Merrill denies all wrongdoing and contends that all of his actions were done with proper business judgment. The Debtor believes that should it prevail in an action against Don Merrill, the only assets he has available for levy would be his stock in Debtor and claim in the Tootie bankruptcy. Therefore, in order to obtain some benefit to the Company without the cost and uncertainty of litigation, Debtor has entered into a proposed settlement with Don Merrill that is attached as Exhibit “I” to this disclosure statement. Confirmation of the Plan shall also constitute Court approval of the settlement agreement.

The Debtor reserves its right to pursue any such derivative actions against current or former officers and directors subject to the settlement with Don Merrill.

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E.	Claims Objections

Except to the extent that a claim is already allowed pursuant to a final non-appealable order, the Debtor reserves the right to object to claims. Therefore, even if your claim is allowed for voting purposes, you may not be entitled to a distribution if an objection to your claim is later upheld. The procedures for resolving disputed claims are set forth in Article V of the Plan. The followings claims have been identified as disputed claims at the time this statement was filed however there may exist others:

	Claimed	Allowed
Richard Craig Smith	$7812.50	$0

Randy Graybill	$12,000	$5250

PFG	$1565.40	$0

F.	Current and Historical Financial Conditions

The identity and fair market value of the estate’s assets are listed in Exhibit B. The valuations are based upon estimations made by Debtor’s officers.

The Debtor’s most recent financial statements issued before bankruptcy consisting of a P & L, Cash Flow Statement, and Balance sheet for January 1, 2013, through July 3, 2013, are set forth in Exhibit C and P & L, Cash Flow, and Balance sheet for July 4, 2013 through October 31, 2013 are set forth in Exhibit CI.

The most recent post-petition operating report filed since the commencement of the Debtor’s bankruptcy case is set forth in Exhibit D.

Ten year pro forma projections for the plan are set forth in Exhibit G.

Debtor is on an Accrual Basis accounting system.

IV.	SUMMARY OF THE PLAN OF REORGANIZATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS

A.	What is the Purpose of the Plan of Reorganization?

As required by the Code, the Plan places claims and equity interests in various classes and describes the treatment each class will receive. The Plan also states whether each class of claims or equity interests is impaired or unimpaired. If the Plan is confirmed, your recovery will be limited to the amount provided by the Plan.

B.	Unclassified Claims

Certain types of claims are automatically entitled to specific treatment under the Code. They are not considered impaired, and holders of such claims do not vote on the Plan. They may, however, object if, in their view, their treatment under the Plan does not comply with that required by the Code. As such, the Debtor has not placed the following claims in any class:

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1.	Administrative Expenses

Administrative expenses are costs or expenses of administering the Debtor’s chapter 11 case which are allowed under § 507(a)(2) of the Code. Administrative expenses also include the value of any goods sold to the Debtor in the ordinary course of business and received within 20 days before the date of the bankruptcy petition. The Code requires that all administrative expenses be paid on the effective date of the Plan, unless a particular claimant agrees to a different treatment.

The following administrative claims shall be paid within 60 days of the Effective date unless otherwise noted.

a.

Professional Fees of the Smeberg Law Firm are estimated to be $85,000 at the time of Confirmation. To the extent fees are not paid prior to confirmation, they shall be paid within 60 days of the Effective date unless other treatment is agreed to between the parties.

b.	Les Doss has been the Debtor’s CEO and CFO since July of 2013. Les Doss has been accumulating salary since he accepted these positions. His estimated administrative claim is $60,000.

c.	Teresa Britts CPA has been employed as Debtor’s accountant to prepare the 2012 and 2013 fiscal tax returns. Her estimated administrative claim is $7000.

d.

Dan Gostylo and Cliff Rogers loaned the Debtor $43,000 at 12% interest to pay employee payroll and necessary supply expenses at the beginning of this case. Interest on the loan at confirmation is estimated to be approximately $2150. These claims will be converted to preferred stock in accordance with the procedures in Exhibit H.

e.	Westlake Retail Limited has an administrative claim for post-petition rents through September 4, 2013, in the approximate amount of $6000.

f.	Whitestone Reit has an administrative claim for post-petition rents through September 2, 2013, in the approximate amount of $10,000.00.

Administrative Claimants may convert their claim to preferred stock at $.50 per share pursuant to the terms in Exhibit H. Administrative claimants who wish to convert all or a portion of their debt to equity, must notify Debtor’s counsel in writing no later than 30 days after the Court enters an order Confirming Debtor’s Plan of Reorganization.

2.	Priority Tax Claims

Priority tax claims are unsecured income, employment, and other taxes described by § 507(a)(8) of the Code. Unless the holder of such a § 507(a)(8) priority tax claim agrees otherwise, it must receive the present value of such claim, in regular installments paid over a period not exceeding 5 years from the order of relief.

a.

Internal Revenue Service. The IRS filed a claim in the amount of $2,000. The IRS shall receive the present value of its claim in regular installments paid over a period not exceeding 5 years from the order of relief.

b.

Texas Comptroller. The Texas Comptroller filed a claim in the amount of $7901.55 for sales tax withholdings. To the extent taxes are owed, the Comptroller shall receive the present value of its claim in regular installments paid over a period not exceeding 5 years from the order of relief. Debtor contends there are no outstanding prepetition taxes owed to the Comptroller.

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Type	Description	Proposed Treatment

1	Prepetition Employee Wage Claims[1]	This class consists of impaired prepetition priority employee wages claims incurred in the 180 day prior to Debtor’s bankruptcy filing. The total amount of class 1 claims is estimated to be $36,000.00. The claims shall be paid in full in 20 quarterly payments at the federal judgment rate of interest in effect on the Effective Date of the Plan. The first payment shall be due and payable on the 1st day of the 1st month of the 1st quarter following 30 days after the effective date of the Plan. In the event an objection is made and sustained as to the priority or validity of a prepetition priority wages claim and the Creditor’s claims is found to be partially or completely unsecured without priority, the non-priority portion shall be added to the general unsecured class. The right of a holder of an Allowed Class 1 Claim to receive any distribution on the Effective Date or any distribution date thereafter shall not be transferable. The holder of allowed class 1 priority claim may elect to convert all or a portion of its debt to convertible preferred stock to be issued by the reorganized debtor at $.50 per share of preferred convertible stock. Terms for electing to convert debt to stock and likely salability of such shares are discussed in Exhibit H. The election to convert all or a portion of the creditor’s debt to equity must be made on the Creditor’s ballot within the time for voting as determined by the Court; otherwise, no portion of the Creditor’s claim shall be converted. Once converted, the equity cannot be converted back to debt.

C.	Classes of Claims and Equity Interests

The following are the classes set forth in the Plan, and the proposed treatment that they will receive under the Plan:

1 Note that pursuant to a first day motion requesting to pay prepetition wages earned just prior to filing, some prepetition wages were paid post petition. These claims represent prepetition wages earned but not paid within 180 days of the case filing that were not addressed in the motion.

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3.	Classes of Secured Claims of Taxing Authorities

Secured Tax Claims Under §506 of the code and that are governed by §511 of the Code. All liens properly perfected by law or recording shall remain in full force and effect and retain their priority except to the extent the debt is modified by Debtor’s reorganization plan.

The following chart lists all classes containing Debtor’s secured prepetition tax claims and their proposed treatment under the Plan:

Class #	Description	Treatment

2	Bexar County, City of Frisco, Dallas County, Tarrant County, Collin County, and Kendall County, Ad Valorem Taxes.	The claim of these impaired secured creditors in the approximate total amount $17,984 will be paid at the applicable non-bankruptcy rate of interest as provided under 11 U.S.C. 511. The claims shall be paid in full in 12 quarterly payments. The first payment shall be due and payable on the 1st day of the 1st month of the 1st quarter following 30 days after the effective date of the Plan. The taxing authorities shall retain all liens they currently hold, whether for pre-petition tax years or for the current tax year, on any property of the Debtor until they receive payment in full of all taxes, and interest owed to them under the provisions of this Plan, and their lien position shall not be diminished or primed by any Exit Financing approved by the Court in conjunction with the confirmation of this Plan. In the event of any failure of the Reorganized Debtor to timely make its required plan payments to this taxing authority, or any failure to pay post-petition ad valorem property taxes owed to this taxing authority prior to delinquency, either of which shall constitute an event of default under the Plan as to this taxing authority, they shall send notice of such default to the Reorganized Debtor. If the default is not cured within thirty (30) days of the date of such notice, the taxing authority may proceed to collect all amounts owed pursuant to state law without further recourse to the Bankruptcy Court. The taxing authorities are only required to send two (2) notices of default, and upon the third event of default, the taxing authorities may proceed to collect all amounts owed under state law without recourse to the Bankruptcy Court and without further notice.

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4.	Allowed Secured Claim of TCA Global Credit Master Fund, LP

Allowed Secured Claims are claims secured by property of the Debtor’s bankruptcy estate (or that are subject to setoff) to the extent allowed as secured claims under § 506 of the Code. The Allowed Secured Class 3 Claim of TCA shall be paid in the ordinary course of business as explained below.

Class #	Description	Treatment

3	The TCA Secured Claim	TCA was an impaired creditor that loaned Debtor operating capital in exchange for a blanket lien over all of Debtor’s assets. The claim has been sold as discussed in this disclosure statement TCA’s claim shall be converted to preferred stock at $.50 per share of stock pursuant to the terms in Exhibit H. Adequate assurance payments not made in accordance with Court order shall be added to the total amount of the Claim and will also be converted to preferred stock as provided herein. . TCA shall retain its liens and security interests until the claim is converted to preferred stock.

5.	Allowed Secured Claim of Westlake Retail, Ltd.

Allowed Secured Claim of Westlake Retail, Ltd. is a claim secured by property of the Debtors’ bankruptcy estate (or that are subject to setoff) to the extent allowed as secured claims under § 506 of the Code. The Allowed Secured Class 4 Claim of Westlake Retail, Ltd. is to be paid in the ordinary course of business as explained below.

Class #	Description	Treatment

4	Secured Lien Related to Rejected Landlord Lease. Westlake Retail, Ltd.	The secured portions of the claim of this impaired creditor is estimated to be in the amount of $2000. The allowed secured claim shall be paid in full in 12 quarterly payments at 7% simple interest. The first payment shall be due and payable on the 1st day of the 1st month of the 1st quarter following 30 days after the effective date of the Plan. The Class 4 Claim shall retain shall its lien and security interest until the balance of its secured claim is paid in full in accordance with the Plan. In the event an objection is made and sustained as to the priority or validity of the Creditor’s secured claim and the Creditor’s claims is found to be partially or completely unsecured, the unsecured portion shall be added to the general unsecured class. The holder of allowed class 4 secured claim may elect to convert all or a portion of its secured debt to convertible preferred stock to be issued by the reorganized debtor at $.50 per share of preferred convertible stock. Terms for electing to convert debt to stock and likely salability of such shares are discussed in Exhibit H. The election to convert all or a portion of the creditor’s debt to equity must be made on the Creditor’s ballot within the time for voting as determined by the Court; otherwise, no portion of the Creditor’s claim shall be converted. Once converted, the equity cannot be converted back to debt. Debtor contends the claim filed by the Creditor, which includes a year of lease rejection damages, is overstated in that Debtor contends the space has been re-leased. Debtor intends to object to the claim if it is not amended to account for the mitigation of damages. The allowed unsecured portion of this Debtor’s claim shall be paid in accordance with Class 6, General Unsecured Claims.

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6.	Unsecured Critical Trade Vendor Claims

Unsecured Critical Trade Vendor Claims are not secured by property of the estate and are not entitled to priority under § 507(a) of the Code. The Unsecured Critical Trade Vendors are all impaired.

The following chart identifies the Plan’s proposed treatment of the Class 5 Unsecured Claims.

Class #	Description	Treatment

5	Unsecured Critical Trade Vendor Claims of Ben E. Keith, and Smeltzer Orchard Company.	Debtor’s two critical vendors are Ben E. Keith, and Smeltzer Orchard Company. Ben E. Keith’s claim is in the amount of $68,842, and the Smeltzer Orchard Company claim is estimated to be in the amount of $27,495. The claims of the Critical Trade Vendors are impaired. The claims shall be paid in full in 20 quarterly payments at the federal judgment rate of interest in effect on the Effective Date of the Plan. The first payment shall be due and payable on the 1st day of the 1st month of the 1st quarter following 30 days after the effective date of the Plan. Unsecured critical trade vendors may elect to convert all or a portion of their debt to new common stock to be issued by the reorganized debtor at $.75 per share of the new common stock. The terms for such election and likely salability of such shares are discussed in the attached Exhibit H. The election to convert all or a portion of the creditor’s debt to equity must be made on the Creditor’s ballot within the time for voting as determined by the Court; otherwise, no portion of the Creditor’s claim shall be converted. Once converted, the equity cannot be converted back to debt. The right of a holder of an Allowed Class 5 Claim to receive any distribution on the Effective Date or any distribution date thereafter shall not be transferable.

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7.	General Unsecured Claims.

Unsecured claims are not secured by property of the estate and are not entitled to priority under § 507(a) of the Code. The Unsecured Creditors are all impaired.

The following chart identifies the Plan’s proposed treatment of the Class 6 Unsecured Claims.

Class #	Description	Treatment

6	General Unsecured Claims in the approximate amount of $1,120,000	The general unsecured claimants are all impaired and all allowed claims shall receive 50% of their claims paid out over 10 years at the federal judgment rate of interest in effect on the Effective Date of the Plan. The claims shall be paid out in 40 equal quarterly installments. The first quarterly payment shall be due and payable on the 1st day of the 1st month of the 1st quarter following 30 days after the Effective Date of the Plan. Unsecured creditors may elect to convert all or a portion of their debt to new common stock to be issued by the reorganized debtor at $.75 per share of the new common stock. The terms for such election and likely salability of such shares are discussed in the attached Exhibit H. The election to convert all or a portion of the creditor’s debt to equity must be made on the Creditor’s ballot within the time for voting as determined by the Court; otherwise, no portion of the Creditor’s claim shall be converted. Once converted, the equity cannot be converted back to debt. Once converted, the equity cannot be converted back to debt. The right of a holder of an Allowed Class 6 Claim to receive any distribution on the Effective Date or any distribution date thereafter shall not be transferable.

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8.	Equity Holders

Equity interest holders are parties who hold an ownership interest (i.e., equity interest) in the Debtor.

The following chart sets forth the Plan’s proposed treatment of the class of equity interest holders:

Class #	Description	Treatment

7	Equity Holders	Debtor has approximately 17,438,000 shares of outstanding stock. The shares shall be “reverse split” at a ratio of 29.0635 to 1 with each shareholder receiving its pro rata share of newly issued stock (new CUSIP No.). The total outstanding stock after the reverse split shall be approximately 600,000. The likely salability of such shares is discussed in the attached Exhibit H.

9.	Allowed Secured Claim of the Village At Allen.

Allowed Secured Claim of the Village at Allen is a claim secured by property of the Debtors’ bankruptcy estate (or that are subject to setoff) to the extent allowed as secured claims under § 506 of the Code. The Allowed Secured Class 8 Claim of The Village at Allen is to be paid in the ordinary course of business as explained below.

Class #	Description	Treatment

8	Secured Liens Related to Rejected Landlord Lease. The Village at Allen	The allowed secured portions of the claim of this impaired creditor is in the amount of $4000. The Debtor left several pieces of unused removeable restaurant equipment in the Allen facility such as a microwave, tables, and chairs. Debtor contends the value of these assets are approximately $4000. The Creditor shall receive the assets in full satisfaction of the allowed secured claim. Additionally, the Creditor filed an unsecured proof of claim in the amount of $86,615.08 which included one year of lease rejection damages. Debtor contends the amount of this unsecured claim should be lower because Debtor was locked out of the property in April 2013. Creditor contends it is entitled to the entire amount claimed. To avoid the cost and uncertainty of litigation, the parties have agreed that the entire Creditor’s unsecured claim shall be allowed and paid in accordance with the General Unsecured Class. In exchange, the Creditor waives any administrative claim it may be entitled to.

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D.	Means of Implementing the Plan

1.	Source of Payments

Payments and distributions under the Plan will be funded by the following:

Operational revenues of Debtor shall be used to pay Claims as required by the Plan. Debtor may also use accumulated cash collateral as of the date the Confirmation Order is signed to make payments on the TCA claim. To the extent Debtor does not have sufficient funds to pay confirmation debts, Debtor intends to sell up to 2,000,000 shares of preferred convertible stock (“New Stock”). The stock will be sold at $.50 per share and will be convertible at any time by the holder for 24 months after the Effective Date at $.50 per share. The stock will automatically convert to common stock at .50 per share 24 months after the effective date. Until converted, the preferred stock shall accrue interest at 4%, which shall convert to common stock upon conversion. Further information regarding the preferred stock can be found in Exhibit H.

2.	Post-confirmation Management

The Post-Confirmation Managers of the Debtor, and their compensation, shall be as follows:

Name	Affiliations	Insider?	Position	Compensation
Les Doss	Current Director, President/CEO	Yes	President/CEO	$10,500 per month
Brian Crile[2]	Provided Factoring to Debtor	No	Director	$ 0
David Strolle	Current Director	Yes	Director	$ 0
Cliff Rogers	Current Director	Yes	Director	$ 0
Dan Gostylo	Current Director	Yes	Director	$ 0
Appointed by Preferred Stock holders.

2 Projected to be appointed by preferred stock holders.

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In order to maintain continuity, the Current directors shall remain in place until the first shareholders meeting which will not take place until 12 months after the Effective date of the plan. If the holders of preferred stock as discussed herein shall have the option to appoint two directors to the board of directors that will serve on the board of directors for the earlier of 24 months after the Effective Date or until all the preferred stock is converted to common stock. If any of the current board members or the preferred stock appointed board members cease serving as directors or are removed for cause, then the remaining board members shall appoint a replacement director to serve the remainder the replaced board member’s term. Preferred stock holders shall vote with Common stock holders in regard to everything other than special rights afforded solely to preferred stock holders.

E.	Risk Factors

The proposed Plan has the following risks:

The principle risk to the creditors is that the Debtor will not generate sufficient profits to make the minimum payments required by the Plan. This can result from competition, changes in the overall economy and the loss of key personnel.

A.	Competition and the Economy

Competition is a risk faced by all non-monopolies. Debtor is under new management and has made efforts to increase efficiency and revise its marketing strategy. Moreover, Debtor has taken steps to move into the 8 inch pie market, which it believes will allow Debtor to be profitable year round as opposed to only during the holiday season. Finally, the sale of new stock will provide Debtor with the funds needed to successfully reorganize.

F.	Executory Contracts and Unexpired Leases

Debtor is assuming the following leases and will cure all defaults within 30 days of the effective date:

a.	5120 Broadway, Alamo Heights, Texas 78209.

b.	16615 Huebner Rd, San Antonio, Texas 78248.

c.	10515 N Mopac Expy al20, Austin, Texas 78759.

d.	129 Industrial Drive, Boerne, Texas 78006.

The Deadline for Filing a Proof of Claim Based on a Claim Arising from the Rejection of a Lease or Contract Is Within Sixty (60) Days After Entry of the Confirmation Order. Any claim based on the rejection of a contract or lease will be barred if the proof of claim is not timely filed, unless the Court orders otherwise.

G.	Tax Consequences of Plan

Creditors and Equity Interest Holders Concerned with How the Plan May Affect Their Tax Liability Should Consult with Their Own Accountants, Attorneys, and/or Advisors.

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V.	CONFIRMATION REQUIREMENTS AND PROCEDURES

To be confirmable, the Plan must meet the requirements listed in §§ 1129(a) or (b) of the Code. These include the requirements that: (1) the Plan must be proposed in good faith; (2) at least one impaired class of claims must accept the plan, without counting votes of insiders; (3) the Plan must distribute to each creditor and equity interest holder at least as much as the creditor or equity interest holder would receive in a chapter 7 liquidation case, unless the creditor or equity interest holder votes to accept the Plan; and (4) the Plan must be feasible. These requirements are not the only requirements listed in § 1129, and they are not the only requirements for confirmation.

A.	Who May Vote or Object

Any party in interest may object to the confirmation of the Plan if the party believes that the requirements for confirmation are not met.

Many parties in interest, however, are not entitled to vote to accept or reject the Plan. A creditor or equity interest holder has a right to vote for or against the Plan only if that creditor or equity interest holder has a claim or equity interest that is both (1) allowed or allowed for voting purposes and (2) impaired.

In this case, the Debtor believes that classes 1, 2, 3, 4, 5, 6, and 8 are impaired and that holders of claims in these classes are therefore entitled to vote to accept or reject the Plan. The Debtor believes that class 7 is deemed to be unimpaired and that holders of claims in this class, therefore, do not have the right to vote to accept or reject the Plan.

1.	What Is an Allowed Claim or an Allowed Equity Interest?

Only a creditor or equity interest holder with an allowed claim or an allowed equity interest has the right to vote on the Plan. Generally, a claim or equity interest is allowed if either (1) the Debtor has scheduled the claim on the Debtor’s schedules, unless the claim has been scheduled as disputed, contingent, or unliquidated, or (2) the creditor has filed a proof of claim or equity interest, unless an objection has been filed to such proof of claim or equity interest. When a claim or equity interest is not allowed, the creditor or equity interest holder holding the claim or equity interest cannot vote unless the Court, after notice and hearing, either overrules the objection or allows the claim or equity interest for voting purposes pursuant to Rule 3018(a) of the Federal Rules of Bankruptcy Procedure.

The deadline for filing a proof of claim in this case was November 4, 2013.

2.	What Is an Impaired Claim or Impaired Equity Interest?

As noted above, the holder of an allowed claim or equity interest has the right to vote only if it is in a class that is impaired under the Plan. As provided in § 1124 of the Code, a class is considered impaired if the Plan alters the legal, equitable, or contractual rights of the members of that class.

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3.	Who is Not Entitled to Vote

The holders of the following five types of claims and equity interests are not entitled to vote:

●	holders of claims and equity interests that have been disallowed by an order of the Court;

●	holders of other claims or equity interests that are not “allowed claims” or “allowed equity interests” (as discussed above), unless they have been “allowed” for voting purposes.

●	holders of claims or equity interests in unimpaired classes;

●	holders of claims entitled to priority pursuant to §§ 507(a)(2), (a)(3), and (a)(8) of the Code;

●	holders of claims or equity interests in classes that do not receive or retain any value under the Plan; and

●	administrative expenses.

Even If You Are Not Entitled to Vote on the Plan, You Have a Right to Object to the Confirmation of the Plan and to the Adequacy of the Disclosure Statement.

4.	Who Can Vote in More Than One Class

A creditor whose claim has been allowed in part as a secured claim and in part as an unsecured claim, or who otherwise hold claims in multiple classes, is entitled to accept or reject a Plan in each capacity, and should cast one ballot for each claim.

B.	Votes Necessary to Confirm the Plan

If impaired classes exist, the Court cannot confirm the Plan unless (1) at least one impaired class of creditors has accepted the Plan without counting the votes of any insiders within that class, and (2) all impaired classes have voted to accept the Plan, unless the Plan is eligible to be confirmed by “cram down” on non-accepting classes, as discussed later in Section [B.2.].

1.	Votes Necessary for a Class to Accept the Plan

A class of claims accepts the Plan if both of the following occur: (1) the holders of more than one-half (1/2) of the allowed claims in the class, who vote, cast their votes to accept the Plan, and (2) the holders of at least two-thirds (2/3) in dollar amount of the allowed claims in the class, who vote, cast their votes to accept the Plan.

A class of equity interests accepts the Plan if the holders of at least two-thirds (2/3) in amount of the allowed equity interests in the class, who vote, cast their votes to accept the Plan.

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2.	Treatment of Non-accepting Classes

Even if one or more impaired classes reject the Plan, the Court may nonetheless confirm the Plan if the non-accepting classes are treated in the manner prescribed by § 1129(b) of the Code. A plan that binds non-accepting classes is commonly referred to as a “cram down” plan. The Code allows the Plan to bind non-accepting classes of claims or equity interests if it meets all the requirements for consensual confirmation except the voting requirements of § 1129(a)(8) of the Code, does not “discriminate unfairly,” and is “fair and equitable” toward each impaired class that has not voted to accept the Plan.

You should consult your own attorney if a “cramdown” confirmation will affect your claim or equity interest, as the variations on this general rule are numerous and complex.

C.	Liquidation Analysis

To confirm the Plan, the Court must find that all creditors and equity interest holders who do not accept the Plan will receive at least as much under the Plan as such claim and equity interest holders would receive in a Chapter 7 liquidation. A liquidation analysis is attached to this Disclosure Statement as Exhibit E. Note that Debtor typically has no account receivables.

D.	Feasibility

The Court must find that confirmation of the Plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the Debtor or any successor to the Debtor, unless such liquidation or reorganization is proposed in the Plan.

1.	Ability to Initially Fund Plan

The Debtor believes that the Debtor will have enough cash on hand on the effective date of the Plan to pay all the claims and expenses that are entitled to be paid on that date. Tables showing the amount of cash on hand on the effective date of the Plan, and the sources of that cash are attached to this disclosure statement as Exhibit F. The primary sources of confirmation funds are cash generated through operations and the sale of Debtor equity.

Numerous factors give rise to Debtor’s belief that its plan of reorganization is feasible. First, Debtor has shown the ability to continue operations and pay its Ordinary Business expenses. Second, Debtor, under new management, has increased its efficiency and cut down its overhead costs. Third, the economic conditions in the general market have significantly increased indicating a probable increase in revenues for Debtor.

Fourth, Debtor has added a new line of 8 inch pies that Debtor contends will make Debtor profitable during the non holiday season. Previously, Debtor would make substantial profits during the Thanks Giving and Christmas holiday season and then lose money 8 months out of the year. Debtor would lose money because customers did not want 11 inch pies except for holidays. Additionally, Debtor kept idle staff on the payroll during the slow months to avoid losing skilled staff. Adding the 8 inch pies allows Debtor to keep skilled staff gainfully employed during the non holiday season while bringing in revenue. Debtor’s largest wholesaler has indicated it will purchase 1000 to 2000 pies per month in the New year and its other wholesalers have indicated they will purchase the 8 inch pies as well.

Finally, Debtor has received “soft” orders from two customers to purchase 20,000 pies for the 2014 holiday season as employee gifts, which is indicative of a strong 2014 holiday season.

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2.	Ability to Make Future Plan Payments And Operate Without Further Reorganization

The Debtor must also show that it will have enough cash over the life of the Plan to make the required Plan payments.

The Debtor has provided projected financial information. Those projections are listed in Exhibit G.

The Debtor’s financial projections show that the Debtor will have an aggregate annual average cash flow, after paying operating expenses and post-confirmation taxes, of $708,558 in fiscal year 2015, which will be available for paying creditors and funding the plan. The final Plan payment is expected to be paid on February 1, 2024.

You Should Consult with Your Accountant or other Financial Advisor If You Have Any Questions Pertaining to These Projections.

VI.	EFFECT OF CONFIRMATION OF PLAN

A.	Corporate Changes and Issuance of Stock

1.	Continued Corporate Existence.

The Debtor shall continue to exist after the Effective Date as a separate corporate Entity, with all the powers of a corporation, partnership, or limited liability company, as applicable, under applicable law and without prejudice to any right to alter or terminate such existence (whether by merger or otherwise) under applicable state law.

2.	Reverse Stock Split, Amendment of Governing Documents, and Other Corporate Governance Matters.

The Debtor, by the Debtor Board Consent approved by the Bankruptcy Court or by a direct order of the Bankruptcy Court, will exchange all of its issued and outstanding equity securities for a smaller number of those securities, determined by dividing the total number of shares of Old Equity by a Reverse Stock Split Value of 29.0635. The purpose of this action is to reduce the number of Old Equity shares issued and outstanding prior to any exchange for New Common Stock and to provide a basis for an increase in the per share price or value of New Common Stock. The level of the “per share” price or value of New Common Stock is important because certain additional restrictions on the transfer of those shares come into play when the per share price or value is less than five (5) dollars per share. These restrictions (also known as “Penny Stock” rules) are imposed by federal securities laws and come primarily in the form of additional requirements for brokers who quote stocks with prices or values less than $5.00 per share. The “Record Date” or “Bar Date” for determining who holds the Old Equity and, therefore, who will receive the New Common Stock shall be the date the order confirming Debtor’s plan of reorganization is signed by the Court.

In addition, the Debtor will amend its Articles of Incorporation (now known as a Certificate of Formation) to allow it to increase the number of shares of Preferred Stock that it is allowed to issue and to increase or decrease the number of persons comprising the Debtor’s Board of Directors as required to accommodate the desire of potential new investors to control two board seats without giving those investors control over a majority of the Board of Directors.

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In addition, through the Debtor Board Consent or by order of the Bankruptcy Court, the members of the Board of Directors of the Debtor will be elected for one, two and three year terms intended to create a system of staggered one year terms for Board members and a slate of officers of the Debtor will be elected for a one year term.

3.	Exchange of Secured Claims and Administrative Claims for Series A Convertible Preferred.

The second stage of the proposed transaction with respect to the Allowed Secured Claims and Administrative Claims that desire to convert their claims to stock be called to exchange that claim against the Bankruptcy estate for shares of Series A Convertible Preferred Stock of the Debtor. Such Series A Convertible Preferred Stock will be convertible on the occurrence of certain events or at the option of the holders into New Common Stock of the Debtor.

The holders of Series A Convertible Preferred Stock will have special rights with respect to governance of the Debtor for a specified period of time, including but not limited to, the right to name 2 of 5 directors of the Debtor Company by majority vote of the Convertible Preferred holders, the right to limit the number of directors to 5, and the right to vote with common stock holders in regard to everything other than special rights afforded solely to convertible preferred stock holders. Certain events will allow the Debtor Company to require conversion to New Common Stock at a rate of $0.50 invested for one share of New Common Stock. The holders of Series A Convertible Preferred may convert at that rate at any time at their option. However, once converted, those holders of New Common Stock will not have the special rights and preferences as stated in the Certificate of Rights, Preferences and Obligations of Series A Convertible Preferred Stock (the “Certificate”). All persons who may become holders of admin or secured claims should review in detail with their advisers the terms and conditions of the Debtor’s proposed Series A Convertible Preferred Stock as set forth in the Certificate.

After the exchange of a claim for Plan Shares, that claim will be extinguished as a creditor’s claim in bankruptcy.

4.	Payment of Allowed General Unsecured Claims by Cash and Stock.

The Debtor currently has creditors holding general unsecured claims in the amount of approximately $1,200,000. The Debtor is offering these creditors an option of receiving 50% of their claims [plus interest at the federal interest rate] in quarterly installments over ten (10) years or electing to receive any portion of their claims, up to 100% of those claims, in the form of New Common Stock of the Debtor at a value of $0.75 of claim value per share of New Common Stock. Each of the creditors in that class will have to make a determination prior to the Effective Date of the Plan as to what proportion of their claims, if any, they wish to receive in New Common Stock of the Debtor. The initial payment of the cash portion of those claims and all of the equity portion of those claims (or New Common Stock) will be paid or distributed on the Effective Date of the Plan.

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5.	Issuance of Series A Convertible Preferred Stock for Cash, Exit Financing.

In addition to the potential new investors who will buy the Allowed Secured TCA Claim and then exchange it tor equity, the Debtor believes additional potential new investors3 will contribute an additional $200,000.00 - $1,000,000.00 in cash to purchase preferred shares and thereby provide working capital financing to the Debtor as it exits bankruptcy. The Debtor anticipates that it will be issuing these investors shares of Series A Convertible Preferred Stock in order to provide the holders of these shares special rights to elect members of the board of directors of the Debtor. All of the rights and preferences are created and governed by the terms of the Certificate outlined above in subparagraph 3.

Once the Certificate is negotiated and signed by all persons who will hold shares of Series A Convertible Preferred Stock and by the Debtor, the Board of Directors of the Debtor will approve and the Debtor will file the Certificate with the appropriate state authority to create the Series of Convertible Preferred Stock with the particular rights and preferences of the Series A contemplated by the Plan.

6.	Issuance of Remainder of Targeted Amount of New Common Stock to holders of Allowed Equity Interests.

The Debtor has decided to offer holders of Old Equity Interests a stake in the Debtor post-bankruptcy. That stake will be much reduced in terms of percentage ownership of the Debtor in comparison to the 100% stake those holders had pre-bankruptcy. The actual number of shares of New Common Stock being offered to holders of Old Equity Interests is being called the “New Equity Allocation” and is determined by a number of calculations made by the Debtor. Those considerations include the desire to limit the capital structure in order to enable greater support of the stock price and thereby support additional liquidity in the market for the Debtor’s New Common Stock.

The Debtor is shooting for a maximum target of 4,000,000 shares of New Common Stock issued and outstanding on a fully diluted basis, immediately after the Effective Date. As a consequence, the Debtor expects the New Common Stock Allocation to current shareholders to be at most 600,000 shares. If not controlled by other considerations of the Debtor, the New Equity Allocation could be less than 600,000 but will not be more than 600,000 shares4.

7.	Cancellation of Old Equity Interests.

Through the order of the Bankruptcy Court confirming the Plan and as of the Effective Date, all outstanding shares of the Debtor’s old Common Stock, all awards relating to the Debtor’s old Common Stock and every other kind of potential security or equity interest in the Debtor other than the Debtor’s authorized but unissued class of preferred stock, whether existing or contingent or convertible into the Debtor’s old Common Stock shall cease to exist on the Effective Date.

3 This paragraph and no statements in this disclosure statement should be construed as a solicitation for new investors.

4 Debtor acknowledges that this allocation could create an absolute priority problem. If an absolute priority issue is raised in the bankruptcy, Debtor may be forced to withdraw the equity offer through plan amendment.

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8.	Exemption Under Section 1145.

The offer, issuance, and distribution of: (i) all Plan Shares hereunder to holders of Allowed Claims against and Allowed Equity Interests in the Debtor, as contemplated hereunder; (ii) the issuance of new Plan Shares to old or new investors providing working capital to the Debtor upon exit from bankruptcy; and (iii) issuance of any other equity or debt security by the Debtor for new consideration prior to or at the Effective Date shall all be exempt, pursuant to section 1145 of the Bankruptcy Code, from registration under (i) the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder and (ii) any state or local law requiring registration for the offer, issuance, or distribution of securities. In addition, pursuant to section 1145, any resales by holders who are not considered to be traditional underwriters are also exempt under those laws.

Notwithstanding the foregoing, the exemption from registration that is provided by section 1145(a) of the Bankruptcy Code will not apply if the holder of the applicable securities is an “underwriter,” as that term is defined in section 1145(b) of the Bankruptcy Code. Section 1145(b) of the Bankruptcy Code defines an “underwriter” for purposes of the Securities Act as one who (a) purchases a claim with a view to distribution of any security to be received in exchange for the claim other than in ordinary trading transactions, (b) offers to sell securities issued under a plan for the holders of such securities, (c) offers to buy securities issued under a plan from persons receiving such securities, if the offer to buy is made with a view to distribution, or (d) is an issuer, as used in section 2(a)(l 1) of the Securities Act, with respect to such issuer of the securities, which includes control persons of the issuer.

Persons who are deemed to be “underwriters” and who receive New Common Stock pursuant to the Plan, including control person underwriters as well as persons who receive Series A Convertible Preferred Stock or New Common Stock who were not previously holders of claims against or equity interests in the Debtor are considered to hold “restricted stock” of a class of stock that is publicly traded (collectively, the “Restricted Holders”). Resales of New Common Stock by Restricted Holders will not be exempted by section 1145 of the Bankruptcy Code from registration under the Securities Act or other applicable law. Restricted Holders, however, may be able, and under certain conditions described below, to sell New Common Stock without registration pursuant to the resale provisions of Rule 144 of the Securities Act (“Rule 144”) or other applicable exemptions therein.

Under certain circumstances, Restricted Holders may be entitled to resell their securities pursuant to the limited safe harbor resale provisions of Rule 144, to the extent available, and in compliance with applicable state and foreign securities laws. Generally, Rule 144 provides that persons who hold securities received in a transaction not involving a public offering or who are affiliates of an issuer who resells securities will not be deemed to be underwriters if certain conditions are met. These conditions vary depending on whether the seller is a holder of restricted securities or a control person of the issuer and whether the security to be sold is an equity security or a debt security. For holders of restricted securities or control persons in a company that is not big enough to be required to report information to the public on a periodic basis (as opposed to voluntarily reporting as the Debtor proposes to do), there are holding periods of one year. Additionally, the conditions include the requirement that current public information with respect to the issuer be available, a limitation as to the amount of securities that may be sold in certain cases, the requirement in certain cases that the securities be sold in a “brokers transaction” or in a transaction directly with a “market maker,” and that, in certain cases, notice of the resale be filed with the SEC.

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IN VIEW OF THE COMPLEX, SUBJECTIVE NATURE OF THE QUESTION OF WHETHER A RECIPIENT OF NEW COMMON STOCK MAY BE AN UNDERWRITER OR OTHERWISE HOLD “RESTRICTED STOCK”, THE DEBTORS MAKE NO REPRESENTATIONS CONCERNING THE RIGHT OF ANY PERSON TO TRADE IN NEW COMMON STOCK. ACCORDINGLY, THE DEBTORS RECOMMEND THAT POTENTIAL RECIPIENTS OF NEW COMMON STOCK CONSULT THEIR OWN COUNSEL CONCERNING WHETHER THEY MAY FREELY TRADE SUCH SECURITIES OR BENEFICIAL INTERESTS

B.	Effective Date of the Plan

Conditions Precedent to the Effectiveness of the Plan.

The following are conditions precedent to the Effective Date of the Plan:

(a) The Confirmation Order shall be in full force and effect, and no stay thereof shall be in effect;

(b) All actions, documents, and agreements necessary to implement the Plan shall have been effected or executed, including:

(1) effecting changes in corporate governance, including amendments to the Certificate of Formation and Bylaws of the Debtor;

(2) effecting a reverse stock split of the pre-bankruptcy equity securities of the Debtor;

(3) Imposition of restrictions on resale of shares by shareholders’ agreement

(4) Creation of series of Convertible Preferred Stock, including additional rights and preferences for holders;

(5) Issuance of all shares of equity securities contemplated and approved by the Plan; and

(6) Cancellation of the Debtor’s pre-bankruptcy equity securities.

(c) The Debtors shall have received any authorizations, consents, regulatory approvals, rulings, letters, no-action letters, opinions, or documents that are necessary to implement the Plan and are required by law, regulation, or order;

(d) Each of the new Articles of Incorporation or Certificate of Formation, the new Bylaws, and the Certificate shall be in full force and effect;

(e) I he Effective Date shall be no later than the 150 Business Day alter entry or the Confirmation Order; and

(f) The Debtors shall have filed with the Bankruptcy Court a notice setting forth the proposed Effective Date at least six (6) Business Days in advance of such proposed Effective Date.

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C.	Discharge of Debtor

Pursuant to Section 1141(d) of the Bankruptcy Code, upon the Effective Date, the Debtor shall be discharged from any debt that arose before the date of such confirmation, and any debt of a kind specified in Section 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not a proof of the Claim based on such debt is filed or deemed filed under Section 501 of this title; such Claim is allowed under Section 502 of this title; or the Holder of such Claim has accepted the Plan.

D.	Modification of Plan

The Debtor may modify the Plan at any time before confirmation of the Plan. However, the Court may require a new disclosure statement and/or re-voting on the Plan.

Upon request of the Debtor, the United States trustee, or the holder of an allowed unsecured claim, the Plan may be modified at any time after confirmation of the Plan but before the completion of payments under the Plan, to (1) increase or reduce the amount of payments under the Plan on claims of a particular class, (2) extend or reduce the time period for such payments, or (3) alter the amount of distribution to a creditor whose claim is provided for by the Plan to the extent necessary to take account of any payment of the claim made other than under the Plan.

E.	Case Closing and Final Decree

The Debtor will file its Application for Entry of Final Decree within one hundred eighty (180) days from the confirmation of the Debtor’s Plan unless such deadline is extended by the Court pursuant to a timely Motion requesting such extension.

Once the estate has been fully administered, as provided in Rule 3022 of the Federal Rules of Bankruptcy Procedure, the Debtor, or such other party as the Court shall designate in the Plan Confirmation Order, shall file a motion with the Court to obtain a final decree to close the case. Alternatively, the Court may enter such a final decree on its own motion.

Respectfully submitted,

By:	/s/ Leslie E. Doss
Leslie E. Doss, President,
Tootie Pie Company, Inc.

By:	/s/ Ronald J. Smebers
Ronald J. Smeberg, Attorney for Debtor

State Bar No. 24033967
11550 IH l0 West, Suite 180
San Antonio, Texas 78230
210-695-6684 (Tel)
210-598-7357 (Fax) ATTORNEY FOR DEBTOR

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Exhibit A— Copy of Proposed Plan of Reorganization

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IN THE UNITED STATES BANKRUPTCY COURT

FOR THE WESTERN DISTRICT OF TEXAS

SAN ANTONIO DIVISION

In re:	§	Chapter 11
§
TOOTIE PIE COMPANY, INC. D/B/A	§	Case No. 13-51808
TOOTIE GOURMET PIE CAFE	§
§
Debtor	§

DEBTOR TOOTIE PIE COMPANY, INC.’S FIRST AMENDED PLAN OF

REORGANIZATION DATED FEBRUARY 14, 2014

ARTICLE I

SUMMARY

This Plan of Reorganization (the “Plan”) under chapter 11 of the Bankruptcy Code (the “Code”) proposes to pay creditors of Tootie Pie Company, Inc. (the “Debtor”) from operation cash flow.

This Plan provides for one class of non-tax priority claims, one class of secured tax claims, one class of secured prior landlord claims, one class of prepetition secured lender claims, one class of unsecured critical vendor claims, one class of general unsecured claims, and one class of equity claims. Creditors holding allowed unsecured claims will have several options for distribution with one option being to receive distributions valued by the proponent of this Plan at approximately 50 cents on the dollar at the current federal judgment interest rate over ten years. This Plan also provides for the payment of non-tax priority claims in full in the first 60 months of the plan and payment of administrative claims in full within 60 days of confirmation.

All creditors and equity security holders should refer to Articles III through VI of this Plan for information regarding the precise treatment of their claim. A disclosure statement that provides more detailed information regarding this Plan and the rights of creditors and equity security holders has been circulated with this Plan. Your rights may be affected. You should read these papers carefully and discuss them with your attorney, if you have one. If you do not have an attorney, you may wish to consult one.

1

ARTICLE II

CLASSIFICATION OF CLAIMS AND INTERESTS

Class	Description	Impaired?	Voting?

2.01. Class 1.	Priority Employee Wages.	Y	Yes
2.02. Class 2.	Secured Taxing Authorities.	Y	Yes
2.03. Class 3.	Secured Claim of TCA Claim Holders	Y	Yes
2.04. Class 4.	Secured Landlord Claim (Westlake)	Y	Yes
2.05. Class 5.	Unsecured Critical Vendors	Y	Yes
2.06. Class 6.	General Unsecured Creditors	Y	Yes
2.07. Class 7.	Equity Holders.	Y	No (Deemed to Reject)
2.08. Class 8.	Secured Landlord Claim (Allen)	Y	Yes

ARTICLE III

TREATMENT OF ADMINISTRATIVE EXPENSE CLAIMS,

U.S. TRUSTEES FEES, AND PRIORITY TAX CLAIMS

3.01. Administrative Expense Claims. The following administrative claims shall be paid within 60 days of the Effective date unless the claimants elect to convert their claims to preferred stock in accordance with the disclosure statement.

a.

Professional Fees of the Smeberg Law Firm are estimated to be $85,000 at the time of Confirmation. To the extent fees are not paid prior to confirmation, they shall be paid within 60 days of the Effective date.

b.	Les Doss has been the Debtor’s CEO and CFO since July of 2013. Les Doss has been accumulating salary since he accepted these positions. His estimated administrative claim is $60,000.

c.	Teresa Britts CPA has been employed as Debtor’s accountant to prepare the 2012 and 2013 fiscal tax returns. Her estimated administrative claim is $7000.

d.

Dan Gostylo and Cliff Rogers loaned the Debtor $43,000 at 12% interest to pay employee payroll and necessary supply expenses at the beginning of this case. Interest on the loan at confirmation is estimated to be approximately $2150.

e.	Westlake Retail Limited has an administrative claim for post-petition rents through September 4, 2013, in the approximate amount of $7000.

f.	Whitestone Reit has an administrative claim for post-petition rents through September 2, 2013, in the approximate amount of $10000.00.

3.02. United States Trustee Fees. All fees required to be paid by 28 U.S.C. §1930(a)(6) (U.S. Trustee Fees) will accrue and be timely paid until the case is closed, dismissed, or converted to another chapter of the Code. Any U.S. Trustee Fees owed on or before the effective date of this Plan will be paid on the effective date.

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3.03. Priority Tax Claims. Priority tax claims are unsecured income, employment, and other taxes described by § 507(a)(8) of the Code. Unless the holder of such a § 507(a)(8) priority tax claim agrees otherwise, it must receive the present value of such claim, in regular installments paid over a period not exceeding 5 years from the order of relief.

a.

Internal Revenue Service. The IRS filed a claim in the amount of $2000. Once Debtor files its 2012 tax return, Debtor contends this claim will be for zero dollars. To the extent any taxes are owed, the IRS shall receive the present value of its claim in regular installments paid over a period not exceeding 5 years from the order of relief at 3% interest.

b.

Texas Comptroller. The Texas Comptroller filed a claim in the amount of $7901.55. To the extent any taxes are owed, the Comptroller shall receive the present value of its claim in regular installments paid over a period not exceeding 5 years from the order of relief.

ARTICLE IV

TREATMENT OF CLAIMS AND INTERESTS UNDER THE PLAN

4.01 Claims and interests shall be treated as follows under this Plan:

Class #	Description	Treatment

1	Prepetition Employee Claims[1]	This class consists of impaired prepetition priority employee wages claims incurred in the 180 day prior to Debtor’s bankruptcy filing. The total amount of the class one claims is estimated to be $36,000.00. The claims shall be paid in full in 20 quarterly payments at the federal judgment rate of interest in effect on the Effective Date of the Plan. The first payment shall be due and payable on the 1st day of the 1st month of the 1st quarter following 30 days after the effective date of the Plan. In the event an objection is made and sustained as to the priority or validity of a prepetition priority wages claim and the Creditor’s claims is found to be partially or completely unsecured without priority, the non-priority portion shall be added to the general unsecured class. The right of a holder of an Allowed Class 1 Claim to receive any distribution on the Effective Date or any distribution date thereafter shall not be transferable. The holder of allowed class 1 priority claim may elect to convert all or a portion of its debt to convertible preferred stock to be issued by the reorganized debtor at $.50 per share of preferred convertible stock. Terms for electing to convert debt to stock and likely salability of such shares are discussed in Exhibit H. The election to convert all or a portion of the creditor’s debt to equity must be made on the Creditor’s ballot within the time for voting as determined by the Court; otherwise, no portion of the Creditor’s claim shall be converted. Once converted, the equity cannot be converted back to debt.

1 Note that pursuant to a first day motion requesting to pay prepetition wages earned just prior to filing, some prepetition wages were paid post petition. These claims represent prepetition wages earned but not paid within 180 days of the case filing that were not addressed in the motion.

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2	Bexar County, City of Frisco, Dallas County, Tarrant County, Collin County, and Kendall County. Ad Valorem Taxes.	The claim of these impaired secured creditors in the approximate total amount $17,984 will be paid at the applicable non-bankruptcy rate of interest as provided under 11 U.S.C. 511. The claims shall be paid in full in 12 quarterly payments. The first payment shall be due and payable on the 1st day of the 1st month of the 1st quarter following 30 days after the effective date of the Plan. The taxing authorities shall retain all liens they currently hold, whether for pre-petition tax years or for the current tax year, on any property of the Debtor until they receive payment in full of all taxes, and interest owed to them under the provisions of this Plan, and their lien position shall not be diminished or primed by any Exit Financing approved by the Court in conjunction with the confirmation of this Plan. In the event of any failure of the Reorganized Debtor to timely make its required plan payments to this taxing authority, or any failure to pay post-petition ad valorem property taxes owed to this taxing authority prior to delinquency, either of which shall constitute an event of default under the Plan as to this taxing authority, they shall send notice of such default to the Reorganized Debtor. If the default is not cured within thirty (30) days of the date of such notice, the taxing authority may proceed to collect all amounts owed pursuant to state law without further recourse to the Bankruptcy Court. The taxing authorities are only required to send two (2) notices of default, and upon the third event of default, the taxing authorities may proceed to collect all amounts owed under state law without recourse to the Bankruptcy Court and without further notice.

3	TCA Secured Claim	TCA was an impaired creditor that loaned Debtor operating capital in exchange for a blanket lien over all of Debtor’s assets. The claim has been sold as discussed in this disclosure statement TCA’s claim shall be converted to preferred stock at $.50 per share of stock pursuant to the terms in Exhibit H. Adequate assurance payments not made in accordance with Court order shall be added to the total amount of the Claim and will also be converted to preferred stock as provided herein. . TCA shall retain its liens and security interests until the claim is converted to preferred stock.

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Class #	Description	Treatment

4	Secured Lien Related to Rejected Landlord Lease. Westlake Retail, Ltd.

The secured portions of the claim of this impaired creditor is estimated to be in the amount of $2000. The allowed secured claim shall be paid in full in 12 quarterly payments at 7% simple interest. The first payment shall be due and payable on the 1st day of the 1st month of the 1st quarter following 30 days after the effective date of the Plan. The Class 4 Claim shall retain shall its lien and security interest until the balance of its secured claim is paid in full in accordance with the Plan. In the event an objection is made and sustained as to the priority or validity of the Creditor’s secured claim and the Creditor’s claims is found to be partially or completely unsecured, the unsecured portion shall be added to the general unsecured class. The holder of allowed class 4 secured claim may elect to convert all or a portion of its secured debt to convertible preferred stock to be issued by the reorganized debtor at $.50 per share of preferred convertible stock. Terms for electing to convert debt to stock and likely salability of such shares are discussed in Exhibit H. The election to convert all or a portion of the creditor’s debt to equity must be made on the Creditor’s ballot within the time for voting as determined by the Court; otherwise, no portion of the Creditor’s claim shall be converted. Once converted, the equity cannot be converted back to debt. Debtor contends the claim filed by the Creditor, which includes a year of lease rejection damages, is overstated in that Debtor contends the space has been re-leased. Debtor intends to object to the claim if it is not amended to account for the mitigation of damages. The allowed unsecured portion of this Debtor’s claim shall be paid in accordance with Class 6, General Unsecured Claims.

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Class #	Description	Treatment

5	Unsecured Critical Trade Vendor Claims of Ben E. Keith, and Smeltzer Orchard Company.	Debtor’s two critical vendors are Ben E. Keith, and Smeltzer Orchard Company. Ben E. Keith’s claim is in the amount of $68,842, and the Smeltzer Orchard Company claim is estimated to be in the amount of $27,495. The claims of the Critical Trade Vendors are impaired. The claims shall be paid in full in 20 quarterly payments at the federal judgment rate of interest in effect on the Effective Date of the Plan. The first payment shall be due and payable on the 1st day of the 1st month of the 1st quarter following 30 days after the effective date of the Plan. Unsecured critical trade vendors may elect to convert all or a portion of their debt to new common stock to be issued by the reorganized debtor at $.75 per share of the new common stock. The terms for such election and likely salability of such shares are discussed in Exhibit H to Debtor’s Disclosure Statement. The election to convert all or a portion of the creditor’s debt to equity must be made on the Creditor’s ballot within the time for voting as determined by the Court; otherwise, no portion of the Creditor’s claim shall be converted. Once converted, the equity cannot be converted back to debt. The right of a holder of an Allowed Class 5 Claim to receive any distribution on the Effective Date or any distribution date thereafter shall not be transferable.

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Class #	Description	Treatment

6	General Unsecured Claims in the approximate amount of $1,100,000	The general unsecured claimants are all impaired and all allowed claims shall receive 50% of their claims paid out over 10 years at the federal judgment rate of interest in effect on the Effective Date of the Plan. The claims shall be paid out in 40 equal quarterly installments. The first quarterly payment shall be due and payable on the 1st day of the 1st month of the 1st quarter following 30 days after the Effective Date of the Plan. Unsecured creditors may elect to convert all or a portion of their debt to new common stock to be issued by the reorganized debtor at $.75 per share of the new common stock. The terms for such election and likely salability of such shares are discussed in Exhibit H to Debtor’s Disclosure Statement. The election to convert all or a portion of the creditor’s debt to equity must be made on the Creditor’s ballot within the time for voting as determined by the Court; otherwise, no portion of the Creditor’s claim shall be converted. Once converted, the equity cannot be converted back to debt. The right of a holder of an Allowed Class 6 Claim to receive any distribution on the Effective Date or any distribution date thereafter shall not be transferable.

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Class #	Description	Treatment

7	Equity Holders	Debtor has approximately 17,438,000 shares of outstanding stock. The shares shall be “reverse split” at a ratio of 29.0635 to 1 with each shareholder receiving its pro rata share of newly issued stock (new CUSIP No.). The total outstanding stock after the reverse split shall be approximately 600,000. The likely salability of such shares is discussed in Exhibit H to Debtor’s Disclosure Statement

8	Secured Liens Related to Rejected Landlord Lease. The Village at Allen	The allowed secured portions of the claim of this impaired creditor is in the amount of $4000. The Debtor left several pieces of unused removeable restaurant equipment in the Allen facility such as a microwave, tables, and chairs. Debtor contends the value of these assets are approximately $4000. The Creditor shall receive the assets in full satisfaction of the allowed secured claim. Additionally, the Creditor filed an unsecured proof of claim in the amount of $86,615,08 which included one year of lease rejection damages. Debtor contends the amount of this unsecured claim should be lower because Debtor was locked out of the property in April 2013. Creditor contends it is entitled to the entire amount claimed. To avoid the cost and uncertainty of litigation, the parties have agreed that the entire Creditor’s unsecured claim shall be allowed and paid in accordance with the General Unsecured Class. In exchange, the Creditor waives any administrative claim it may be entitled to.

ARTICLE V

ALLOWANCE AND DISALLOWANCE OF CLAIMS

5.01. Disputed Claim. A disputed claim is a claim that has not been allowed or disallowed [by a final non-appealable order], and as to which either: (i) a proof of claim has been filed or deemed filed, and the Debtor or another party in interest has filed an objection; or (ii) no proof of claim has been filed, and the Debtor has scheduled such claim as disputed, contingent, or unliquidated. Debtor shall file all objections to claims within 60 days of the Confirmation Date.

5.02. Delay of Distribution on a Disputed Claim. No distribution will be made on account of a disputed claim unless such claim is allowed by a final non-appealable order.

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5.03. Settlement of Disputed Claims. The Debtor will have the power and authority to settle and compromise a disputed claim with court approval and compliance with Rule 9019 of the Federal Rules of Bankruptcy Procedure.

ARTICLE VI

EXECUTORY CONTRACTS AND UNEXPIRED LEASES

6.01. Assumed Executory Contracts and Unexpired Leases.

(a)	The Debtor assumes the following executory contracts and/or unexpired leases effective upon the date of the entry of the order confirming this Plan.: The following creditors hold executor contracts and/or unexpired leases:

a.	129 Industrial Drive, Boerne, Texas 78006 (Factory) (expires in 9 months)

b.	5120 Broadway, Alamo Heights, Texas 78209 (expires in 25 months)

c.	16615 Huebner Rd, San Antonio, Texas 78248 (month to month)

d.	10515 N Mopac Expy a120, Austin, Texas 78759 (expires in 56 months)

6.02 Rejection of Remaining Executory Contracts and Unexpired Leases. The Debtor will be conclusively deemed to have rejected all executor contracts and/or unexpired leases not expressly assumed under section 6.01(a) above, or before the date of the order confirming this Plan, upon the date of the entry of the order confirming this Plan. A proof of a claim arising from the rejection of an executory contract or unexpired lease under this section must be filed Within Sixty (60) Days after Entry of the order confirming this Plan.

ARTICLE VII

MEANS FOR IMPLEMENTATION OF THE PLAN

7.01 Continued Corporate Existence. The Debtor shall continue to exist after the Effective Date as a separate corporate Entity, with all the powers of a corporation, partnership, or limited liability company, as applicable, under applicable law and without prejudice to any right to alter or terminate such existence (whether by merger or otherwise) under applicable state law.

7.02 Reverse Stock Split, Amendment of Governing Documents, and Other Corporate Governance Matters.

The Debtor, by the Debtor Board Consent approved by the Bankruptcy Court or by a direct order of the Bankruptcy Court, will exchange all of its issued and outstanding equity securities for a smaller number of those securities, determined by dividing the total number of shares of Old Equity by a Reverse Stock Split Value of 29.0635. The purpose of this action is to reduce the number of Old Equity shares issued and outstanding prior to any exchange for New Common Stock and to provide a basis for an increase in the per share price or value of New Common Stock. The level of the “per share” price or value of New Common Stock is important because certain additional restrictions on the transfer of those shares come into play when the per share price or value is less than five (5) dollars per share. These restrictions (also known as “Penny Stock” rules) are imposed by federal securities laws and come primarily in the form of additional requirements for brokers who quote stocks with prices or values less than $5.00 per share.

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In addition, the Debtor will amend its Articles of Incorporation (now known as a Certificate of Formation) to allow it to increase the number of shares of Preferred Stock that it is allowed to issue and to increase or decrease the number of persons comprising the Debtor’s Board of Directors as required to accommodate the desire of potential new investors to control two board seats without giving those investors control over a majority of the Board of Directors.

In addition, through the Debtor Board Consent or by order of the Bankruptcy Court, the members of the Board of Directors of the Debtor will be elected for one, two and three year terms intended to create a system of staggered one year terms for Board members and a slate of officers of the Debtor will be elected for a one year term.

7.03 Exchange of Secured Claims and Administrative Claims for Series A Convertible Preferred.

The second stage of the proposed transaction with respect to the Allowed Secured Claims and Administrative Claims that desire to convert their claims to stock be called to exchange that claim against the Bankruptcy estate for shares of [Series A Convertible Preferred Stock] of the Debtor. Such Series A Convertible Preferred Stock will be convertible on the occurrence of certain events or at the option of the holders into New Common Stock of the Debtor.

The holders of Series A Convertible Preferred Stock will have special rights with respect to governance of the Debtor for a specified period of time including, but not limited to, the right to name 2 of 5 directors of the Debtor Company by majority vote of the Convertible Preferred holders, the right to limit the number of directors to 5, and the right to vote with common stock holders in regard to everything other than special rights afforded solely to convertible preferred stock holders.. Certain events will allow the Debtor Company to require conversion to New Common Stock at a rate of $0.50 invested for one share of New Common Stock. The holders of Series A Convertible Preferred may convert at that rate at any time at their option. However, once converted, those holders of New Common Stock will not have the special rights and preferences as stated in the Certificate of Rights, Preferences and Obligations of Series A Convertible Preferred Stock (the “Certificate”). All persons who may become holders of admin or secured claims should review in detail with their advisers the terms and conditions of the Debtor’s proposed Series A Convertible Preferred Stock as set forth in the Certificate.

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After the exchange of a claim for Plan Shares, that claim will be extinguished as a creditor’s claim in bankruptcy.

7.04 Payment of Allowed General Unsecured Claims by Cash and Stock. The Debtor currently has creditors holding general unsecured claims in the amount of approximately $1,200,000. The Debtor is offering these creditors an option of receiving 50% or 100% (depending on status) of their claims [plus interest at the federal interest rate] in quarterly installments over ten (10) years or electing to receive any portion of their claims, up to 100% of those claims, in the form of New Common Stock of the Debtor at a value of $0.75 of claim value per share of New Common Stock. Each of the creditors in that class will have to make an election on their ballot as to what proportion of their claims, if any, they wish to receive in New Common Stock of the Debtor. The initial payment of the cash portion of those claims and all of the equity portion of those claims (or New Common Stock) will be paid or distributed on the Effective Date of the Plan.

7.05. Issuance of Series A Convertible Preferred Stock for Cash, Exit Financing. In addition to the potential new investors who will buy the Allowed Secured TCA Claim and then exchange it for equity, the Debtor believes additional potential new investors will contribute an additional $200,000.00 - $1,000,000.00 in cash to purchase Plan Shares and thereby provide working capital financing to the Debtor as it exits bankruptcy. The Debtor anticipates that it will be issuing these investors shares of Series A Convertible Preferred Stock in order to provide the holders of these shares special rights to elect members of the board of directors of the Debtor. All of the rights and preferences are created and governed by the terms of the Certificate outlined above in subparagraph 3.

7.06. Issuance of Remainder of Targeted Amount of New Common Stock to holders of Allowed Equity Interests.

The Debtor has decided to offer holders of Old Equity Interests a stake in the Debtor post-bankruptcy. That stake will be much reduced in terms of percentage ownership of the Debtor in comparison to the 100% stake those holders had pre-bankruptcy. The actual number of shares of New Common Stock being offered to holders of Old Equity Interests is being called the “New Equity Allocation” and is determined by a number of calculations made by the Debtor. Those considerations include the desire to limit the capital structure in order to enable greater support of the stock price and thereby support additional liquidity in the market for the Debtor’s New Common Stock.

The Debtor is shooting for a maximum target of 4,000,000 shares of New Common Stock and Preferred Stock Combined issued and outstanding on a fully diluted basis, immediately after the Effective Date. As a consequence, the Debtor expects the New Equity Allocation to be at most 600,000 shares. If not controlled by other considerations of the Debtor, the New Equity Allocation could be less than 600,000 but will not be more than 600,000 shares.2

2 Debtor acknowledges that this allocation could create an absolute priority problem. If an absolute priority issue is raised in the bankruptcy, Debtor may be forced to withdraw the equity offer through plan amendment.

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Filing of Certificate of Rights, Preferences, and Obligations of Series A Convertible Preferred Stock. Once the Certificate is negotiated and signed by all persons who will hold shares of Series A Convertible Preferred Stock and by the Debtor, the Board of Directors of the Debtor will approve and the Debtor will file the Certificate with the appropriate state authority to create the Series of Convertible Preferred Stock with the particular rights and preferences of the Series A contemplated by the Plan.

7.07 Cancellation of Old Equity Interests.

Through the order of the Bankruptcy Court confirming the Plan and as of the Effective Date, all outstanding shares of the Debtor’s old Common Stock, all awards relating to the Debtor’s old Common Stock and every other kind of potential security or equity interest in the Debtor other than the Debtor’s authorized but unissued class of preferred stock, whether existing or contingent or convertible into the Debtor’s old Common Stock shall cease to exist on the Effective Date. The “Record Date” or “Bar Date” for determining who holds the Old Equity and, therefore, who will receive the New Common Stock shall be the date the order confirming Debtor’s plan of reorganization is signed by the Court.

7.08. Exemption Under Section 1145.

The offer, issuance, and distribution of: (i) all Plan Shares hereunder to holders of Allowed Claims against and Allowed Equity Interests in the Debtor, as contemplated hereunder; (ii) the issuance of new Plan Shares to old or new investors providing working capital to the Debtor upon exit from bankruptcy; and (iii) issuance of any other equity or debt security by the Debtor for new consideration prior to or at the Effective Date shall all be exempt, pursuant to section 1145 of the Bankruptcy Code, from registration under (i) the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder and (ii) any state or local law requiring registration for the offer, issuance, or distribution of securities. In addition, pursuant to section 1145, any resales by holders who are not considered to be traditional underwriters are also exempt under those laws.

Notwithstanding the foregoing, the exemption from registration that is provided by section 1145(a) of the Bankruptcy Code will not apply if the holder of the applicable securities is an “underwriter,” as that term is defined in section 1145(b) of the Bankruptcy Code. Section 1145(b) of the Bankruptcy Code defines an “underwriter” for purposes of the Securities Act as one who (a) purchases a claim with a view to distribution of any security to be received in exchange for the claim other than in ordinary trading transactions, (b) offers to sell securities issued under a plan for the holders of such securities, (c) offers to buy securities issued under a plan from persons receiving such securities, if the offer to buy is made with a view to distribution, or (d) is an issuer, as used in section 2(a)(11) of the Securities Act, with respect to such issuer of the securities, which includes control persons of the issuer.

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Persons who are deemed to be “underwriters” and who receive New Common Stock pursuant to the Plan, including control person underwriters as well as persons who receive Series A Convertible Preferred Stock or New Common Stock who were not previously holders of claims against or equity interests in the Debtor are considered to hold “restricted stock” of a class of stock that is publicly traded (collectively, the “Restricted Holders”). Resales of New Common Stock by Restricted Holders will not be exempted by section 1145 of the Bankruptcy Code from registration under the Securities Act or other applicable law. Restricted Holders, however, may be able, and under certain conditions described below, to sell New Common Stock without registration pursuant to the resale provisions of Rule 144 of the Securities Act (“Rule 144”) or other applicable exemptions therein.

Under certain circumstances, Restricted Holders may be entitled to resell their securities pursuant to the limited safe harbor resale provisions of Rule 144, to the extent available, and in compliance with applicable state and foreign securities laws. Generally, Rule 144 provides that persons who hold securities received in a transaction not involving a public offering or who are affiliates of an issuer who resells securities will not be deemed to be underwriters if certain conditions are met. These conditions vary depending on whether the seller is a holder of restricted securities or a control person of the issuer and whether the security to be sold is an equity security or a debt security. For holders of restricted securities or control persons in a company that is not big enough to be required to report information to the public on a periodic basis (as opposed to voluntarily reporting as the Debtor proposes to do), there are holding periods of one year. Additionally, the conditions include the requirement that current public information with respect to the issuer be available, a limitation as to the amount of securities that may be sold in certain cases, the requirement in certain cases that the securities be sold in a “brokers transaction” or in a transaction directly with a “market maker,” and that, in certain cases, notice of the resale be filed with the SEC.

7.09 Quotation. The shares of New Common Stock shall be available for quotation by any willing broker on the OTC Markets platform, after official notice of issuance, and upon the provision of adequate information about the Debtor to the marketplace either through information provided by the Debtor and filed by brokers under SEC Rule 15c2-11 or voluntarily provided and filed by the Debtor under SEC Form 10.

7.10 Source of Funds for Payments due on the Effective Date. The operational revenues of Debtor shall be used to pay all Claims as required by the Plan, including but not limited to accumulated cash collateral as of the date the Confirmation Order is signed. Debtor intends to raise $200,000 to $500,000 in funds from sale of the Preferred Stock to help fund its Reorganization Plan.

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7.11 Nonconsensual Confirmation. In the event any Impaired Class of Claims entitled to vote on the Plan does not accept the Plan by the requisite statutory majority under section 1126(c) of the Bankruptcy Code, then the Debtor reserves the right to undertake to have the Bankruptcy Court confirm the Plan under section 1129(b) of the Bankruptcy Code.

7.12. Distributions of Income. If on January 1, 2015, and on January 1st, of each following year until all claims have been paid under the Plan, Debtor has more than $250,000 in cash on hand, Debtor shall pay all cash on hand in excess of $250,000 as of the January 1st of the given year to claims under the Plan in the following order of priority:

a.	Taxes;

b.	Secured debt;

c.	Non tax priority claims;

e.	Unsecured Critical Trade Vendors;

f.	General unsecured Vendors;

No surplus distribution shall be made if it makes Debtor insolvent or reasonably unable to perform under the plan.

7.13. Retaining Professional. Debtor may retain professionals in the business judgment of the board directors without seeking court approval after the Confirmation order is entered.

ARTICLE VIII

GENERAL PROVISIONS

8.01	Definitions and Rules of Construction. The definitions and rules of construction set forth in §§ 101 and 102 of the Code shall apply when terms defined or construed in the Code are used in this Plan, and they are supplemented by the following definitions:

8.01.1	Administrative Claim shall mean any Claim that is defined in Section 503(b) of the Bankruptcy Code as being an “administrative expense” within the meaning of such section and referenced in Bankruptcy Code Section 507(a)(1) including, without limitation, the actual necessary costs and expenses of preserving the Debtor’s estate and operating the business of the Debtor, including wages, salaries, or commissions for services rendered after the commencement of the case, compensation for legal and other services and reimbursement of expenses. Allowed or awarded under Bankruptcy Code Sections 33(a) or 331, and all fees and charges assessed against the estate of the Debtor under title 28 of the United States Code

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8.01.2	Allowed Claim or Allowed Interest shall mean a Claim or Interest (a) in respect of which a proof of claim or application has been filed with the Bankruptcy

Court within the applicable period of limitation fixed by Bankruptcy Rule 3001 or (b) scheduled in the list of Creditors prepared and filed with the Bankruptcy Court pursuant to Bankruptcy Rule 1007(b) and not listed as Disputed Claims or contingent or liquidated as to amount, in either case as to which no objection to the allowance thereof has been interposed within any applicable period of limitation fixed by Bankruptcy rule 3001 or an order of the Bankruptcy Court, or this Plan, or as to which any such objection has been determined by an order or judgment which is no longer subject to appeal or certiorari proceeding and as to which no appeal or certiorari proceedings is pending or as otherwise allowed under this Plan. An Allowed Claim may refer to a Secured Claim, a General Unsecured Claim, an Administrative Claim or a Priority Claim as the context provides.

8.01.3	Avoidance Actions shall mean those causes of action provided for under Sections 547 to 551 of the Bankruptcy Code, causes of action under applicable non-bankruptcy law for fraudulent transfer or similar legal theories.

8.01.4	Bankruptcy Code shall mean the Bankruptcy Code, 11 U.S.C. §101 et seq., as it existed on the Filing Date

8.01.5	Bankruptcy Court shall mean the United States Bankruptcy Court for the Western District of Texas, San Antonio Division, in which the Debtor’s Chapter 11 case, pursuant to which the Plan is proposed, is pending, and any Court having competent jurisdiction to hear appeals or certiorari proceedings therefrom.

8.01.6	Bankruptcy Estate shall mean all of the assets owned by the Debtor and his estate.

8.01.7	Cash shall mean Cash and Cash equivalents including, without limitation, checks and wire transfers.

8.01.8	Claim shall have the meaning given in Section 101 of the Bankruptcy Code, to wit, any right to payment, or right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, against the Debtor in existence on or before the Filing Date, whether or not such right to payment or right to equitable remedy is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, legal, secured or unsecured whether or not asserted.

8.01.9	Class shall mean any class into which Allowed Claims or Allowed Interests are classified pursuant to Article 4.

8.01.10	Confirmation Date shall mean the date upon which the Confirmation Order is entered by the Clerk of the Bankruptcy Court.

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8.01.11	Confirmation Hearing shall mean the hearing held by the Bankruptcy Court to consider confirmation of the Plan.

8.01.12	Confirmation Order shall mean the order entered by the Bankruptcy Court confirming this Plan in accordance with the provisions of Chapter 11 of the Bankruptcy Code.

8.01.13	Creditor shall mean any entity holding a Claim.

8.01.14	Debtor shall mean Tootie Pie Company, Inc..

8.01.15	Disbursing Agent shall mean the Debtor.

8.01.16	Disclosure Statement shall mean the written document filed by the Debtor in accordance with Section 1125(b) of the Bankruptcy Code containing information sufficient to enable a hypothetical reasonable investor typical of Holders of Claims or Interests of the relevant Class to make an informed judgment about this Plan.

8.01.17	Disallowed Claim shall mean any Claim or portion thereof which has been disallowed by a Final Order and includes any Claim which is not an Allowed Claim for any other reason.

8.01.18	Disputed Claim shall mean that portion (including, where appropriate, the whole) or any Claim (other than an Allowed Claim) that (a) is listed in Debtor’s schedules of liabilities as disputed, contingent, or unliquidated; (b) is listed in the Debtor’s schedules of liabilities and as to which a proof of Claim has been filed with the Bankruptcy Court, to the extent the proof of Claim exceeds the scheduled amount; (c) is not listed in the Debtor’s schedules of liabilities, but as to which a proof of Claim has been filed with the Bankruptcy Court; or (d) as to which an objection has been filed and has not become an Allowed Claim.

8.01.19	Effective Date shall mean a Business Day on or after the Confirmation Date specified by the Debtors on which the conditions to the effectiveness of the Plan specified in Article 6(B) of the disclosure statement have been satisfied or otherwise effectively waived, which date shall occur contemporaneously with the Closing Date. The Debtor shall file a notice of the Effective Date with the Bankruptcy Court and with the Securities and Exchange Commission.

8.01.20	Equity Interest shall mean the interests represented by an “equity security” as defined in Section 101 of the Bankruptcy Code.

8.01.21	Executory Contracts shall mean any Pre-petition Unexpired Lease(s) or executor contract(s) of the Debtor within the meaning of Section 365 of the Bankruptcy Code.

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8.01.22	Filing Date shall mean July 3, 2013, the date Debtor filed his voluntary petition under Chapter 11 of the Bankruptcy Code.

8.01.23	Final Order shall mean an order or judgment of a Court which has become final in accordance with law, and which has not been stayed pending appeal.

8.01.24	General Unsecured Claim shall mean either (i) a Claim that is not secured by a lien, security interest or other charge against or interest in property in which Debtor has an interest or which is not subject to setoff under Section 553 of the Bankruptcy Code; (ii) a Claim that is not a Secured Claim; (iii) a claim that is not an Administrative Claim; (iv) a Claim that is not a Priority Claim; or (v) a Claim that is not otherwise entitled to priority under Bankruptcy Code Sections 503 or 507.

8.01.25	Holder shall mean the owner or Holder of any Claim or Interest.

8.01.26	Interest shall mean an Interest (a) in respect to which a proof of interest has been filed with the Bankruptcy Court within the applicable period of limitation fixed by Bankruptcy Rule 3001 or (b) scheduled in the list of Equity Security Holders prepared and filed with the Bankruptcy Court pursuant to Bankruptcy Rule 1007(b).

8.01.27	Insider has the definition ascribed to it under the Bankruptcy Code.

8.01.28	Lien shall mean a “lien” as defined in Section 101(37) of the Bankruptcy Code.

8.01.29	New Equity Allocation shall mean the target number of 4,000,000 shares of New Common Stock and Preferred Stock for the amount issued and outstanding immediately after the Effective Date minus: (i) the number of shares of Preferred Stock accepted by the holders of Allowed Secured Claims in exchange for partial or full release of those Claims; (ii) the number of shares of New Common Stock accepted by the holders of Allowed General Unsecured Claims in exchange for partial or full release of those Claims; (iii) the number of shares of Preferred Stock accepted by the holders of Allowed Administrative Claims in exchange for partial or full release of those Claims; (iv) 1,000,000 shares of Preferred Stock reserved for issuance to existing or new shareholders of the Debtor who make new capital contributions to the Debtor on or just prior to the Effective Date; and (v) 600,000 shares of restricted New Common Stock reserved for issuance to existing shareholders on a pro rata basis.

8.01.30	Net Proceeds shall mean, any cash recovery, the funds remaining after a final judgment on an Avoidance Action, net of all legal fees (and/or contingency legal fees), costs and expenses of suit. The Net Proceeds, for any non-cash recovery, is the amount of cash remaining after the final judgment and recovery of non-cash asset is liquidated and the cash proceeds are distributed net of all legal fees, costs and expenses of suit. Compromises of Avoidance Actions may include cash or benefits to the Debtor or Reorganized Debtor and are not Net Proceeds.

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8.01.31	Person shall mean an individual, corporation, partnership, joint venture, trust, estate, unincorporated organization, or a government or any agency or political subdivision thereof.

8.01.32	Plan shall mean this Chapter 11 Plan, as altered, modified or amended in accordance with the terms hereof in accordance with the Bankruptcy Code, the Bankruptcy Rules and this Plan.

8.01.33	Plan Shares shall mean the total aggregate number of shares of New Common Stock, which number represents consideration negotiated in exchange for release and extinguishment of Claims plus the New Equity Allocation or any portion thereof.

8.01.34	Priority Tax Claims shall mean any claim that is defined in Section 507(a)(8) of the Bankruptcy Code.

8.01.35	Professionals shall mean all professional employed in this case pursuant to Section 327 or 1103 of the Bankruptcy Code.

8.01.36	Pro-Rata shall mean the proportion that the Allowed amount of such Claim bears to the aggregate amount of Claims in each respective Class.

8.01.37	“Record Date” or “Bar Date” shall mean the date for determining who holds the Old Equity and, therefore, who will receive the New Common Stock. The “Record Date” or “Bar Date” shall be the date the order confirming Debtor’s plan of reorganization is signed by the Court.

8.01.38	Secured Claim shall mean a claim secured by a lien, security interest or other charge against or interest in property in which the Debtor has an interest, or which is subject to setoff under Section 553 of the Bankruptcy Code, to the extent of the value (determined in accordance with Section 506(a) of the Bankruptcy Code) of the interest of the Holder of such Claim in the Debtor’s interest in such property or to the extent of the amount subject to such setoff, as the case may be.

8.01.39	Severability. If any provision in this Plan is determined to be unenforceable, the determination will in no way limit or affect the enforceability and operative effect of any other provision of this Plan.

8.01.40	Binding Effect. The rights and obligations of any entity named or referred to in this Plan will be binding upon, and will inure to the benefit of the successors or assigns of such entity.

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8.01.41	Captions. The headings contained in this Plan are for convenience of reference only and do not affect the meaning or interpretation of this Plan.

8.01.42	Controlling Effect. Unless a rule of law or procedure is supplied by federal law (including the Code or the Federal Rules of Bankruptcy Procedure), the laws of the State of Texas govern this Plan and any agreements, documents, and instruments executed in connection with this Plan, except as otherwise provided in this Plan.

ARTICLE IX

DISCHARGE

9.01 Discharge. Pursuant to Section 1141(d) of the Bankruptcy Code, upon the Effective Date, the Debtor shall be discharged from any debt that arose before the date of such confirmation, and any debt of a kind specified in Section 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not a proof of the Claim based on such debt is filed or deemed filed under Section 501 of this title; such Claim is allowed under Section 502 of this title; or the Holder of such Claim has accepted the Plan.

ARTICLE X

OTHER PROVISIONS

DEFAULT

10.01. Default. In the event Debtor defaults on his obligations under this Plan, any Creditor remedies allowed by 11 U.S.C. § 1112(b)(4)(N) shall be preserved to the extent otherwise available at law. In addition to any rights specifically provided to a clamant treated pursuant to this Plan, a failure by the Reorganized Debtor to make a payment to a creditor pursuant to the terms of this Plan shall be an event of default to that creditor under the Plan. If the Reorganized Debtor fails to cure an event of default as to such payments within fifteen (15) days after service of a written notice of default from such creditor, then such creditor may exercise any and all rights and remedies under applicable non-bankruptcy law to collect such claim or seek such relief as may be appropriate in the United States Bankruptcy Court, except as such remedies have been modified specifically above.

10.02. Default on IRS tax Debt.

(a)	That the debt owed by the Debtors to the Internal Revenue Service (IRS) is a Non-Dischargeable debt, except as otherwise provided for in the Code, and that if the Debtors default, the IRS is not subject to the provisions of the Bankruptcy Code so that the IRS can take whatever actions are necessary to collect said debt in the event of default; the federal tax liens survive the plan confirmation, a bankruptcy discharge, and dismissal of the case. The Liens continue to be enforceable against all of the debtor’s property under federal law.

19

(b)	A failure by the Debtors to make a payment to the Internal Revenue Service pursuant to the terms of the Plan and/or failure to remain current on filing and paying post-confirmation taxes, shall be an event of default, and as to the Internal Revenue Service, there is an event of default if payment is not received by the 15th day of each month. If there is a default, the Internal Revenue Service must send written demand for payment, and said payment must be received by the Internal Revenue Service within 15 days of the date of the demand letter. The Debtor can receive up to three notices of default from the Internal Revenue Service; however, on the third notice of default from the Internal Revenue Service the third notice cannot be cured, and the Internal Revenue Service may accelerate its allowed claim(s), past and future, and declare the outstanding amount of such claim(s) to be immediately due and owing and pursue any and all available state and federal rights and remedies. These default provisions pertain to the entire claim(s) of the Internal Revenue Service, secured, unsecured priority and unsecured general.

(c)	The IRS is bound by the provisions of the confirmed plan and is barred under 11 USC 1141 from taking any collection actions against the debtors for prepetition claims during the duration of the Plan (provided there is no default as to the IRS). The period of limitations on collection remains suspended under 26 USC 6503 (h) for the tax periods being paid under the Plan and terminates on the earlier of (1) all required payments to the IRS have been made; or (2) 30 days after the date of the demand letter (described above) for which the debtor failed to cure the default.

10.03. Vesting of Estate Property and Effect of Default. On the Effective Date, title to all assets and properties dealt with by the Plan shall vest in Reorganized Debtor, free and clear of all Claims and Interests other than any contractual secured claims granted under any lending agreement, on the condition that Reorganized Debtor complies with the terms of the Plan, including the making of all payments to creditors provided for in such Plan. If Reorganized Debtor defaults in performing under the provisions of this Plan and this case is converted to a case under chapter 7, all property vested in Reorganized Debtor and all subsequently acquired property owned as of or after the conversion date shall re-vest and constitute property of the bankruptcy estate in the converted case.

20

Respectfully submitted,

By:	/s/ Les Doss
Les Doss, President, Tootie Pie Company Inc.

By:	/s/ Ronald J. Smeberg
Ronald J. Smeberg, Attorney for Debtor

State Bar No. 24033967
11550 IH 10 West, Suite 180
San Antonio, Texas 78230
210-695-6684 (Tel)
210-598-7357 (Fax)
ATTORNEY FOR DEBTOR

21

Exhibit B Debtor’s Assets

Debtor’s Assets at Fair Market Value Estimated as of January 1, 2014

Furniture & equipment		$22,538

Cash		$125,000

Pie Inventory (Retail)		$15,000

Deposits		$2716

Accounts Receivable		$40,000

Goodwill and IP	$	unknown[5]

Total		$205,254

Debtor’s Assets at Fair Market Value As of November 22, 2013

Furniture & equipment		$22,538

Cash		$73,668

Pie Inventory (Retail)		$46,782

Deposits		$2716

Accounts Receivable		$29,974

Goodwill and IP	$	unknown

Total		$175,678

5 The Debtor has no viable method for valuing the goodwill of the company. If the Company were to cease operating or be forced to change management, the critical employees would leave and whether the Company’s name and assets could be sold is doubtful.

28

Exhibit C- Debtor’s Financials Prior to Filing

29

Tootie Pie Co. Incorporated

Balance Sheet

June 30, 2013

ASSETS
Current Assets
Petty Cash - Boerne	$5,746.88
Petty Cash - Huebner	150.00
Petty Cash - Broadway	100.00
Petty Cash - Lebanon	640.00
Petty Cash - Mopac	100.00
Petty Cash - Westlake	250.00
Checking Acct-Frost Bank	2,950.73
Checking Acct- BBVA Compass	242.69
Checking Acct-Frost Bank CC	4.41
Accounts Receivable	13,857.19
Allowance for Doubtful Account	(4,389.20)
Product Packaging Inv - Boerne	21,899.79
Raw Mat Inventory - VersaCold	0.01
Raw Mat Inventory - Boerne	12,620.35
Raw Mat Inventory - Huebner	4,623.72
Raw Mat Inventory - Evans	(0.01)
Raw Mat Inventory - Broadway	2,596.91
Raw Mat Inventory - Main	200.78
Raw Mat Inventory - Lebanon	1,983.27
Raw Mat Inventory - Mopac	3,456.42
Raw Mat Inventory - Westlake	2,472.64
Raw Mat Inventory - Allen	1,896.40
Supplies Inv - 11” Pie Pan	2,488.38
Merchandise Inventory - Boerne	3,380.09
Finished Goods Inv-VersaColdSA	4,695.22
Finished Goods Inv-VersaColdFW	7,612.26
Finished Goods Inv - Boerne	(6,222.51)
Finished Goods Inv - Huebner	16,934.48
Finished Goods Inv - Broadway	12,749.23
Finished Goods Inv - Main	1,100.84
Finished Goods Inv - Lebanon	15,025.37
Finished Goods Inv - Mopac	12,675.94
Finished Goods Inv - Westlake	8,836.14
Finished Goods Inv - Allen	11,201.61
Inventory Adj for CoGS	317,454.33
Prepaid Expenses - Advertizing	600.81
Prepaid Expenses - Insurance	9,943.00
Prepaid Expenses - Interest	1,592.00
Prepaid Expenses - Rent	7,486.00
Prepaid Expenses - TechSupport	0.05
Prepaid Expenses - Stock Comp	16,480.00
Prepaid Expenses - Licenses	96.24
Prepaid Expenses - Legal&Prof	9,833.29
Prepaid Expenses - POS Fees	0.04
Prepaid Expenses - TCA Fees	5,137.42
Prepaid Expenses - Repairs	(0.05)
Prepaid Expenses - RawApple	(0.01)

Unaudited - For Management Purposes Only

Total Current Assets		530,503.15

Property and Equipment
Furniture and Fixtures	161,312.32
Equipment - Retail	267,253.86
Equipment - Manufacturing	194,642.20
Computer Equipment	64,683.47
Computer Software	84,935.82
Equipment - Packaging	12,485.31
Other Depreciable Property	2,447.00
Construct n Progress-WebDesign	12,260.00
Leasehold Improvements	209,989.98
Leasehold Improvements-Pk Lot	1,270.00
Leasehold Improvements-Prep Rm	2,910.96
Building	7,000.00
Accum Depr - Furniture	(56,176.51)
Accum Depr - Retail Equipment	(107,484.38)
Accum Depr - Manuf. Equipment	(141,830.18)
Accum Depr - Package Equipment	(7,138.23)
Accum Depr - Computer	(37,568.46)
Accum Depr - Computer Software	(79,152.76)
Accum Depr - Other	(1,488.67)
Accum Depr - Leasehold	(115,257.58)
Accum Depr - Building	(7,000.00)

Total Property and Equipment		468,094.15

Other Assets
Intangible Assets	191,000.00
Deposits	48,924.15
Deposits - Office Lease	3,000.00
Accum. Amortiz. - Intangibles	(191,000.00)

Total Other Assets		51,924.15

Total Assets		$1,050,521.45

LIABILITIES AND CAPITAL

Current Liabilities
Accounts Payable	$420,928.60
Accounts Payable - Employees	5,382.49
Accts Payable Other	3,530.32
Accrued Expenses	1,875.00
Sales Tax Payable - Retail	(27.04)
Federal Payroll Taxes Payable	10,266.16
Notes Payable-Short Term	3,300.00
Deferred Revenue	22,934.17
Deferred Revenue - Huebner	(920.30)
Deferred Revenue - Broadway	(405.30)
Deferred Revenue - Main	(97.80)
Deferred Revenue - Lebanon	(2,283.75)

Unaudited - For Management Purposes Only

Deferred Revenue - Mopac	(284.50)
Deferred Revenue - Westlake	(609.55)
Deferred Revenue - Allen	(336.40)

Total Current Liabilities		463,252.10

Long-Term Liabilities
Notes Payable-Noncurrent	220,612.41
Note Payable#1-TCA Global	145,833.31
Note Payable#2-TCA Global	322,274.75

Total Long-Term Liabilities		688,720.47

Total Liabilities		1,151,972.57

Capital
Common Stock	14,738.10
Paid-in Capital	4,912,068.01
Retained Earnings	(4,961,479.98)
Net Income	(66,777.03)

Total Capital		(101,450.90)

Total Liabilities & Capital		$1,050,521.67

Unaudited - For Management Purposes Only

Tootie Pie Co. Incorporated

Income Statement

For the 12 months Starting 07/01/2012 through 06/30/2013

Unaudited Reports

	Current Month		Year to Date
Revenues
Pie Sales	$0.00	0.00	$0.00	0.00
Revenue	0.00	0.00	0.00	0.00
Pie Sales - Retail	(109,376.55)	(4.61)	(54,959.16)	(34.33)
Pie Sales - Sliced - Medina	0.00	0.00	0.00	0.00
Pie Sales - Internet	106,867.03	4.51	23,523.57	14.70
Pie Sales - Internet - Yr Rder	0.00	0.00	0.00	0.00
Pie Sales - Festivals	0.00	0.00	0.00	0.00
Pie Sales - Festivals (Slices)	0.00	0.00	0.00	0.00
Pie Sales - Festivals (Slices)	241.10	0.01	241.10	0.15
Pie Sales - Festivals (Whole)	0.00	0.00	0.00	0.00
Pie Sales - Festivals (Whole)	0.00	0.00	0.00	0.00
Pie Sales - Mail/Phone Order	0.00	0.00	0.00	0.00
Pie Sales-Mail/Ph Order-Medina	0.00	0.00	0.00	0.00
Pie Sales-Mail/Ph Order-Boerne	0.00	0.00	0.00	0.00
Pie Sales - Quarterly	3,069.00	0.13	594.00	0.37
Pie Sales - Half Year	3,282.50	0.14	910.00	0.57
Pie Sales - Year Rounder	16,742.20	0.71	2,998.85	1.87
Pie Sales - Walk-in	0.00	0.00	0.00	0.00
Pie Sales - Walk-in - Medina	0.00	0.00	0.00	0.00
Pie Sales - Walk-in - Boerne	45,185.70	1.91	1,913.55	1.20
Pie Sales - Corporate	0.00	0.00	0.00	0.00
Pie Sales - Corporate - Medina	0.00	0.00	0.00	0.00
Pie Sales - Corporate - Boerne	337,824.31	14.24	14,361.33	8.97
Pie Sales - Certificates	0.00	0.00	0.00	0.00
Pie Sales - Certificates-Boern	0.00	0.00	0.00	0.00
Pie Sales - Fundraisers	0.00	0.00	0.00	0.00
Pie Sales - Huebner	122,460.38	5.16	25,908.72	16.19
Pie Sales - Evans	0.00	0.00	0.00	0.00
Pie Sales - Broadway	80,475.68	3.39	12,339.21	7.71
Pie Sales - Main	26,082.22	1.10	0.00	0.00
Pie Sales - Lebanon	113,893.08	4.80	13,390.79	8.37
Pie Sales - Mopac	69,392.66	2.93	11,181.93	6.99
Pie Sales - Westlake	47,618.80	2.01	6,094.76	3.81
Pie Sales - Preston-Royal	0.00	0.00	0.00	0.00
Pie Sales - Allen	65,545.96	2.76	671.76	0.42
Non-Pie Sales - Huebner	94,471.88	3.98	22,474.77	14.04
Non-Pie Sales - Evans	0.00	0.00	0.00	0.00
Non-Pie Sales - Broadway	53,008.34	2.24	11,835.20	7.39
Non-Pie Sales - Main	44,866.53	1.89	0.00	0.00
Non-Pie Sales - Lebanon	61,153.06	2.58	8,525.73	5.33
Non-Pie Sales - Mopac	63,011.12	2.66	14,191.92	8.87
Non-Pie Sales - Westlake	46,423.73	1.96	9,963.86	6.22
Non-Pie Sales - Preston-Royal	0.00	0.00	0.00	0.00
Non-Pie Sales - Allen	51,383.88	2.17	912.67	0.57
Beverage Sales - Huebner	26,046.51	1.10	6,055.12	3.78
Beverage Sales - Evans	0.00	0.00	0.00	0.00
Beverage Sales - Broadway	10,522.57	0.44	2,562.22	1.60
Beverage Sales - Main	15,604.11	0.66	0.00	0.00
Beverage Sales - Lebanon	22,261.96	0.94	3,272.72	2.04

For Management Purposes Only

Page: 1

	Current Month		Year to Date
Beverage Sales - Mopac	21,611.16	0.91	5,348.89	3.34
Beverage Sales - Westlake	4,029.83	0.17	813.81	0.51
Beverage Sales - Preston-Royal	0.00	0.00	0.00	0.00
Beverage Sales - Allen	14,340.29	0.60	261.79	0.16
Other Sales - Huebner	0.00	0.00	0.00	0.00
Other Sales - Evans	0.00	0.00	0.00	0.00
Other Sales - Broadway	168.65	0.01	87.85	0.05
Other Sales - Main	25.90	0.00	0.00	0.00
Other Sales - Lebanon	453.80	0.02	49.90	0.03
Other Sales - Mopac	725.59	0.03	216.52	0.14
Other Sales - Westlake	174.60	0.01	24.95	0.02
Other Sales - Preston-Royal	0.00	0.00	0.00	0.00
Other Sales - Allen	0.00	0.00	0.00	0.00
Pie Sales - Employee	6,910.98	0.29	366.45	0.23
Pie Sales - Shipping Resends	725.39	0.03	0.00	0.00
Cobbler Sales	0.00	0.00	0.00	0.00
Cobbler Sales - Medina	0.00	0.00	0.00	0.00
Cobbler Sales - Boerne	0.00	0.00	0.00	0.00
Pie Sales - Wholesale	0.00	0.00	0.00	0.00
Pie Sales - BEK - HEB	0.00	0.00	0.00	0.00
Pie Sales - BEK - SA	524,193.80	22.10	0.00	0.00
Pie Sales - BEK-FW	33,133.28	1.40	0.00	0.00
Pie Sales - BEK-Alberquerque	14,639.82	0.62	0.00	0.00
Pie Sales - BEK-Oklahoma	40,594.54	1.71	0.00	0.00
Pie Sales - BEK- Amarillo	0.00	0.00	0.00	0.00
Pie Sales - BEK - Little Rock	0.00	0.00	0.00	0.00
Pie Sales - Excel	0.00	0.00	0.00	0.00
Pie Sales - KEHE	0.00	0.00	0.00	0.00
Pie Sales - PFG Temple	1,330.07	0.06	441.36	0.28
Pie Sales - PFG Roma - Dallas	5,851.16	0.25	1,996.90	1.25
Pie Sales - Cheney - Riviera	0.00	0.00	0.00	0.00
Pie Sales - Cheney - Ocala	0.00	0.00	0.00	0.00
Pie Sales - MartinPref-Houston	15,945.06	0.67	2,383.70	1.49
Pie Sales - HEB	37,401.18	1.58	0.00	0.00
Pie Sales - Frys/Kroger	30,568.75	1.29	0.00	0.00
Pie Sales - Reinhart	0.00	0.00	0.00	0.00
Pie Sales - Sysco-Central TX	45,770.56	1.93	12,427.64	7.76
Pie Sales - Sysco - Austin	0.00	0.00	0.00	0.00
Pie Sales - Sysco - Houston	19,876.32	0.84	2,612.16	1.63
Pie Sales - Sysco - Dallas	26,484.24	1.12	2,011.20	1.26
Pie Sales - Sysco - St.Louis	0.00	0.00	0.00	0.00
Pie Sales - Sysco - Atlanta	0.00	0.00	0.00	0.00
Pie Sales - Sysco - Cntrl FL	0.00	0.00	0.00	0.00
Pie Sales - Sysco - Jackson	2,455.70	0.10	0.00	0.00
Pie Sales - Sysco -East Texas	0.00	0.00	0.00	0.00
Pie Sales - Sysco - Oklahoma	0.00	0.00	0.00	0.00
Pie Sales - US Fdservic - Aust	0.00	0.00	0.00	0.00
Pie Sales - US Fdservic - OK	2,184.90	0.09	0.00	0.00
Pie Sales - Walgreens	0.00	0.00	0.00	0.00
Pie Sales -Third Coast Produce	231.86	0.01	0.00	0.00
Pie Sales - End User - Direct	543.14	0.02	0.00	0.00
Pie Sales - National Accts	0.00	0.00	0.00	0.00
Pie Sales - Catalog-Wholesale	0.00	0.00	0.00	0.00
Pie Sales - Catalog-Wholesale	18,759.34	0.79	205.96	0.13
Raw Apple Sales	0.00	0.00	0.00	0.00

For Management Purposes Only

Page: 2

	Current Month		Year to Date
Merchandise Revenue	45.00	0.00	0.00	0.00
Sales Discounts	0.00	0.00	0.00	0.00
Sales Discounts - Medina	0.00	0.00	0.00	0.00
Sales Discounts - Boerne	(715.83)	(0.03)	0.00	0.00
Sales Discounts - Huebner	0.00	0.00	0.00	0.00
Sales Discounts - Evans	0.00	0.00	0.00	0.00
Sales Discounts - Broadway	0.00	0.00	0.00	0.00
Sales Discounts - Main	0.00	0.00	0.00	0.00
Sales Discounts - Lebanon	0.00	0.00	0.00	0.00
Sales Discounts - Mopac	0.00	0.00	0.00	0.00
Sales Discounts - Westlake	0.00	0.00	0.00	0.00
Sales Discounts - Preston-Roya	0.00	0.00	0.00	0.00
Sales Discounts - Allen	0.00	0.00	0.00	0.00
Sales Discounts - Investor	(85.49)	(0.00)	0.00	0.00
Sales Discounts - Employees	(2,632.74)	(0.11)	(146.97)	(0.09)
Sales Discounts - Fdraiser	0.00	0.00	0.00	0.00
Sales Discounts - Corp	(15,173.38)	(0.64)	(526.67)	(0.33)
Sales Discounts - 2nd Pies	(386.20)	(0.02)	0.00	0.00
Sales Discounts - Promo	(10,478.34)	(0.44)	(87.38)	(0.05)
Sales Discounts - Rebates	(5,314.53)	(0.22)	0.00	0.00
Sales Discounts - Merchandise	0.00	0.00	0.00	0.00
Sales Discounts - Groupon	(90,140.00)	(3.80)	(22,500.00)	(14.06)
Sales Returns and Allowances	0.00	0.00	0.00	0.00
Packaging Fee Income	15,462.25	0.65	955.00	0.60
Restocking Fee Income	0.00	0.00	0.00	0.00
Restocking Fee Income - Boerne	0.00	0.00	0.00	0.00
Shipping Charges Reimbursed	192,753.98	8.13	13,830.41	8.64
Wholesale Shipping Reimb	0.00	0.00	0.00	0.00
Other Income	1,193.09	0.05	340.37	0.21
Interest Income	0.00	0.00	0.00	0.00

Total Revenues	2,371,715.47	100.00	160,078.46	100.00

Cost of Sales
Cost of Goods Sold	(0.01)	(0.00)	0.00	0.00
Cost of Goods Sold - Medina	0.00	0.00	0.00	0.00
Cost of Goods Sold - Boerne	443,616.41	18.70	11,232.86	7.02
Cost of Goods Sold - Huebner	85,933.74	3.62	10,986.56	6.86
Cost of Goods Sold - Evans	0.00	0.00	0.00	0.00
Cost of Goods Sold - Broadway	62,134.03	2.62	7,236.75	4.52
Cost of Goods Sold - Main	39,149.35	1.65	0.00	0.00
Cost of Goods Sold - Lebanon	91,729.42	3.87	9,944.26	6.21
Cost of Goods Sold - Mopac	59,913.54	2.53	10,453.59	6.53
Cost of Goods Sold - Westlake	42,472.54	1.79	5,127.79	3.20
Cost of Goods Sold - Preston-R	0.00	0.00	0.00	0.00
Cost of Goods Sold - Allen	66,006.56	2.78	1,997.92	1.25
CoGS Adj for Inventory	(135,000.00)	(5.69)	0.00	0.00
Inventory Adjustment	0.00	0.00	0.00	0.00
Inventory Adjustment	0.00	0.00	0.00	0.00
Inventory Adjustment	1,264.25	0.05	0.00	0.00
Inventory Adjustment - Retail	0.00	0.00	0.00	0.00
Cost of Merchandise Sold	292.32	0.01	0.00	0.00
Manufacturing - Rejects	0.00	0.00	0.00	0.00
Manufacturing - Testing	0.00	0.00	0.00	0.00

For Management Purposes Only

Page: 3

	Current Month		Year to Date
Manufacturing Equip Expense	0.00	0.00	0.00	0.00
Raw Material Purchases	0.00	0.00	0.00	0.00
Raw Material Purchases-Medina	0.00	0.00	0.00	0.00
Raw Material Purchases-Boerne	0.00	0.00	0.00	0.00
Raw Material Storage Expense	3,727.84	0.16	931.96	0.58
Raw Material Freight Expense	0.00	0.00	0.00	0.00
Special Order Products	0.00	0.00	0.00	0.00
Special Order Products	0.00	0.00	0.00	0.00
Cleaning Supplies	0.00	0.00	0.00	0.00
Cleaning Supplies - Medina	0.00	0.00	0.00	0.00
Cleaning Supplies - Boerne	2,089.40	0.09	85.55	0.05
Laundry and Cleaning Exp	0.00	0.00	0.00	0.00
Laundry and Cleaning Exp	1,817.30	0.08	0.00	0.00
Cooking Supplies	0.00	0.00	0.00	0.00
Cooking Supplies - Medina	0.00	0.00	0.00	0.00
Cooking Supplies - Boerne	2,751.88	0.12	0.00	0.00
Cooking Supplies - Retail	0.00	0.00	0.00	0.00
Cooking Supplies - Huebner	443.51	0.02	0.00	0.00
Cooking Supplies - Broadway	222.45	0.01	0.00	0.00
Cooking Supplies - Main	96.61	0.00	0.00	0.00
Cooking Supplies - Lebanon	288.04	0.01	0.00	0.00
Cooking Supplies - Mopac	54.99	0.00	0.00	0.00
Cooking Supplies - Westlakes	612.42	0.03	0.00	0.00
Cooking Supplies - Royal	0.00	0.00	0.00	0.00
Cooking Supplies - Allen	345.71	0.01	0.00	0.00
Direct Labor - Manuf. Costs	0.00	0.00	0.00	0.00
Direct Manf. Labor - Medina	0.00	0.00	0.00	0.00
Direct Manf. Labor - Boerne	95,154.99	4.01	8,285.75	5.18
Stock Option Comp - D ManLabor	0.00	0.00	0.00	0.00
Stock Based Comp - D Man Labor	0.00	0.00	0.00	0.00
Direct Labor - B - AP	0.00	0.00	0.00	0.00
Consulting Ser - Manufacturing	0.00	0.00	0.00	0.00
Direct Labor Costs-Retail	0.00	0.00	0.00	0.00
Indirect Labor Costs	0.00	0.00	0.00	0.00
Indirect Labor Costs-Admin	26.00	0.00	0.00	0.00
Indirect Labor Costs-Cleaning	5,667.25	0.24	0.00	0.00
Contract Labor - Cleaning	0.00	0.00	0.00	0.00
Maintenance - Manufact. Equip	0.00	0.00	0.00	0.00
Maint - Man. Equip - Medina	0.00	0.00	0.00	0.00
Maint - Man. Equip - Boerne	489.40	0.02	489.40	0.31
Packaging Expense - Retail	0.00	0.00	0.00	0.00
Packaging Expense - Huebner	6,290.45	0.27	520.85	0.33
Packaging Expense - Broadway	3,909.80	0.16	322.87	0.20
Packaging Expense - Main	3,429.34	0.14	0.00	0.00
Packaging Expense - Lebanon	5,936.70	0.25	0.00	0.00
Packaging Expense - Mopac	5,774.64	0.24	211.44	0.13
Packaging Expense - Westlake	3,188.71	0.13	0.00	0.00
Packaging Expense - Royal	0.00	0.00	0.00	0.00
Packaging Expense - Allen	6,860.25	0.29	0.00	0.00
Permits - Manufacturing	0.00	0.00	0.00	0.00
Rent - Manufacturing	45,143.48	1.90	10,855.21	6.78
Rent - Manufacturing - Huebner	0.00	0.00	0.00	0.00
Rent - Manufacturing - Evans	0.00	0.00	0.00	0.00
Trash Removal	0.00	0.00	0.00	0.00
Trash Removal - Medina	0.00	0.00	0.00	0.00

For Management Purposes Only

Page: 4

	Current Month		Year to Date
Trash Removal - Boerne	2,636.47	0.11	416.71	0.26
Utilities Exp - Manfacturing	0.00	0.00	0.00	0.00
Utilities Exp - Man.- Medina	0.00	0.00	0.00	0.00
Utilities Exp - Man.- Boerne	7,517.35	0.32	542.67	0.34
Utilities Exp - Man.- Huebner	0.00	0.00	0.00	0.00
Utilities Exp - Man.- Evans	0.00	0.00	0.00	0.00
Utilities Exp-Manf-Water/Sewer	1,130.07	0.05	99.20	0.06
Propane Exp - Boerne	1,329.96	0.06	2.57	0.00
Misc Manufacturing Costs	0.00	0.00	0.00	0.00
Pest Control Services	769.68	0.03	0.00	0.00
Depr-Manufacturing Equip	0.00	0.00	0.00	0.00
Depr-Manufacturing Equip	0.00	0.00	0.00	0.00
Depr-Manufacturing Equip	18,571.89	0.78	4,131.50	2.58
Depr-Manufact Equip-Retail	0.00	0.00	0.00	0.00
Cost of Sales-Other	0.00	0.00	0.00	0.00
Depreciation Exp-Bldg	166.64	0.01	0.00	0.00

Total Cost of Sales	983,955.37	41.49	83,875.41	52.40

Gross Profit	1,387,760.10	58.51	76,203.05	47.60

Expenses
Finished Inv Storage Exp - SA	9,928.47	0.42	198.20	0.12
Cleaning Supplies - Retail	58.47	0.00	0.00	0.00
Cleaning Supplies - Huebner	2,288.45	0.10	216.50	0.14
Cleaning Supplies - Broadway	2,307.36	0.10	219.56	0.14
Cleaning Supplies - Main	1,318.75	0.06	0.00	0.00
Cleaning Supplies - Lebanon	1,909.75	0.08	0.00	0.00
Cleaning Supplies - Mopac	1,949.87	0.08	201.87	0.13
Cleaning Supplies - Westlakes	1,327.59	0.06	61.96	0.04
Cleaning Supplies -Preston/Roy	0.00	0.00	0.00	0.00
Cleaning Supplies - Allen	1,655.60	0.07	0.00	0.00
Laundry and Clean Exp-Retail	0.00	0.00	0.00	0.00
Laundry and Clean Exp-Huebner	1,058.24	0.04	0.00	0.00
Laundry and Clean Exp-Broadway	1,693.54	0.07	0.00	0.00
Laundry and Clean Exp-Main	1,419.10	0.06	0.00	0.00
Laundry and Clean Exp-Lebanon	1,253.28	0.05	0.00	0.00
Laundry and Clean Exp-Mopac	1,049.23	0.04	0.00	0.00
Laundry and Clean Exp-Westlake	1,139.23	0.05	0.00	0.00
Laundry and Clean Exp-Royal	0.00	0.00	0.00	0.00
Laundry and Clean Exp- Allen	2,286.03	0.10	0.00	0.00
Finished Inv Quick Freeze Exp	0.00	0.00	0.00	0.00
Finished Inv Storage - FW	4,323.06	0.18	16.17	0.01
Uniform Rental Reimb	0.00	0.00	0.00	0.00
Uniform Rental Reimb-Huebner	(157.50)	(0.01)	0.00	0.00
Uniform Rental Reimb-Broadway	(147.50)	(0.01)	0.00	0.00
Uniform Rental Reimb-Main	(130.00)	(0.01)	0.00	0.00
Uniform Rental Reimb-Lebanon	(150.00)	(0.01)	0.00	0.00
Uniform Rental Reimb-Mopac	(185.00)	(0.01)	0.00	0.00
Uniform Rental Reimb-Westlake	(57.50)	(0.00)	0.00	0.00
Uniform Rental Reimb- Allen	(230.00)	(0.01)	0.00	0.00
Indirect Labor Costs-GiftWrap	0.00	0.00	0.00	0.00
Indirect Labor Costs-Packaging	62,855.64	2.65	4,376.13	2.73
Gift Wrapping Material	0.00	0.00	0.00	0.00

For Management Purposes Only

Page: 5

	Current Month		Year to Date
Packaging Expense	89.77	0.00	0.00	0.00
Packaging Expense - Medina	0.00	0.00	0.00	0.00
Packaging Expense - Boerne	96,690.65	4.08	1,719.70	1.07
Stock Based Comp-Packaging Exp	0.00	0.00	0.00	0.00
StockOption Comp-Packaging Exp	0.00	0.00	0.00	0.00
Packaging Exp. - Gift Wrapping	0.00	0.00	0.00	0.00
Trash Removal - Retail	16.54	0.00	0.00	0.00
Trash Removal - Huebner	811.03	0.03	147.46	0.09
Trash Removal - Broadway	2,212.57	0.09	0.00	0.00
Trash Removal - Main	393.36	0.02	0.00	0.00
Trash Removal - Lebanon	0.00	0.00	0.00	0.00
Trash Removal - Mopac	1,465.20	0.06	269.28	0.17
Trash Removal - Westlakes	0.00	0.00	0.00	0.00
Trash Removal - Royal	0.00	0.00	0.00	0.00
Trash Removal - Allen	401.22	0.02	0.00	0.00
Depr-Furn/Fix Retail	20,174.87	0.85	5,043.75	3.15
Depr-Furn/Fix-Huebner	0.00	0.00	0.00	0.00
Depr-Furn/Fix-Broadway	0.00	0.00	0.00	0.00
Depr-Furn/Fix-Main	0.00	0.00	0.00	0.00
Depr-Furn/Fix-Lebanon	0.00	0.00	0.00	0.00
Depr-Furn/Fix-Mopac	0.00	0.00	0.00	0.00
Depr-Furn/Fix-Westlakes	377.85	0.02	0.00	0.00
Depr-Furn/Fix-Allen	591.21	0.02	0.00	0.00
Sales - Salaries and Wag	0.00	0.00	0.00	0.00
Sales - Sal&Wag - Medina	0.00	0.00	0.00	0.00
Sales - Sal&Wag - Boerne	59,887.50	2.53	3,500.00	2.19
Sales - Sal&Wag - Retail	0.00	0.00	0.00	0.00
Sales - Sal&Wag - Huebner	53,367.60	2.25	5,438.95	3.40
Sales - Sal&Wag - Broadway	50,391.68	2.12	4,550.26	2.84
Sales - Sal&Wag - Main	27,477.55	1.16	0.00	0.00
Sales - Sal&Wag - Lebanon	81,986.95	3.46	8,973.00	5.61
Sales - Sal&Wag - Mopac	57,496.07	2.42	5,750.25	3.59
Sales - Sal&Wag - Westlakes	27,190.50	1.15	2,002.00	1.25
Sales - Sal&Wag - Royal	0.00	0.00	0.00	0.00
Sales - Sal&Wag - Allen	55,836.16	2.35	0.00	0.00
Stock Based Comp - Sales / Mkt	0.00	0.00	0.00	0.00
StockOption Comp - Sales / Mkt	0.00	0.00	0.00	0.00
Contract Labor (Admin)	10,300.05	0.43	0.00	0.00
Sales-Contract Labor (Retail)	0.00	0.00	0.00	0.00
Sales-Contract Labor-Huebner	0.00	0.00	0.00	0.00
Sales-Contract Labor-Evans	0.00	0.00	0.00	0.00
Sales-Contract Labor-Broadway	0.00	0.00	0.00	0.00
Sales-Contract Labor-Main	7,310.00	0.31	0.00	0.00
Sales-Contract Labor-Lebanon	0.00	0.00	0.00	0.00
Sales-Contract Labor-Mopac	0.00	0.00	0.00	0.00
Sales-Contract Labor-Westlake	0.00	0.00	0.00	0.00
Sales-Contract Labor-Royal	0.00	0.00	0.00	0.00
Sales-Contract Labor-Allen	55.00	0.00	0.00	0.00
Dist. Exp - Frght/WholSlRembrs	0.00	0.00	0.00	0.00
Dist. Exp - Dep.WebsiteSoftwar	0.00	0.00	0.00	0.00
Dist. Exp - Internet Exp Alloc	0.00	0.00	0.00	0.00
Dist. Exp - InsurancOffsiteInv	0.00	0.00	0.00	0.00
Dist. Exp - Dep. Package Equip	2,654.11	0.11	663.54	0.41
Rent or Lease Expense-Huebner	36,016.53	1.52	6,548.46	4.09
Rent or Lease Expense-Evans	0.00	0.00	0.00	0.00

For Management Purposes Only

Page: 6

	Current Month		Year to Date
Rent or Lease Expense-Broadway	40,545.60	1.71	10,136.40	6.33
Rent or Lease Expense-Main	22,834.44	0.96	0.00	0.00
Rent or Lease Expense-Frisco	51,240.74	2.16	5,080.44	3.17
Rent or Lease Expense-Mopac	55,331.24	2.33	9,494.28	5.93
Rent or Lease Expense-Westlake	36,109.60	1.52	3,270.77	2.04
Rent or Lease Expense-Preston	0.00	0.00	0.00	0.00
Rent or Lease Expense-Allen	46,200.70	1.95	0.00	0.00
Utilities Expense - Huebner	9,398.41	0.40	911.34	0.57
Utilities Expense - Evans	0.00	0.00	0.00	0.00
Utilities Expense - Broadway	13,244.65	0.56	1,924.40	1.20
Utilities Expense - Main	3,491.66	0.15	0.00	0.00
Utilities Expense - Lebanon	12,224.47	0.52	850.55	0.53
Utilities Expense - Mopac	11,229.03	0.47	2,454.06	1.53
Utilities Expense - Westlake	6,169.54	0.26	493.52	0.31
Utilities Expense - Preston-Ro	0.00	0.00	0.00	0.00
Utilities Expense - Allen	6,022.19	0.25	0.00	0.00
Depr-Retail Selling Equip	34,661.59	1.46	8,665.44	5.41
Depr-Retail Equip-Huebner	0.00	0.00	0.00	0.00
Depr-Retail Equip-Broadway	0.00	0.00	0.00	0.00
Depr-Retail Equip-Main	0.00	0.00	0.00	0.00
Depr-Retail Equip-Lebanon	0.00	0.00	0.00	0.00
Depr-Retail Equip-Mopac	0.00	0.00	0.00	0.00
Depr-Retail Equip-Westlakes	1,427.07	0.06	0.00	0.00
Depr-Retail Equip-Allen	126.84	0.01	0.00	0.00
Lease Expense - Retail Equip	822.45	0.03	822.45	0.51
Lease Expense - Huebner	1,308.59	0.06	238.04	0.15
Lease Expense - Broadway	1,605.95	0.07	292.13	0.18
Lease Expense - Main	973.20	0.04	0.00	0.00
Lease Expense - Lebanon	0.00	0.00	0.00	0.00
Lease Expense - Mopac	0.00	0.00	0.00	0.00
Lease Expense - Westlakes	1,607.54	0.07	292.28	0.18
Lease Expense - Allen	0.00	0.00	0.00	0.00
Store Decorations	0.00	0.00	0.00	0.00
Distribution Expenses	(370.00)	(0.02)	0.00	0.00
Dist. Exp - Bad Debt Expense	0.00	0.00	0.00	0.00
Dist. Exp - Benny Selling Exp.	0.00	0.00	0.00	0.00
Dist. Exp - Temp Storage	1,672.50	0.07	0.00	0.00
Dist. Exp - Sample Agency	110.00	0.00	0.00	0.00
Dist. Exp - Advertising/Mkting	1,885.52	0.08	500.00	0.31
Dist. Exp - Advert/Mkt Retail	3,816.79	0.16	0.00	0.00
Dist. Exp - Advert/Mkt-Huebner	5.14	0.00	0.00	0.00
Dist. Exp - Advert/Mkt-Broadwa	250.00	0.01	0.00	0.00
Dist. Exp - Advert/Mkt-Main	175.64	0.01	0.00	0.00
Dist. Exp - Advert/Mkt-Lebanon	69.00	0.00	0.00	0.00
Dist. Exp - Advert/Mkt-Mopac	0.00	0.00	0.00	0.00
Dist. Exp - Advert/Mkt-Westlak	0.00	0.00	0.00	0.00
Dist. Exp - Advert/Mkt-Allen	0.00	0.00	0.00	0.00
Dist. Exp - Mkting - Samples	2,556.24	0.11	0.00	0.00
Dist. Exp - Mkting - Resends	753.45	0.03	0.00	0.00
Dist. Exp - Adv/Mkt - Corp	0.00	0.00	0.00	0.00
Dist. Exp - Telemarketing	0.00	0.00	0.00	0.00
Dist. Exp - Auto Exp	0.00	0.00	0.00	0.00
Dist. Exp - Auto Exp	2,014.51	0.08	0.00	0.00
Dist. Exp - MktngPromoWholsale	0.00	0.00	0.00	0.00
Dist. Exp - MktProgram-SysSA	0.00	0.00	0.00	0.00

For Management Purposes Only

Page: 7

	Current Month		Year to Date
Dist. Exp - MktProgram-SysDall	0.00	0.00	0.00	0.00
Dist. Exp - CorpMktProgram-BEK	0.00	0.00	0.00	0.00
Dist. Exp - Commissions	0.00	0.00	0.00	0.00
Dist. Exp - Corp Sales Comm.	0.00	0.00	0.00	0.00
Dist. Exp - ECommerce/Web Host	16,852.76	0.71	1,388.46	0.87
Dist. Exp - Equipment	0.00	0.00	0.00	0.00
Dist. Exp - Equipment - Retail	0.00	0.00	0.00	0.00
Dist. Exp - MktProgram-SysJack	0.00	0.00	0.00	0.00
Dist. Exp - Entertainment	0.00	0.00	0.00	0.00
Dist. Exp - Shipping/Mkting	1,973.11	0.08	0.00	0.00
Dist. Exp - Freight/Pk U Allow	7,264.00	0.31	134.00	0.08
Dist. Exp - Freight/TransLocal	13,711.33	0.58	0.00	0.00
Dist. Exp - Shipping/Retail	182,640.92	7.70	0.00	0.00
Dist. Exp - Foodshow/Cty Fair	0.00	0.00	0.00	0.00
Dist. Exp - Foodshow/Cty Fair	0.00	0.00	0.00	0.00
Dist. Exp - Foodshow Promotion	5,010.00	0.21	0.00	0.00
Dist. Exp - Lodging	0.00	0.00	0.00	0.00
Dist. Exp - Lodging	817.98	0.03	0.00	0.00
Dist. Exp - Internet	0.00	0.00	0.00	0.00
Dist. Exp - Website Maint/Enhn	0.00	0.00	0.00	0.00
Dist. Exp - Meals	0.00	0.00	0.00	0.00
Dist. Exp - Meals	1,022.30	0.04	0.00	0.00
Dist. Exp - Foodshow Fees	0.00	0.00	0.00	0.00
Dist. Exp - Foodshow Other Exp	0.00	0.00	0.00	0.00
Dist. Exp - Freight/TransNotLo	0.00	0.00	0.00	0.00
Dist. Exp - InhouFdServCommiss	0.00	0.00	0.00	0.00
Dist. Exp - Merchant/CC Fees	0.00	0.00	0.00	0.00
Dist. Exp - Merchant/CC Fees	18,916.49	0.80	0.00	0.00
Dist. Exp - Merch/CC - Retail	0.00	0.00	0.00	0.00
Dist. Exp - Merch/CC - Huebner	5,017.09	0.21	0.00	0.00
Dist. Exp - Merch/CC - Broadwa	4,017.79	0.17	0.00	0.00
Dist. Exp - Merch/CC - Main	3,228.80	0.14	0.00	0.00
Dist. Exp - Merch/CC - Lebanon	5,268.86	0.22	0.00	0.00
Dist. Exp - Merch/CC - Mopac	4,688.40	0.20	0.00	0.00
Dist. Exp - Merch/CC-Westlakes	3,560.00	0.15	0.00	0.00
Dist. Exp - Merch/CC - Royal	0.00	0.00	0.00	0.00
Dist. Exp - Merch/CC - Allen	3,079.58	0.13	0.00	0.00
Dist. Exp - MktProgram-SyscoSA	0.00	0.00	0.00	0.00
Dist. Exp - MktProgram-BEK-SA	0.00	0.00	0.00	0.00
Dist. Exp - MktProgram-ChenBro	0.00	0.00	0.00	0.00
Dist. Exp - Contract Media	0.00	0.00	0.00	0.00
Dist. Exp - Printing	0.00	0.00	0.00	0.00
Dist. Exp - Purchase Disc/Exp	0.00	0.00	0.00	0.00
Dist. Exp - Rebates	0.00	0.00	0.00	0.00
Dist. Exp - Cell-Phone Exp	120.00	0.01	0.00	0.00
Dist. Exp - Storage	2,453.35	0.10	0.00	0.00
Dist. Exp - Travel/Parking/Tip	0.00	0.00	0.00	0.00
Dist. Exp - Travel/Parking/Tip	444.52	0.02	0.00	0.00
Dist. Exp -Samples - Wholesale	585.88	0.02	0.00	0.00
Dist. Exp -Samples - BEK-SA	1,215.86	0.05	0.00	0.00
Dist. Exp -Samples - BEK-DFW	0.00	0.00	0.00	0.00
Dist. Exp -Samples - BEK-Albuq	80.43	0.00	0.00	0.00
Dist. Exp -Samples - BEK-OK	1,575.04	0.07	0.00	0.00
Dist. Exp -Samples - BEK-Amllo	46.59	0.00	0.00	0.00
Dist. Exp -Samples - BEK-LitRk	0.00	0.00	0.00	0.00

For Management Purposes Only

Page: 8

	Current Month		Year to Date
Dist. Exp -Samples - MPF-Hou	0.00	0.00	0.00	0.00
Dist. Exp -Samples - 3rdCoast	0.00	0.00	0.00	0.00
Dist. Exp -Samples - PFG-Tmpl	0.00	0.00	0.00	0.00
Dist. Exp -Samples - Foodshows	1,193.00	0.05	0.00	0.00
Dist. Exp -Samples - HEB	0.00	0.00	0.00	0.00
Dist. Exp -Samples - CheneyRI	0.00	0.00	0.00	0.00
Dist. Exp -Samples - CheneyOC	0.00	0.00	0.00	0.00
Dist. Exp -Samples - Reinhart	0.00	0.00	0.00	0.00
Dist. Exp -Samples - Sysco-SA	36.78	0.00	36.78	0.02
Dist. Exp -Samples - Sysco-RR	0.00	0.00	0.00	0.00
Dist. Exp -Samples - Sysco-Hou	0.00	0.00	0.00	0.00
Dist. Exp -Samples - Sysco-Dal	3,147.00	0.13	3,147.00	1.97
Dist. Exp -Samples - Sysco-STL	0.00	0.00	0.00	0.00
Dist. Exp -Samples - Sysco-ATL	0.00	0.00	0.00	0.00
Dist. Exp -Samples - Sysco-CFL	0.00	0.00	0.00	0.00
Dist. Exp -Samples - Sysco-Jac	0.00	0.00	0.00	0.00
Dist. Exp -Samples - Sysco-ETX	0.00	0.00	0.00	0.00
Dist. Exp -Samples - Sysco-OK	0.00	0.00	0.00	0.00
Dist. Exp -Samples - USFood-A	0.00	0.00	0.00	0.00
Dist. Exp -Samples - USFood-OK	0.00	0.00	0.00	0.00
Dist. Exp - MktProgram-BEKAmar	0.00	0.00	0.00	0.00
Dist. Exp - MktProgram-SysJack	0.00	0.00	0.00	0.00
Dist. Exp - Subscriptions	0.00	0.00	0.00	0.00
Dist. Exp - Gift Card	0.00	0.00	0.00	0.00
Dist. Exp - Unauth Deduct Pend	0.00	0.00	0.00	0.00
Default Purchase Expense	0.00	0.00	0.00	0.00
Account Maintenance - Expense	0.00	0.00	0.00	0.00
Account Maintenance - Expense	0.00	0.00	0.00	0.00
Advertising Expense	0.00	0.00	0.00	0.00
Advertising Expense	0.00	0.00	0.00	0.00
Advertising Expense	0.00	0.00	0.00	0.00
Amortization Expense	0.00	0.00	0.00	0.00
Amortization Expense	4,547.58	0.19	0.00	0.00
Auto Expense	0.00	0.00	0.00	0.00
Auto Expense	0.00	0.00	0.00	0.00
Auto Expense	7,142.43	0.30	317.92	0.20
Bad Debt Expense	0.00	0.00	0.00	0.00
Bank Charges	0.00	0.00	0.00	0.00
Bank Charges	0.00	0.00	0.00	0.00
Bank Charges	545.40	0.02	0.00	0.00
Cash Over and Short	0.00	0.00	0.00	0.00
Cash Over and Short - Medina	0.00	0.00	0.00	0.00
Cash Over and Short - Boerne	160.48	0.01	0.00	0.00
Cash Over and Short - Retail	0.00	0.00	0.00	0.00
Charitable Contributions Exp	0.00	0.00	0.00	0.00
Charitable Contributions Exp	0.00	0.00	0.00	0.00
Charitable Contributions Exp	35.00	0.00	0.00	0.00
Board/Director Fees Exp	0.00	0.00	0.00	0.00
Board/Director Fees - Boerne	0.00	0.00	0.00	0.00
Compliance Expense	0.00	0.00	0.00	0.00
Compliance Expense - Boerne	2,169.00	0.09	225.00	0.14
Computer/Network Support	0.00	0.00	0.00	0.00
Computer/Network Support	1,341.52	0.06	114.47	0.07
Computer/Netwrk Support Retail	0.00	0.00	0.00	0.00
Computer/Netwrk Support-Huebne	17.10	0.00	0.00	0.00

For Management Purposes Only

Page: 9

	Current Month		Year to Date
Computer/Netwrk Support-Broadw	17.10	0.00	0.00	0.00
Computer/Netwrk Support-Main	17.10	0.00	0.00	0.00
Computer/Netwrk Support-Lebano	17.10	0.00	0.00	0.00
Computer/Netwrk Support-Mopac	17.10	0.00	0.00	0.00
Computer/Netwrk Support-Westla	17.10	0.00	0.00	0.00
Computer/Netwrk Support- Allen	17.10	0.00	0.00	0.00
Copying Expense	0.00	0.00	0.00	0.00
Copying Expense	0.00	0.00	0.00	0.00
Copying Expense	0.00	0.00	0.00	0.00
Depreciation Exp	0.00	0.00	0.00	0.00
Depreciation Exp	1,031.24	0.04	246.64	0.15
Depreciation Exp-Retail	32,533.07	1.37	7,509.96	4.69
Depreciation Exp-Huebner	267.09	0.01	0.00	0.00
Depreciation Exp-Broadway	0.00	0.00	0.00	0.00
Depreciation Exp-Main	0.00	0.00	0.00	0.00
Depreciation Exp-Lebanon	0.00	0.00	0.00	0.00
Depreciation Exp-Mopac	0.00	0.00	0.00	0.00
Depreciation Exp-Westlakes	16.17	0.00	0.00	0.00
Depreciation Exp-Allen	2.70	0.00	0.00	0.00
Dues and Subscriptions Exp	0.00	0.00	0.00	0.00
Dues and Subscriptions Exp	692.70	0.03	0.00	0.00
Employee Benefit Programs Exp	0.00	0.00	0.00	0.00
Equipment Expense	0.00	0.00	0.00	0.00
Equipment Expense - Boerne	4,924.13	0.21	1,200.52	0.75
Equipment Expense - Huebner	1,511.69	0.06	129.90	0.08
Equipment Expense - Evans	0.00	0.00	0.00	0.00
Equipment Expense - Broadway	532.66	0.02	0.00	0.00
Equipment Expense - Main	551.83	0.02	0.00	0.00
Equipment Expense - Lebanon	2,833.20	0.12	40.59	0.03
Equipment Expense - Mopac	2,163.08	0.09	0.00	0.00
Equipment Expense - Westlake	138.02	0.01	0.00	0.00
Equipment Expense - Preston-Ro	0.00	0.00	0.00	0.00
Equipment Expense - Allen	1,109.04	0.05	0.00	0.00
Freight Expense	0.00	0.00	0.00	0.00
Freight Expense	154.81	0.01	0.00	0.00
Gifts Expense	0.00	0.00	0.00	0.00
Gifts Expense	0.00	0.00	0.00	0.00
Income Tax Expense	0.00	0.00	0.00	0.00
Tax - Margin	1,125.00	0.05	0.00	0.00
Insurance Expense	0.00	0.00	0.00	0.00
Insurance Expense	0.00	0.00	0.00	0.00
Insurance Exp - Bus.Owners	0.00	0.00	0.00	0.00
Insurance Exp - Bus.Owners	8,197.25	0.35	0.00	0.00
Insurance Exp - Work.Comp.	0.00	0.00	0.00	0.00
Insurance Exp - Work.Comp.	6,690.56	0.28	0.00	0.00
Ins Exp-WorkComp-Huebner	690.34	0.03	65.79	0.04
Ins Exp-WorkComp-Broadway	583.59	0.02	55.05	0.03
Ins Exp-WorkComp-Main	313.96	0.01	0.00	0.00
Ins Exp-WorkComp-Lebanon	946.58	0.04	99.09	0.06
Ins Exp-WorkComp-Mopac	665.87	0.03	69.57	0.04
Ins Exp-WorkComp-Westlakes	314.52	0.01	24.22	0.02
Ins Exp-WorkComp-Allen	644.35	0.03	0.00	0.00
Interest Exp - TCA	69,815.32	2.94	0.00	0.00
Interest Exp - TCA(Premium)	10,500.00	0.44	0.00	0.00
Interest Expense	0.00	0.00	0.00	0.00

For Management Purposes Only

Page: 10

	Current Month		Year to Date
Interest Expense - Boerne	2,988.44	0.13	271.55	0.17
Interest Exp - Stock Comp	0.00	0.00	0.00	0.00
Internet Expense	0.00	0.00	0.00	0.00
Internet Expense	6,741.08	0.28	1,242.58	0.78
Internet Expense- Retail	0.00	0.00	0.00	0.00
Internet Expense- Huebner	769.45	0.03	209.85	0.13
Internet Expense- Broadway	769.45	0.03	139.90	0.09
Internet Expense- Main	419.70	0.02	0.00	0.00
Internet Expense- Lebanon	699.50	0.03	69.95	0.04
Internet Expense- Mopac	499.50	0.02	49.95	0.03
Internet Expense- Westlakes	879.45	0.04	159.90	0.10
Internet Expense- Allen	571.35	0.02	0.00	0.00
Investor Relations - Boerne	0.00	0.00	0.00	0.00
Investor Relations-Stock Comp	0.00	0.00	0.00	0.00
Cleaning - Office	0.00	0.00	0.00	0.00
Legal and Professional Expense	0.00	0.00	0.00	0.00
Legal and Professional Expense	18,030.80	0.76	2,350.00	1.47
Licenses, Fees & Permits Exp	0.00	0.00	0.00	0.00
Licenses, Fees & Permits Exp	980.71	0.04	144.24	0.09
Licenses, Fees/Permits-Huebner	453.20	0.02	0.00	0.00
Licenses, Fees/Permits-Broadwa	200.00	0.01	0.00	0.00
Licenses, Fees/Permits-Main	0.00	0.00	0.00	0.00
Licenses, Fees/Permits-Lebanon	600.00	0.03	0.00	0.00
Licenses, Fees/Permits-Mopac	310.00	0.01	0.00	0.00
Licenses, Fees/Permits-Westlak	(99.00)	(0.00)	0.00	0.00
Licenses, Fees/Permits-Royal	0.00	0.00	0.00	0.00
Licenses, Fees/Permits-Allen	0.00	0.00	0.00	0.00
Loss on NSF Checks	0.00	0.00	0.00	0.00
Maintenance Expense	0.00	0.00	0.00	0.00
Maintenance-Grounds	50.00	0.00	0.00	0.00
Maintenance-Building/Grounds	851.33	0.04	0.00	0.00
Maintenance-Building-Retail	0.00	0.00	0.00	0.00
Maintenance-Building-Huebne	25.14	0.00	0.00	0.00
Maintenance-Building-Broadway	5.70	0.00	0.00	0.00
Maintenance-Building-Main	24.32	0.00	0.00	0.00
Maintenance-Building-Lebanon	0.00	0.00	0.00	0.00
Maintenance-Building-Mopac	84.24	0.00	0.00	0.00
Maintenance-Building-Westlake	0.00	0.00	0.00	0.00
Maintenance-Building-Royal	0.00	0.00	0.00	0.00
Maintenance-Building-Allen	1,183.95	0.05	100.00	0.06
Maintenance - Office Equip	0.00	0.00	0.00	0.00
Maintenance - Office Equip	0.00	0.00	0.00	0.00
Maintenance - Parking Lot	0.00	0.00	0.00	0.00
Maintenance - Parking Lot	0.00	0.00	0.00	0.00
Meals and Entertainment Exp	0.00	0.00	0.00	0.00
Meals and Entertainment Exp	0.00	0.00	0.00	0.00
Meals and Entertainment Exp	31.90	0.00	0.00	0.00
Miscellaneous Expense	70.00	0.00	70.00	0.04
Office Decorations	0.00	0.00	0.00	0.00
Office Decorations	0.00	0.00	0.00	0.00
Office Decorations	0.00	0.00	0.00	0.00
Office Supplies Expense	0.00	0.00	0.00	0.00
Office Supplies Exp - Medina	0.00	0.00	0.00	0.00
Office Supplies Exp - Boerne	3,448.91	0.15	0.00	0.00
Office Supplies Exp - Retail	0.00	0.00	0.00	0.00

For Management Purposes Only

Page: 11

	Current Month		Year to Date
Office Supplies Exp - Huebner	0.00	0.00	0.00	0.00
Office Supplies Exp - Broadway	141.49	0.01	0.00	0.00
Office Supplies Exp - Main	95.90	0.00	0.00	0.00
Office Supplies Exp - Lebanon	224.44	0.01	0.00	0.00
Office Supplies Exp - Mopac	76.62	0.00	0.00	0.00
Office Supplies Exp - Westlake	4.04	0.00	0.00	0.00
Office Supplies Exp - Royal	0.00	0.00	0.00	0.00
Office Supplies Exp - Allen	63.75	0.00	0.00	0.00
Office Equipment Expense	0.00	0.00	0.00	0.00
Office Equipment Exp - Boerne	0.00	0.00	0.00	0.00
Office Equipment Lease	0.00	0.00	0.00	0.00
Office Equipment Lease -Boerne	0.00	0.00	0.00	0.00
Payroll - Admin Salaries	0.00	0.00	0.00	0.00
Payroll - Admin Salaries	167,562.82	7.07	18,754.17	11.72
Stock Based Comp - Admin	0.00	0.00	0.00	0.00
StkOption Based Comp - Admin	0.00	0.00	0.00	0.00
Stock Based Comp - BOD	0.00	0.00	0.00	0.00
StkOption Based Comp - BOD	0.00	0.00	0.00	0.00
Payroll Admin Expense	0.00	0.00	0.00	0.00
Payroll Admin Expense	2,915.66	0.12	0.00	0.00
Payroll Admin Exp-Huebner	2,360.13	0.10	321.42	0.20
Payroll Admin Exp-Broadway	2,330.57	0.10	327.81	0.20
Payroll Admin Exp-Main	1,391.60	0.06	0.00	0.00
Payroll Admin Exp-Lebanon	2,615.89	0.11	351.79	0.22
Payroll Admin Exp-Mopac	2,321.43	0.10	308.61	0.19
Payroll Admin Exp-Westlakes	2,246.21	0.09	297.42	0.19
Payroll Admin Exp-Allen	2,095.99	0.09	98.07	0.06
Payroll Tax Expense	0.00	0.00	0.00	0.00
Payroll Tax Expense	0.00	0.00	0.00	0.00
Payroll Tax Expense	24,021.48	1.01	0.00	0.00
Payroll Tax Exp-Huebner	4,260.93	0.18	436.27	0.27
Payroll Tax Exp-Broadway	4,064.98	0.17	375.39	0.23
Payroll Tax Exp-Main	2,139.19	0.09	0.00	0.00
Payroll Tax Exp-Lebanon	6,583.45	0.28	673.10	0.42
Payroll Tax Exp-Mopac	4,598.96	0.19	461.92	0.29
Payroll Tax Exp-Westlakes	2,205.62	0.09	165.16	0.10
Payroll Tax Exp-Allen	4,582.79	0.19	0.00	0.00
SUTA Expense - Missouri	0.00	0.00	0.00	0.00
SUTA Expense - Texas	1,266.19	0.05	0.00	0.00
SUTA Exp-Texas-Huebner	509.43	0.02	69.08	0.04
SUTA Exp-Texas-Broadway	600.65	0.03	61.88	0.04
SUTA Exp-Texas-Main	185.63	0.01	0.00	0.00
SUTA Exp-Texas-Lebanon	1,050.38	0.04	111.35	0.07
SUTA Exp-Texas-Mopac	589.75	0.02	73.30	0.05
SUTA Exp-Texas-Westlakes	373.30	0.02	27.22	0.02
SUTA Exp-Texas-Allen	848.70	0.04	0.00	0.00
Penalty Expense	3,302.45	0.14	879.90	0.55
Late Fees	11,240.29	0.47	0.00	0.00
Pest Control Services- Retail	0.00	0.00	0.00	0.00
Pest Control Services- Huebner	593.58	0.03	0.00	0.00
Pest Control Services-Broadway	472.50	0.02	0.00	0.00
Pest Control Services- Main	151.56	0.01	0.00	0.00
Pest Control Services- Lebanon	658.76	0.03	0.00	0.00
Pest Control Services- Mopac	487.17	0.02	0.00	0.00
Pest Control Services-Westlake	433.01	0.02	0.00	0.00

For Management Purposes Only

Page: 12

	Current Month		Year to Date
Pest Control Services- Allen	582.40	0.02	0.00	0.00
Postage Expense	0.00	0.00	0.00	0.00
Postage Expense	100.45	0.00	0.00	0.00
Press Release Exp	1,050.00	0.04	0.00	0.00
Rent or Lease Expense	0.00	0.00	0.00	0.00
Rent or Lease Expense	9,032.76	0.38	2,258.19	1.41
Rent Exp - Sanitation Equip	0.00	0.00	0.00	0.00
Repairs Expense	0.00	0.00	0.00	0.00
Repairs Expense	0.00	0.00	0.00	0.00
Retail Administration Expense	0.00	0.00	0.00	0.00
Retail Business Develop Exp	0.00	0.00	0.00	0.00
Supplies Expense	0.00	0.00	0.00	0.00
Supplies Expense	5.35	0.00	0.00	0.00
Tax - Property	0.00	0.00	0.00	0.00
Tax - Property - Medina	(19.09)	(0.00)	0.00	0.00
Tax - Property - Boerne	0.00	0.00	0.00	0.00
Tax - Property - Bexar	0.00	0.00	0.00	0.00
Tax - Property - Tarrant	0.00	0.00	0.00	0.00
Tax - Property - Alamo Heights	0.00	0.00	0.00	0.00
Tax - Property - Collin Ctny	0.00	0.00	0.00	0.00
Tax - Property -Gillespie Ctny	0.00	0.00	0.00	0.00
Tax - Property - Frisco ISD	0.00	0.00	0.00	0.00
Telephone Service	0.00	0.00	0.00	0.00
Telephone Service - Medina	0.00	0.00	0.00	0.00
Telephone Service - Boerne	3,451.54	0.15	0.00	0.00
Telephone Service - Retail	(0.59)	(0.00)	0.00	0.00
Telephone Service - Huebner	1,289.99	0.05	357.26	0.22
Telephone Service - Broadway	1,201.24	0.05	224.20	0.14
Telephone Service - Main	685.14	0.03	0.00	0.00
Telephone Service - Lebanon	1,128.74	0.05	117.05	0.07
Telephone Service - Mopac	1,172.26	0.05	119.22	0.07
Telephone Service - Westlakes	1,416.17	0.06	260.35	0.16
Telephone Service - Allen	303.01	0.01	0.00	0.00
Telephone Exp - Long Distance	0.00	0.00	0.00	0.00
Telephone - Long Dist - Medina	0.00	0.00	0.00	0.00
Telephone - Long Dist - Boerne	0.00	0.00	0.00	0.00
Telephone Exp - Cell Phone	0.00	0.00	0.00	0.00
Telephone Exp - Cell Phone	194.05	0.01	0.00	0.00
Trash Removal	0.00	0.00	0.00	0.00
Travel Expense	0.00	0.00	0.00	0.00
Travel Expense - Boerne	0.00	0.00	0.00	0.00
Training/Continuing Education	0.00	0.00	0.00	0.00
Training/Continuing Education	0.00	0.00	0.00	0.00
Transfer Agent Expenses	0.00	0.00	0.00	0.00
Transfer Agent Expenses	4,015.77	0.17	653.91	0.41
Wages Expense	0.00	0.00	0.00	0.00
Utilities Expense	0.00	0.00	0.00	0.00
Utilities Expense	3,195.10	0.13	260.02	0.16
Sales Tax Overpayment	0.00	0.00	0.00	0.00
Other Expense	0.00	0.00	0.00	0.00
Other Expense	0.00	0.00	0.00	0.00
(Gain)/Loss on Sale of Assets	0.00	0.00	0.00	0.00
(Gain)/Loss on Sale of Assets	0.00	0.00	0.00	0.00
Start-up Expenses	0.00	0.00	0.00	0.00
Start-up Exp - Consulting	0.00	0.00	0.00	0.00

For Management Purposes Only

Page: 13

	Current Month		Year to Date
Start-up Exp - Filing Fees	0.00	0.00	0.00	0.00
Start-up Exp - Fundraising	0.00	0.00	0.00	0.00
Start-up Exp - Offering Exp	0.00	0.00	0.00	0.00
Start-up Exp - Legal & Profess	0.00	0.00	0.00	0.00
Start-up Exp - Logo Design	0.00	0.00	0.00	0.00
Start-up Exp - Meals	0.00	0.00	0.00	0.00
Start-up Exp - Postage	0.00	0.00	0.00	0.00
Start-up Expenses - Rent	0.00	0.00	0.00	0.00
Start-up Expenses - Research	0.00	0.00	0.00	0.00
Start-up Expenses - Salaries	0.00	0.00	0.00	0.00
Start-up Expenses - Stock Cert	0.00	0.00	0.00	0.00
Start-up Expenses -Utitlities	0.00	0.00	0.00	0.00
Suspense - Transfers	0.00	0.00	0.00	0.00
Suspense - Transfers	0.00	0.00	0.00	0.00
Suspense - Transfers	0.00	0.00	0.00	0.00
Suspense	0.00	0.00	0.00	0.00
Suspense	0.00	0.00	0.00	0.00
Suspense - Huebner	0.00	0.00	0.00	0.00
Suspense - Broadway	0.00	0.00	0.00	0.00
Suspense - Main	0.00	0.00	0.00	0.00
Suspense - Lebanon	0.00	0.00	0.00	0.00
Suspense - Mopac	0.00	0.00	0.00	0.00
Suspense - Westlake	0.00	0.00	0.00	0.00
Suspense - Allen	0.00	0.00	0.00	0.00

Total Expenses	1,845,510.86	77.81	142,980.08	89.32

Net Income	457,750.76)	(19.30)	66,777.03)	(41.72)

For Management Purposes Only

Page: 14

Exhibit C1– Debtor’s Financials During Bankruptcy

30

Tootie Pie Co. Incorporated

Balance Sheet

October 31, 2013

ASSETS
Current Assets
Petty Cash - Boerne	$620.60
Petty Cash - Huebner	150.00
Petty Cash - Broadway	100.00
Petty Cash - Lebanon	640.00
Petty Cash - Mopac	100.00
Petty Cash - Westlake	250.00
Checking Acct-Frost Bank	8,890.09
Frost Bank-Operating Account	113.05
Frost Bank-Cash Collateral	17,333.18
Frost Bank-TCA Inv Escrow	56,389.80
Checking Acct-Frost Bank CC	1.91
Accounts Receivable	45,350.61
Allowance for Doubtful Account	(261.45)
Product Packaging Inv - Boerne	21,899.79
Raw Mat Inventory - VersaCold	0.01
Raw Mat Inventory - Boerne	12,620.35
Raw Mat Inventory - Huebner	4,623.72
Raw Mat Inventory - Evans	(0.01)
Raw Mat Inventory - Broadway	2,596.91
Raw Mat Inventory - Main	200.78
Raw Mat Inventory - Lebanon	1,983.27
Raw Mat Inventory - Mopac	3,456.42
Raw Mat Inventory - Westlake	2,472.64
Raw Mat Inventory - Allen	1,896.40
Supplies Inv - 11” Pie Pan	2,488.38
Merchandise Inventory - Boerne	3,380.09
Finished Goods Inv-VersaColdSA	3,895.35
Finished Goods Inv-VersaColdFW	6,591.68
Finished Goods Inv - Boerne	(49,837.57)
Finished Goods Inv - Huebner	16,934.48
Finished Goods Inv - Broadway	12,749.23
Finished Goods Inv - Main	1,100.84
Finished Goods Inv - Lebanon	15,025.37
Finished Goods Inv - Mopac	12,675.94
Finished Goods Inv - Westlake	8,836.14
Finished Goods Inv - Allen	11,201.61
Inventory Adj for CoGS	317,454.33
Prepaid Expenses - Advertizing	600.81
Prepaid Expenses - Insurance	9,943.00
Prepaid Expenses - Interest	1,592.00
Prepaid Expenses - Rent	7,486.00
Prepaid Expenses - TechSupport	0.05
Prepaid Expenses - Stock Comp	16,480.00
Prepaid Expenses - Licenses	96.24
Prepaid Expenses - Legal&Prof	9,833.29
Prepaid Expenses - POS Fees	0.04
Prepaid Expenses - TCA Fees	5,137.42
Prepaid Expenses - Repairs	(0.05)

Unaudited - For Management Purposes Only

Prepaid Expenses – RawApple	(0.01)

Total Current Assets		595,092.73

Property and Equipment

Furniture and Fixtures	161,312.32
Equipment - Retail	267,253.86
Equipment - Manufacturing	194,642.20
Computer Equipment	64,683.47
Computer Software	84,935.82
Equipment - Packaging	12,485.31
Other Depreciable Property	2,447.00
Construct n Progress-WebDesign	12,260.00
Leasehold Improvements	209,989.98
Leasehold Improvements-Pk Lot	1,270.00
Leasehold Improvements-Prep Rm	2,910.96
Building	7,000.00
Accum Depr - Furniture	(62,901.47)
Accum Depr - Retail Equipment	(119,038.24)
Accum Depr - Manuf. Equipment	(147,242.70)
Accum Depr - Package Equipment	(8,022.93)
Accum Depr - Computer	(40,264.25)
Accum Depr - Computer Software	(79,631.36)
Accum Depr - Other	(1,488.67)
Accum Depr - Leasehold	(124,855.47)
Accum Depr - Building	(7,000.00)

Total Property and Equipment		430,745.83

Other Assets

Intangible Assets	191,000.00
Deposits	48,924.15
Deposits - Bandera Electric	2,000.00
Deposits - Office Lease	3,000.00
Accum. Amortiz. - Intangibles	(191,000.00)

Total Other Assets		53,924.15

Total Assets		$$1,079,762.71

LIABILITIES AND CAPITAL

Current Liabilities

Accounts Payable	$425,298.88
Accounts Payable - Employees	5,382.49
Accts Payable Other	58,845.32
Accrued Expenses	1,875.00
Sales Tax Payable - Retail	(27.04)
Federal Payroll Taxes Payable	357.69
Notes Payable-Short Term	138,000.00
Deferred Revenue	47,565.37
Deferred Revenue - Huebner	(920.30)

Unaudited - For Management Purposes Only

Deferred Revenue - Broadway	(405.30)
Deferred Revenue - Main	(97.80)
Deferred Revenue - Lebanon	(2,283.75)
Deferred Revenue - Mopac	(284.50)
Deferred Revenue - Westlake	(609.55)
Deferred Revenue - Allen	(336.40)

Total Current Liabilities		672,360.11

Long-Term Liabilities
Notes Payable-Noncurrent	220,612.41
Note Payable#1-TCA Global	145,833.31
Note Payable#2-TCA Global	322,274.75

Total Long-Term Liabilities		688,720.47

Total Liabilities		1,361,080.58

Capital
Common Stock	14,738.10
Paid-in Capital	4,912,068.01
Retained Earnings	(4,961,479.98)
Net Income	(246,643.74)

Total Capital		(281,317.62)

Total Liabilities & Capital		$1,079,762.97

Unaudited - For Management Purposes Only

Tootie Pie Co. Incorporated

Income Statement

For the Four months Ending October 31, 2013

	Year to Date
Revenues
Pie Sales	$0.00	0.00
Revenue	1.00	0.00
Pie Sales - Retail	0.00	0.00
Pie Sales - Sliced - Medina	0.00	0.00
Pie Sales - Internet	46,346.42	10.20
Pie Sales - Internet - Yr Rder	0.00	0.00
Pie Sales - Festivals	0.00	0.00
Pie Sales - Festivals (Slices)	0.00	0.00
Pie Sales - Festivals (Slices)	241.10	0.05
Pie Sales - Festivals (Whole)	0.00	0.00
Pie Sales - Festivals (Whole)	0.00	0.00
Pie Sales - Mail/Phone Order	0.00	0.00
Pie Sales-Mail/Ph Order-Medina	0.00	0.00
Pie Sales-Mail/Ph Order-Boerne	0.00	0.00
Pie Sales - Quarterly	1,254.00	0.28
Pie Sales - Half Year	1,300.00	0.29
Pie Sales - Year Rounder	6,438.15	1.42
Pie Sales - Walk-in	0.00	0.00
Pie Sales - Walk-in - Medina	0.00	0.00
Pie Sales - Walk-in - Boerne	20,467.88	4.51
Pie Sales - Corporate	0.00	0.00
Pie Sales - Corporate - Medina	0.00	0.00
Pie Sales - Corporate - Boerne	91,106.06	20.05
Pie Sales - Certificates	0.00	0.00
Pie Sales - Certificates-Boern	0.00	0.00
Pie Sales - Fundraisers	2,250.00	0.50
Pie Sales - Huebner	70,320.95	15.48
Pie Sales - Evans	0.00	0.00
Pie Sales - Broadway	38,503.25	8.48
Pie Sales - Main	13,750.00	3.03
Pie Sales - Lebanon	13,500.94	2.97
Pie Sales - Mopac	44,196.64	9.73
Pie Sales - Westlake	8,855.34	1.95
Pie Sales - Preston-Royal	0.00	0.00
Pie Sales - Allen	671.76	0.15
Non-Pie Sales - Huebner	22,486.66	4.95
Non-Pie Sales - Evans	0.00	0.00
Non-Pie Sales - Broadway	11,835.20	2.61
Non-Pie Sales - Main	0.00	0.00
Non-Pie Sales - Lebanon	8,525.73	1.88
Non-Pie Sales - Mopac	14,191.92	3.12
Non-Pie Sales - Westlake	9,963.86	2.19
Non-Pie Sales - Preston-Royal	0.00	0.00
Non-Pie Sales - Allen	912.67	0.20
Beverage Sales - Huebner	6,055.12	1.33
Beverage Sales - Evans	0.00	0.00
Beverage Sales - Broadway	2,562.22	0.56
Beverage Sales - Main	0.00	0.00
Beverage Sales - Lebanon	3,272.72	0.72

For Management Purposes Only

Page: 1

	Year to Date
Beverage Sales - Mopac	5,348.89	1.18
Beverage Sales - Westlake	813.81	0.18
Beverage Sales - Preston-Royal	0.00	0.00
Beverage Sales - Allen	261.79	0.06
Other Sales - Huebner	310.00	0.07
Other Sales - Evans	0.00	0.00
Other Sales - Broadway	115.75	0.03
Other Sales - Main	0.00	0.00
Other Sales - Lebanon	49.90	0.01
Other Sales - Mopac	216.52	0.05
Other Sales - Westlake	24.95	0.01
Other Sales - Preston-Royal	0.00	0.00
Other Sales - Allen	0.00	0.00
Pie Sales - Employee	401.40	0.09
Pie Sales - Shipping Resends	0.00	0.00
Cobbler Sales	0.00	0.00
Cobbler Sales - Medina	0.00	0.00
Cobbler Sales - Boerne	0.00	0.00
Pie Sales - Wholesale	0.00	0.00
Pie Sales - BEK - HEB	0.00	0.00
Pie Sales - BEK - SA	52,599.96	11.58
Pie Sales - BEK-FW	0.00	0.00
Pie Sales - BEK-Alberquerque	0.00	0.00
Pie Sales - BEK-Oklahoma	0.00	0.00
Pie Sales - BEK- Amarillo	0.00	0.00
Pie Sales - BEK - Little Rock	0.00	0.00
Pie Sales - Excel	0.00	0.00
Pie Sales - KEHE	0.00	0.00
Pie Sales - PFG Temple	942.72	0.21
Pie Sales - PFG Roma - Dallas	4,537.02	1.00
Pie Sales - Cheney - Riviera	0.00	0.00
Pie Sales - Cheney - Ocala	0.00	0.00
Pie Sales - MartinPref-Houston	4,864.04	1.07
Pie Sales - HEB	8,748.08	1.93
Pie Sales - Frys/Kroger	0.00	0.00
Pie Sales - Reinhart	0.00	0.00
Pie Sales - Sysco-Central TX	12,427.64	2.74
Pie Sales - Sysco - Austin	0.00	0.00
Pie Sales - Sysco - Houston	6,671.23	1.47
Pie Sales - Sysco - Dallas	2,388.30	0.53
Pie Sales - Sysco - St.Louis	0.00	0.00
Pie Sales - Sysco - Atlanta	0.00	0.00
Pie Sales - Sysco - Cntrl FL	0.00	0.00
Pie Sales - Sysco - Jackson	0.00	0.00
Pie Sales - Sysco -East Texas	0.00	0.00
Pie Sales - Sysco - Oklahoma	0.00	0.00
Pie Sales - US Fdservic - Aust	0.00	0.00
Pie Sales - US Fdservic - OK	0.00	0.00
Pie Sales - Walgreens	0.00	0.00
Pie Sales -Third Coast Produce	0.00	0.00
Pie Sales - End User - Direct	0.00	0.00
Pie Sales - National Accts	0.00	0.00
Pie Sales - Catalog-Wholesale	0.00	0.00
Pie Sales - Catalog-Wholesale	1,017.85	0.22
Raw Apple Sales	0.00	0.00

For Management Purposes Only

Page: 2

	Year to Date
Merchandise Revenue	0.00	0.00
Sales Discounts	0.00	0.00
Sales Discounts - Medina	0.00	0.00
Sales Discounts - Boerne	(91.07)	(0.02)
Sales Discounts - Huebner	0.00	0.00
Sales Discounts - Evans	0.00	0.00
Sales Discounts - Broadway	0.00	0.00
Sales Discounts - Main	0.00	0.00
Sales Discounts - Lebanon	0.00	0.00
Sales Discounts - Mopac	0.00	0.00
Sales Discounts - Westlake	0.00	0.00
Sales Discounts - Preston-Roya	0.00	0.00
Sales Discounts - Allen	0.00	0.00
Sales Discounts - Investor	0.00	0.00
Sales Discounts - Employees	0.00	0.00
Sales Discounts - Fdraiser	0.00	0.00
Sales Discounts - Corp	0.00	0.00
Sales Discounts - 2nd Pies	0.00	0.00
Sales Discounts - Promo	0.00	0.00
Sales Discounts - Rebates	0.00	0.00
Sales Discounts - Merchandise	0.00	0.00
Sales Discounts - Groupon	0.00	0.00
Sales Returns and Allowances	0.00	0.00
Packaging Fee Income	1,235.00	0.27
Restocking Fee Income	0.00	0.00
Restocking Fee Income - Boerne	0.00	0.00
Shipping Charges Reimbursed	40,216.86	8.85
Wholesale Shipping Reimb	0.00	0.00
Other Income	341.37	0.08
Interest Income	0.00	0.00

Total Revenues	582,451.60	128.21

Cost of Sales
Cost of Goods Sold	0.00	0.00
Cost of Goods Sold - Medina	0.00	0.00
Cost of Goods Sold - Boerne	112,592.86	24.78
Cost of Goods Sold - Huebner	35,998.77	7.92
Cost of Goods Sold - Evans	0.00	0.00
Cost of Goods Sold - Broadway	27,606.35	6.08
Cost of Goods Sold - Main	0.00	0.00
Cost of Goods Sold - Lebanon	9,944.26	2.19
Cost of Goods Sold - Mopac	32,388.64	7.13
Cost of Goods Sold - Westlake	6,813.61	1.50
Cost of Goods Sold - Preston-R	0.00	0.00
Cost of Goods Sold - Allen	1,997.92	0.44
CoGS Adj for Inventory	0.00	0.00
Inventory Adjustment	0.00	0.00
Inventory Adjustment	0.00	0.00
Inventory Adjustment	0.00	0.00
Inventory Adjustment - Retail	0.00	0.00
Cost of Merchandise Sold	0.00	0.00
Manufacturing - Rejects	0.00	0.00
Manufacturing - Testing	0.00	0.00

For Management Purposes Only

Page: 3

	Year to Date
Manufacturing Equip Expense	0.00	0.00
Raw Material Purchases	0.00	0.00
Raw Material Purchases-Medina	0.00	0.00
Raw Material Purchases-Boerne	0.00	0.00
Raw Material Storage Expense	931.96	0.21
Raw Material Freight Expense	0.00	0.00
Special Order Products	0.00	0.00
Special Order Products	0.00	0.00
Cleaning Supplies	0.00	0.00
Cleaning Supplies - Medina	0.00	0.00
Cleaning Supplies - Boerne	85.55	0.02
Laundry and Cleaning Exp	0.00	0.00
Laundry and Cleaning Exp	91.83	0.02
Cooking Supplies	0.00	0.00
Cooking Supplies - Medina	0.00	0.00
Cooking Supplies - Boerne	0.00	0.00
Cooking Supplies - Retail	0.00	0.00
Cooking Supplies - Huebner	0.00	0.00
Cooking Supplies - Broadway	0.00	0.00
Cooking Supplies - Main	0.00	0.00
Cooking Supplies - Lebanon	0.00	0.00
Cooking Supplies - Mopac	0.00	0.00
Cooking Supplies - Westlakes	0.00	0.00
Cooking Supplies - Royal	0.00	0.00
Cooking Supplies - Allen	0.00	0.00
Direct Labor - Manuf. Costs	0.00	0.00
Direct Manf. Labor - Medina	0.00	0.00
Direct Manf. Labor - Boerne	39,819.75	8.76
Stock Option Comp - D ManLabor	0.00	0.00
Stock Based Comp - D Man Labor	0.00	0.00
Direct Labor - B - AP	0.00	0.00
Consulting Ser - Manufacturing	0.00	0.00
Direct Labor Costs-Retail	0.00	0.00
Indirect Labor Costs	0.00	0.00
Indirect Labor Costs-Admin	0.00	0.00
Indirect Labor Costs-Cleaning	0.00	0.00
Contract Labor - Cleaning	0.00	0.00
Maintenance - Manufact. Equip	0.00	0.00
Maint - Man. Equip - Medina	0.00	0.00
Maint - Man. Equip - Boerne	489.40	0.11
Packaging Expense - Retail	0.00	0.00
Packaging Expense - Huebner	520.85	0.11
Packaging Expense - Broadway	322.87	0.07
Packaging Expense - Main	0.00	0.00
Packaging Expense - Lebanon	0.00	0.00
Packaging Expense - Mopac	211.44	0.05
Packaging Expense - Westlake	0.00	0.00
Packaging Expense - Royal	0.00	0.00
Packaging Expense - Allen	0.00	0.00
Permits - Manufacturing	0.00	0.00
Rent - Manufacturing	13,268.00	2.92
Rent - Manufacturing - Huebner	0.00	0.00
Rent - Manufacturing - Evans	0.00	0.00
Trash Removal	0.00	0.00
Trash Removal - Medina	0.00	0.00

For Management Purposes Only

Page: 4

	Year to Date
Trash Removal - Boerne	1,152.68	0.25
Utilities Exp - Manfacturing	0.00	0.00
Utilities Exp - Man.- Medina	0.00	0.00
Utilities Exp - Man.- Boerne	2,429.76	0.53
Utilities Exp - Man.- Huebner	0.00	0.00
Utilities Exp - Man.- Evans	0.00	0.00
Utilities Exp-Manf-Water/Sewer	35.71	0.01
Propane Exp - Boerne	2.57	0.00
Misc Manufacturing Costs	0.00	0.00
Pest Control Services	0.00	0.00
Cost of Sales-Other	0.00	0.00
Depreciation Exp-Bldg	0.00	0.00

Total Cost of Sales	286,704.78	63.11

Gross Profit	295,746.82	65.10

Expenses
Finished Inv Storage Exp - SA	898.65	0.20
Cleaning Supplies - Retail	0.00	0.00
Cleaning Supplies - Huebner	216.50	0.05
Cleaning Supplies - Broadway	219.56	0.05
Cleaning Supplies - Main	0.00	0.00
Cleaning Supplies - Lebanon	0.00	0.00
Cleaning Supplies - Mopac	201.87	0.04
Cleaning Supplies - Westlakes	61.96	0.01
Cleaning Supplies -Preston/Roy	0.00	0.00
Cleaning Supplies - Allen	0.00	0.00
Laundry and Clean Exp-Retail	0.00	0.00
Laundry and Clean Exp-Huebner	0.00	0.00
Laundry and Clean Exp-Broadway	0.00	0.00
Laundry and Clean Exp-Main	0.00	0.00
Laundry and Clean Exp-Lebanon	0.00	0.00
Laundry and Clean Exp-Mopac	0.00	0.00
Laundry and Clean Exp-Westlake	0.00	0.00
Laundry and Clean Exp-Royal	0.00	0.00
Laundry and Clean Exp- Allen	0.00	0.00
Finished Inv Quick Freeze Exp	0.00	0.00
Finished Inv Storage - FW	16.17	0.00
Uniform Rental Reimb	0.00	0.00
Uniform Rental Reimb-Huebner	0.00	0.00
Uniform Rental Reimb-Broadway	0.00	0.00
Uniform Rental Reimb-Main	0.00	0.00
Uniform Rental Reimb-Lebanon	0.00	0.00
Uniform Rental Reimb-Mopac	0.00	0.00
Uniform Rental Reimb-Westlake	0.00	0.00
Uniform Rental Reimb- Allen	0.00	0.00
Indirect Labor Costs-GiftWrap	0.00	0.00
Indirect Labor Costs-Packaging	12,221.13	2.69
Gift Wrapping Material	0.00	0.00
Packaging Expense	0.00	0.00
Packaging Expense - Medina	0.00	0.00
Packaging Expense - Boerne	14,860.93	3.27
Stock Based Comp-Packaging Exp	0.00	0.00

For Management Purposes Only

Page: 5

	Year to Date
StockOption Comp-Packaging Exp	0.00	0.00
Packaging Exp. - Gift Wrapping	0.00	0.00
Trash Removal - Retail	0.00	0.00
Trash Removal - Huebner	368.65	0.08
Trash Removal - Broadway	471.44	0.10
Trash Removal - Main	0.00	0.00
Trash Removal - Lebanon	0.00	0.00
Trash Removal - Mopac	673.20	0.15
Trash Removal - Westlakes	0.00	0.00
Trash Removal - Royal	0.00	0.00
Trash Removal - Allen	0.00	0.00
Depr-Furn/Fix Retail	0.00	0.00
Depr-Furn/Fix-Huebner	0.00	0.00
Depr-Furn/Fix-Broadway	0.00	0.00
Depr-Furn/Fix-Main	0.00	0.00
Depr-Furn/Fix-Lebanon	0.00	0.00
Depr-Furn/Fix-Mopac	0.00	0.00
Depr-Furn/Fix-Westlakes	0.00	0.00
Depr-Furn/Fix-Allen	0.00	0.00
Sales - Salaries and Wag	0.00	0.00
Sales - Sal&Wag - Medina	0.00	0.00
Sales - Sal&Wag - Boerne	8,860.50	1.95
Sales - Sal&Wag - Retail	0.00	0.00
Sales - Sal&Wag - Huebner	25,934.65	5.71
Sales - Sal&Wag - Broadway	26,795.08	5.90
Sales - Sal&Wag - Main	0.00	0.00
Sales - Sal&Wag - Lebanon	0.00	0.00
Sales - Sal&Wag - Mopac	22,937.36	5.05
Sales - Sal&Wag - Westlakes	0.00	0.00
Sales - Sal&Wag - Royal	0.00	0.00
Sales - Sal&Wag - Allen	0.00	0.00
Stock Based Comp - Sales / Mkt	0.00	0.00
StockOption Comp - Sales / Mkt	0.00	0.00
Contract Labor (Admin)	11,933.32	2.63
Sales-Contract Labor (Retail)	0.00	0.00
Sales-Contract Labor-Huebner	0.00	0.00
Sales-Contract Labor-Evans	0.00	0.00
Sales-Contract Labor-Broadway	0.00	0.00
Sales-Contract Labor-Main	0.00	0.00
Sales-Contract Labor-Lebanon	0.00	0.00
Sales-Contract Labor-Mopac	0.00	0.00
Sales-Contract Labor-Westlake	0.00	0.00
Sales-Contract Labor-Royal	0.00	0.00
Sales-Contract Labor-Allen	0.00	0.00
Dist. Exp - Frght/WholSlRembrs	0.00	0.00
Dist. Exp - Dep.WebsiteSoftwar	0.00	0.00
Dist. Exp - Internet Exp Alloc	0.00	0.00
Dist. Exp - InsurancOffsiteInv	0.00	0.00
Dist. Exp - Dep. Package Equip	0.00	0.00
Rent or Lease Expense-Huebner	16,371.15	3.60
Rent or Lease Expense-Broadway	17,062.00	3.76
Rent or Lease Expense-Mopac	23,735.70	5.22
Utilities Expense - Huebner	2,797.73	0.62
Utilities Expense - Broadway	5,049.26	1.11
Utilities Expense - Main	0.00	0.00

For Management Purposes Only

Page: 6

	Year to Date
Utilities Expense - Mopac	6,079.26	1.34
Utilities Expense - Preston-Ro	0.00	0.00
Utilities Expense - Allen	0.00	0.00
Depr-Retail Selling Equip	0.00	0.00
Depr-Retail Equip-Huebner	0.00	0.00
Depr-Retail Equip-Broadway	0.00	0.00
Depr-Retail Equip-Main	0.00	0.00
Depr-Retail Equip-Lebanon	0.00	0.00
Depr-Retail Equip-Mopac	0.00	0.00
Depr-Retail Equip-Westlakes	0.00	0.00
Depr-Retail Equip-Allen	0.00	0.00
Lease Expense - Retail Equip	1,764.31	0.39
Lease Expense - Huebner	238.04	0.05
Lease Expense - Broadway	292.13	0.06
Lease Expense - Main	0.00	0.00
Lease Expense - Lebanon	0.00	0.00
Lease Expense - Mopac	0.00	0.00
Lease Expense - Westlakes	0.00	0.00
Lease Expense - Allen	0.00	0.00
Store Decorations	0.00	0.00
Distribution Expenses	0.00	0.00
Dist. Exp - Bad Debt Expense	0.00	0.00
Dist. Exp - Benny Selling Exp.	0.00	0.00
Dist. Exp - Temp Storage	0.00	0.00
Dist. Exp - Sample Agency	0.00	0.00
Dist. Exp - Advertising/Mkting	0.00	0.00
Dist. Exp - Advert/Mkt Retail	1,126.74	0.25
Dist. Exp - Advert/Mkt-Huebner	0.00	0.00
Dist. Exp - Advert/Mkt-Broadwa	0.00	0.00
Dist. Exp - Advert/Mkt-Main	0.00	0.00
Dist. Exp - Advert/Mkt-Lebanon	0.00	0.00
Dist. Exp - Advert/Mkt-Mopac	0.00	0.00
Dist. Exp - Advert/Mkt-Westlak	0.00	0.00
Dist. Exp - Advert/Mkt-Allen	0.00	0.00
Dist. Exp - Mkting - Samples	0.00	0.00
Dist. Exp - Mkting - Resends	0.00	0.00
Dist. Exp - Adv/Mkt - Corp	0.00	0.00
Dist. Exp - Telemarketing	0.00	0.00
Dist. Exp - Auto Exp	0.00	0.00
Dist. Exp - Auto Exp	0.00	0.00
Dist. Exp - MktngPromoWholsale	0.00	0.00
Dist. Exp - MktProgram-SysSA	0.00	0.00
Dist. Exp - MktProgram-SysDall	0.00	0.00
Dist. Exp - CorpMktProgram-BEK	0.00	0.00
Dist. Exp - Commissions	0.00	0.00
Dist. Exp - Corp Sales Comm.	0.00	0.00
Dist. Exp - ECommerce/Web Host	6,813.37	1.50
Dist. Exp - Equipment	0.00	0.00
Dist. Exp - Equipment - Retail	0.00	0.00
Dist. Exp - MktProgram-SysJack	0.00	0.00
Dist. Exp - Entertainment	0.00	0.00
Dist. Exp - Shipping/Mkting	0.00	0.00
Dist. Exp - Freight/Pk U Allow	542.00	0.12
Dist. Exp - Freight/TransLocal	0.00	0.00
Dist. Exp - Shipping/Retail	13,733.87	3.02

For Management Purposes Only

Page: 7

	Year to Date
Dist. Exp - Merchant/CC Fees	0.00	0.00
Dist. Exp - Merchant/CC Fees	3,475.93	0.77
Dist. Exp - Storage	920.00	0.20
Auto Expense	712.54	0.16
Bad Debt Expense	0.00	0.00
Bank Charges	0.00	0.00
Bank Charges	0.00	0.00
Bank Charges	783.24	0.17
Cash Over and Short	0.00	0.00
Cash Over and Short - Medina	0.00	0.00
Cash Over and Short - Boerne	0.00	0.00
Cash Over and Short - Retail	0.00	0.00
Charitable Contributions Exp	0.00	0.00
Charitable Contributions Exp	0.00	0.00
Charitable Contributions Exp	0.00	0.00
Board/Director Fees Exp	0.00	0.00
Board/Director Fees - Boerne	0.00	0.00
Compliance Expense	0.00	0.00
Compliance Expense - Boerne	0.00	0.00
Computer/Network Support	0.00	0.00
Computer/Network Support	2,217.52	0.49
Computer/Netwrk Support Retail	40.00	0.01
Computer/Netwrk Support-Huebne	0.00	0.00
Computer/Netwrk Support-Broadw	0.00	0.00
Computer/Netwrk Support-Main	0.00	0.00
Computer/Netwrk Support-Lebano	0.00	0.00
Computer/Netwrk Support-Mopac	0.00	0.00
Computer/Netwrk Support-Westla	0.00	0.00
Computer/Netwrk Support- Allen	0.00	0.00
Copying Expense	0.00	0.00
Copying Expense	0.00	0.00
Copying Expense	0.00	0.00
Dues and Subscriptions Exp	0.00	0.00
Dues and Subscriptions Exp	0.00	0.00
Employee Benefit Programs Exp	0.00	0.00
Equipment Expense	0.00	0.00
Equipment Expense - Boerne	2,951.65	0.65
Equipment Expense - Huebner	333.32	0.07
Equipment Expense - Evans	0.00	0.00
Equipment Expense - Broadway	0.00	0.00
Equipment Expense - Main	0.00	0.00
Equipment Expense - Lebanon	40.59	0.01
Equipment Expense - Mopac	186.19	0.04
Equipment Expense - Westlake	0.00	0.00
Equipment Expense - Preston-Ro	0.00	0.00
Equipment Expense - Allen	0.00	0.00
Freight Expense	0.00	0.00
Freight Expense	510.86	0.11
Gifts Expense	0.00	0.00
Gifts Expense	0.00	0.00
Income Tax Expense	0.00	0.00
Tax - Margin	0.00	0.00
Insurance Expense	0.00	0.00
Insurance Expense	2,269.80	0.50
Insurance Exp - Bus.Owners	0.00	0.00

For Management Purposes Only

Page: 8

	Year to Date
Insurance Exp - Bus.Owners	(35.96)	(0.01)
Insurance Exp - Work.Comp.	0.00	0.00
Insurance Exp - Work.Comp.	(1,263.14)	(0.28)
Ins Exp-WorkComp-Huebner	65.79	0.01
Ins Exp-WorkComp-Broadway	55.05	0.01
Ins Exp-WorkComp-Main	0.00	0.00
Ins Exp-WorkComp-Lebanon	99.09	0.02
Ins Exp-WorkComp-Mopac	69.57	0.02
Ins Exp-WorkComp-Westlakes	24.22	0.01
Ins Exp-WorkComp-Allen	0.00	0.00
Interest Exp - TCA	0.00	0.00
Interest Exp - TCA(Premium)	0.00	0.00
Interest Expense	0.00	0.00
Interest Expense - Boerne	271.55	0.06
Interest Exp - Stock Comp	0.00	0.00
Internet Expense	0.00	0.00
Internet Expense	1,242.58	0.27
Internet Expense- Retail	0.00	0.00
Internet Expense- Huebner	209.85	0.05
Internet Expense- Broadway	139.90	0.03
Internet Expense- Main	0.00	0.00
Internet Expense- Lebanon	69.95	0.02
Internet Expense- Mopac	49.95	0.01
Internet Expense- Westlakes	159.90	0.04
Internet Expense- Allen	0.00	0.00
Investor Relations - Boerne	0.00	0.00
Investor Relations-Stock Comp	0.00	0.00
Cleaning - Office	0.00	0.00
Legal and Professional Expense	0.00	0.00
Legal and Professional Expense	2,350.00	0.52
Licenses, Fees & Permits Exp	0.00	0.00
Licenses, Fees & Permits Exp	1,398.24	0.31
Licenses, Fees/Permits-Huebner	453.20	0.10
Licenses, Fees/Permits-Broadwa	0.00	0.00
Licenses, Fees/Permits-Main	0.00	0.00
Licenses, Fees/Permits-Lebanon	0.00	0.00
Licenses, Fees/Permits-Mopac	410.00	0.09
Licenses, Fees/Permits-Westlak	0.00	0.00
Licenses, Fees/Permits-Royal	0.00	0.00
Licenses, Fees/Permits-Allen	0.00	0.00
Loss on NSF Checks	0.00	0.00
Maintenance Expense	0.00	0.00
Maintenance-Grounds	0.00	0.00
Maintenance-Building/Grounds	0.00	0.00
Maintenance-Building-Retail	0.00	0.00
Maintenance-Building-Huebne	0.00	0.00
Maintenance-Building-Broadway	0.00	0.00
Maintenance-Building-Main	0.00	0.00
Maintenance-Building-Lebanon	0.00	0.00
Maintenance-Building-Mopac	0.00	0.00
Maintenance-Building-Westlake	0.00	0.00
Maintenance-Building-Royal	0.00	0.00
Maintenance-Building-Allen	100.00	0.02
Maintenance - Office Equip	0.00	0.00
Maintenance - Office Equip	0.00	0.00

For Management Purposes Only

Page: 9

	Year to Date
Maintenance - Parking Lot	0.00	0.00
Maintenance - Parking Lot	0.00	0.00
Meals and Entertainment Exp	0.00	0.00
Meals and Entertainment Exp	0.00	0.00
Meals and Entertainment Exp	0.00	0.00
Miscellaneous Expense	2,070.00	0.46
Office Decorations	0.00	0.00
Office Decorations	0.00	0.00
Office Decorations	0.00	0.00
Office Supplies Expense	0.00	0.00
Office Supplies Exp - Medina	0.00	0.00
Office Supplies Exp - Boerne	734.56	0.16
Office Supplies Exp - Retail	0.00	0.00
Office Supplies Exp - Huebner	0.00	0.00
Office Supplies Exp - Broadway	0.00	0.00
Office Supplies Exp - Main	0.00	0.00
Office Supplies Exp - Lebanon	0.00	0.00
Office Supplies Exp - Mopac	0.00	0.00
Office Supplies Exp - Westlake	0.00	0.00
Office Supplies Exp - Royal	0.00	0.00
Office Supplies Exp - Allen	0.00	0.00
Office Equipment Expense	0.00	0.00
Office Equipment Exp - Boerne	0.00	0.00
Office Equipment Lease	0.00	0.00
Office Equipment Lease -Boerne	0.00	0.00
Payroll - Admin Salaries	0.00	0.00
Payroll - Admin Salaries	49,454.89	10.89
Stock Based Comp - Admin	0.00	0.00
StkOption Based Comp - Admin	0.00	0.00
Stock Based Comp - BOD	0.00	0.00
StkOption Based Comp - BOD	0.00	0.00
Payroll Admin Expense	0.00	0.00
Payroll Admin Expense	5,050.45	1.11
Payroll Admin Exp-Huebner	321.42	0.07
Payroll Admin Exp-Broadway	327.81	0.07
Payroll Admin Exp-Main	0.00	0.00
Payroll Admin Exp-Lebanon	351.79	0.08
Payroll Admin Exp-Mopac	308.61	0.07
Payroll Admin Exp-Westlakes	297.42	0.07
Payroll Admin Exp-Allen	98.07	0.02
Payroll Tax Expense	0.00	0.00
Payroll Tax Expense	0.00	0.00
Payroll Tax Expense	(62.41)	(0.01)
Payroll Tax Exp-Huebner	436.27	0.10
Payroll Tax Exp-Broadway	375.39	0.08
Payroll Tax Exp-Main	0.00	0.00
Payroll Tax Exp-Lebanon	673.10	0.15
Payroll Tax Exp-Mopac	461.92	0.10
Payroll Tax Exp-Westlakes	165.16	0.04
Payroll Tax Exp-Allen	0.00	0.00
SUTA Expense - Missouri	0.00	0.00
SUTA Expense - Texas	0.00	0.00
SUTA Exp-Texas-Huebner	69.08	0.02
SUTA Exp-Texas-Broadway	61.88	0.01
SUTA Exp-Texas-Main	0.00	0.00

For Management Purposes Only

Page: 10

	Year to Date
SUTA Exp-Texas-Lebanon	111.35	0.02
SUTA Exp-Texas-Mopac	73.30	0.02
SUTA Exp-Texas-Westlakes	27.22	0.01
SUTA Exp-Texas-Allen	0.00	0.00
Penalty Expense	1,423.58	0.31
Late Fees	0.00	0.00
Pest Control Services- Retail	0.00	0.00
Pest Control Services- Huebner	0.00	0.00
Pest Control Services-Broadway	91.91	0.02
Pest Control Services- Main	0.00	0.00
Pest Control Services- Lebanon	0.00	0.00
Pest Control Services- Mopac	0.00	0.00
Pest Control Services-Westlake	0.00	0.00
Pest Control Services- Allen	0.00	0.00
Postage Expense	0.00	0.00
Postage Expense	0.00	0.00
Press Release Exp	0.00	0.00
Rent or Lease Expense	0.00	0.00
Rent or Lease Expense	0.00	0.00
Rent Exp - Sanitation Equip	0.00	0.00
Repairs Expense	0.00	0.00
Repairs Expense	75.00	0.02
Retail Administration Expense	0.00	0.00
Retail Business Develop Exp	0.00	0.00
Supplies Expense	0.00	0.00
Supplies Expense	0.00	0.00
Tax - Property	0.00	0.00
Tax - Property - Medina	0.00	0.00
Tax - Property - Boerne	0.00	0.00
Tax - Property - Bexar	0.00	0.00
Tax - Property - Tarrant	0.00	0.00
Tax - Property - Alamo Heights	0.00	0.00
Tax - Property - Collin Ctny	0.00	0.00
Tax - Property -Gillespie Ctny	0.00	0.00
Tax - Property - Frisco ISD	0.00	0.00
Telephone Service	0.00	0.00
Telephone Service - Medina	0.00	0.00
Telephone Service - Boerne	2,303.56	0.51
Telephone Service - Retail	0.00	0.00
Telephone Service - Huebner	357.26	0.08
Telephone Service - Broadway	224.20	0.05
Telephone Service - Main	0.00	0.00
Telephone Service - Lebanon	117.05	0.03
Telephone Service - Mopac	119.22	0.03
Telephone Service - Westlakes	260.35	0.06
Telephone Service - Allen	0.00	0.00
Telephone Exp - Long Distance	0.00	0.00
Telephone - Long Dist - Medina	0.00	0.00
Telephone - Long Dist - Boerne	0.00	0.00
Telephone Exp - Cell Phone	0.00	0.00
Telephone Exp - Cell Phone	0.00	0.00
Trash Removal	0.00	0.00
Travel Expense	0.00	0.00
Travel Expense - Boerne	0.00	0.00
Training/Continuing Education	0.00	0.00

For Management Purposes Only

Page: 11

	Year to Date
Training/Continuing Education	0.00	0.00
Transfer Agent Expenses	0.00	0.00
Transfer Agent Expenses	653.91	0.14
Wages Expense	0.00	0.00
Utilities Expense	0.00	0.00
Utilities Expense	260.02	0.06
Sales Tax Overpayment	0.00	0.00
Other Expense	0.00	0.00
Other Expense	0.00	0.00
(Gain)/Loss on Sale of Assets	0.00	0.00
(Gain)/Loss on Sale of Assets	0.00	0.00
Start-up Expenses	0.00	0.00
Start-up Exp - Consulting	0.00	0.00
Start-up Exp - Filing Fees	0.00	0.00
Start-up Exp - Fundraising	0.00	0.00
Start-up Exp - Offering Exp	0.00	0.00
Start-up Exp - Legal & Profess	0.00	0.00
Start-up Exp - Logo Design	0.00	0.00
Start-up Exp - Meals	0.00	0.00
Start-up Exp - Postage	0.00	0.00
Start-up Expenses - Rent	0.00	0.00
Start-up Expenses - Research	0.00	0.00
Start-up Expenses - Salaries	0.00	0.00
Start-up Expenses - Stock Cert	0.00	0.00
Start-up Expenses -Utitlities	0.00	0.00
Suspense - Transfers	0.00	0.00
Suspense - Transfers	0.00	0.00
Suspense - Transfers	0.00	0.00
Suspense	0.00	0.00
Suspense	0.00	0.00
Suspense - Huebner	0.00	0.00
Suspense - Broadway	0.00	0.00
Suspense - Main	0.00	0.00
Suspense - Lebanon	0.00	0.00
Suspense - Mopac	0.00	0.00
Suspense - Westlake	0.00	0.00
Suspense - Allen	0.00	0.00

Total Expenses	309,881.25	68.21

Net Income	$(14,134.43)	(3.11)

For Management Purposes Only

Page: 12

Exhibit D – Most Recently Filed Post-petition Operating Report

31

B 25C (Official Form 25C) (12/08)

United States Bankruptcy Court

Southern District of Texas

In re	Tootie Pie, INC ,	Case No. 13-51808-cag
Debtor
Small Business Case under Chapter 11

SMALL BUSINESS MONTHLY OPERATING REPORT

Month: December	Date filed:	01/23/2014

Line of Business: Restaurant and Pie	NAISC Code:	311813

IN ACCORDANCE WITH TITLE 28, SECTION 1746, OF THE UNITED STATES CODE, I DECLARE UNDER PENALTY OF PERJURY THAT I HAVE EXAMINED THE FOLLOWING SMALL BUSINESS MONTHLY OPERATING REPORT AND THE ACCOMPANYING ATTACHMENTS AND, TO THE BEST OF MY KNOWLEDGE, THESE DOCUMENTS ARE TRUE, CORRECT AND COMPLETE.

RESPONSIBLE PARTY:

Original Signature of Responsible Party

/s/ Leslie E. Doss
Leslie E. Doss
Printed Name of Responsible Party

Questionnaire: (All questions to be answered on behalf of the debtor.)		Yes	No

1.	IS THE BUSINESS STILL OPERATING?	[X]	[ ]

2.	HAVE YOU PAID ALL YOUR BILLS ON TIME THIS MONTH?	[X]	[ ]

3.	DID YOU PAY YOUR EMPLOYEES ON TIME?	[X]	[ ]

4.	HAVE YOU DEPOSITED ALL THE RECEIPTS FOR YOUR BUSINESS INTO THE DIP ACCOUNT THIS MONTH?	[X]	[ ]

5.	HAVE YOU FILED ALL OF YOUR TAX RETURNS AND PAID ALL OF YOUR TAXES THIS MONTH	[X]	[ ]

6.	HAVE YOU TIMELY FILED ALL OTHER REQUIRED GOVERNMENT FILINGS?	[X]	[ ]

7.	HAVE YOU PAID ALL OF YOUR INSURANCE PREMIUMS THIS MONTH?	[X]	[ ]

8.	DO YOU PLAN TO CONTINUE TO OPERATE THE BUSINESS NEXT MONTH?	[X]	[ ]

9.	ARE YOU CURRENT ON YOUR QUARTERLY FEE PAYMENT TO THE U.S. TRUSTEE?	[X]	[ ]

10.	HAVE YOU PAID ANYTHING TO YOUR ATTORNEY OR OTHER PROFESSIONALS THIS MONTH?	[X]	[ ]

11.	DID YOU HAVE ANY UNUSUAL OR SIGNIFICANT UNANTICIPATED EXPENSES THIS MONTH?	[X]	[ ]

12.	HAS THE BUSINESS SOLD ANY GOODS OR PROVIDED SERVICES OR TRANSFERRED ANY ASSETS TO ANY BUSINESS RELATED TO THE DIP IN ANY WAY?	[ ]	[X]

13.	DO YOU HAVE ANY BANK ACCOUNTS OPEN OTHER THAN THE DIP ACCOUNT?	[ ]	[X]

B 25C (Official Form 25C) (12/08)

14.	HAVE YOU SOLD ANY ASSETS OTHER THAN INVENTORY THIS MONTH?	[ ]	[X]

15.	DID ANY INSURANCE COMPANY CANCEL YOUR POLICY THIS MONTH?	[ ]	[X]

16.	HAVE YOU BORROWED MONEY FROM ANYONE THIS MONTH?	[ ]	[X]

17.	HAS ANYONE MADE AN INVESTMENT IN YOUR BUSINESS THIS MONTH?	[ ]	[X]

18.	HAVE YOU PAID ANY BILLS YOU OWED BEFORE YOU FILED BANKRUPTCY?	[ ]	[X]

TAXES

DO YOU HAVE ANY PAST DUE TAX RETURNS OR PAST DUE POST-PETITION TAX OBLIGATIONS?	[ ]	[X]

IF YES, PLEASE PROVIDE A WRITTEN EXPLANATION INCLUDING WHEN SUCH RETURNS WILL BE FILED, OR WHEN SUCH PAYMENTS WILL BE MADE AND THE SOURCE OF THE FUNDS FOR THE PAYMENT.

(Exhibit A)

INCOME

PLEASE SEPARATELY LIST ALL OF THE INCOME YOU RECEIVED FOR THE MONTH. THE LIST SHOULD INCLUDE ALL INCOME FROM CASH AND CREDIT TRANSACTIONS. (THE U.S. TRUSTEE MAY WAIVE THIS REQUIREMENT.)

TOTAL INCOME		$325,690.23

SUMMARY OF CASH ON HAND

Cash on Hand at Start of Month		$38,945.12

Cash on Hand at End of Month		$76,157.07

PLEASE PROVIDE THE TOTAL AMOUNT OF CASH CURRENTLY AVAILABLE TO YOU	TOTAL	$3,456.23

(Exhibit B)

EXPENSES

PLEASE SEPARATELY LIST ALL EXPENSES PAID BY CASH OR BY CHECK FROM YOUR BANK ACCOUNTS THIS MONTH. INCLUDE THE DATE PAID, WHO WAS PAID THE MONEY, THE PURPOSE AND THE AMOUNT. (THE U.S. TRUSTEE MAY WAIVE THIS REQUIREMENT.)

TOTAL EXPENSES	$288,479.28

(Exhibit C)

CASH PROFIT

INCOME FOR THE MONTH (TOTAL FROM EXHIBIT B)		$325,690.23

EXPENSES FOR THE MONTH (TOTAL FROM EXHIBIT C)		$288,479.28

(Subtract Line C from Line B)	CASH PROFIT FOR THE MONTH	$37,211.95

B 25C (Official Form 25C) (12/08)

UNPAID BILLS

PLEASE ATTACH A LIST OF ALL DEBTS (INCLUDING TAXES) WHICH YOU HAVE INCURRED SINCE THE DATE YOU FILED BANKRUPTCY BUT HAVE NOT PAID. THE LIST MUST INCLUDE THE DATE THE DEBT WAS INCURRED, WHO IS OWED THE MONEY, THE PURPOSE OF THE DEBT AND WHEN THE DEBT IS DUE. (THE U.S. TRUSTEE MAY WAIVE THIS REQUIREMENT.)

TOTAL PAYABLES	$0.00

(Exhibit D)

MONEY OWED TO YOU

PLEASE ATTACH A LIST OF ALL AMOUNTS OWED TO YOU BY YOUR CUSTOMERS FOR WORK YOU HAVE DONE OR THE MERCHANDISE YOU HAVE SOLD. YOU SHOULD INCLUDE WHO OWES YOU MONEY, HOW MUCH IS OWED AND WHEN IS PAYMENT DUE. (THE U.S. TRUSTEE MAY WAIVE THIS REQUIREMENT.)

TOTAL RECEIVABLES	$40,500.22

(Exhibit E)

BANKING INFORMATION

PLEASE ATTACH A COPY OF YOUR LATEST BANK STATEMENT FOR EVERY ACCOUNT YOU HAVE AS OF THE DATE OF THIS FINANCIAL REPORT OR HAD DURING THE PERIOD COVERED BY THIS REPORT.

(Exhibit F)

EMPLOYEES

NUMBER OF EMPLOYEES WHEN THE CASE WAS FILED?	37

NUMBER OF EMPLOYEES AS OF THE DATE OF THIS MONTHLY REPORT?	33

PROFESSIONAL FEES

BANKRUPTCY RELATED:

PROFESSIONAL FEES RELATING TO THE BANKRUPTCY CASE PAID DURING THIS REPORTING PERIOD?	$5,000.00

TOTAL PROFESSIONAL FEES RELATING TO THE BANKRUPTCY CASE PAID SINCE THE FILING OF THE CASE?	$5,000.00

NON-BANKRUPTCY RELATED:

PROFESSIONAL FEES NOT RELATING TO THE BANKRUPTCY CASE PAID DURING THIS REPORTING PERIOD?	$0.00

TOTAL PROFESSIONAL FEES NOT RELATING TO THE BANKRUPTCY CASE PAID SINCE THE FILING OF THE CASE?	$2,454.00

B 25C (Official Form 25C) (12/08)

PROJECTIONS

COMPARE YOUR ACTUAL INCOME AND EXPENSES TO THE PROJECTIONS FOR THE FIRST 180 DAYS OF YOUR CASE PROVIDED AT THE INITIAL DEBTOR INTERVIEW.

	Projected	Actual	Difference
INCOME	$1,315,923.00	$902,813.00	$413,110.00
EXPENSES	$1,177,044.00	$854,179.00	$322,865.00
CASH PROFIT	$138,879.00	$48,634.00	$-90,245.00

TOTAL PROJECTED INCOME FOR THE NEXT MONTH:	$91,458.00

TOTAL PROJECTED EXPENSES FOR THE NEXT MONTH:	$122,679.00

TOTAL PROJECTED CASH PROFIT FOR THE NEXT MONTH:	$-31,221.00

ADDITIONAL INFORMATION

PLEASE ATTACH ALL FINANCIAL REPORTS INCLUDING AN INCOME STATEMENT AND BALANCE SHEET WHICH YOU PREPARE INTERNALLY.

5

Exhibit E – Liquidation Analysis

Debtor’s Estimated Liquidation Value of Assets as of January 1, 2014

Assets
a. Cash on hand		$125,000
b. Accounts receivable (90% of outstanding)		$36,000
c. Inventory (50% of Retail Value)		$7,500
d. Furniture & equipment (75% of FMV)		$16,903
e. Lawsuits or other claims against third-parties		$0.00
f. Automobiles		$0.00
g. Building & Land		$0.00
h. Customer list		$0.00
i. Investment property (such as stocks, bonds or other financial assets)		$0.00
j. Other intangibles (such as avoiding powers actions)		$0.00
k. Goodwill and IP	$	Unknown	[6]
l. Deposits		$2716
Total Assets at Liquidation Value		$198,119

Less:
Secured creditors’ recoveries		$797,000
Less:
Chapter 7 trustee fees and expenses		$21,400
Less:
Chapter 11 administrative expenses		$213,150
Less:
Priority claims, excluding administrative expense claims		$67,000
[Less:
Debtor’s claimed exemptions]		$0.00

(1) Balance for unsecured claims		$0.00
(2) Total dollar amount of unsecured claims		$1,363,000
Percentage of Claims Which Unsecured Creditors		0%
Would Receive Or Retain in a Chapter 7 Liquidation:
Percentage of Claims Which Unsecured Creditors Will Receive or Retain under the Plan:		50%	[7]

Exhibit F – Cash on hand on the effective date of the Plan

 6 The Debtor has no viable method for valuing the goodwill of the company. If the Company were to cease operating or be forced to change management, the critical employees would leave and whether the Company’s name and assets could be sold is doubtful.

7 Unsecured creditors could receive 100% of their claims or more if they elect to convert their debts to new company stock depending on what the stock sells for on the open market.

32

Cash on hand on effective date of the Plan:	$335,000

Less –

Amount of administrative expenses payable on effective date of the Plan	$-168,000	[8]

Amount of statutory costs and charges	-

Amount of cure payments for executory contracts	$-22,500

Other Plan Payments due on effective date of the Plan	-

Balance after paying these amounts	$146,475

The sources of the cash Debtor will have on hand by the effective date of the Plan are estimated as follows:

$125,000	Cash in Debtor’s bank accounts.

$200,000.00	Cash from the sale of preferred stock.

$335,000	Total

8 This amount assumes Cliff Rogers and Dan Gostylo convert their administrative claims to preferred stock.

33

Exhibit G – Projections of Cash Flow and Earnings for Post-Confirmation Period

34

TOOTIE PIE CO

Proforma Budget for Tens Years

For the Eight Months Ending March 31, 2014

With Apples

								Year to	Year to	Year to	Year to	Year to	Year to	Year to	Year to
	September 2013	October 2013	November 2013	December 2013	January 2014	February 2014	March 2014	Date FY 2014	Date FY 2015	Date FY 2016	Date FY 2017	Date FY 2018	Date FY 2019	Date FY 2020	Date FY 2021
Revenues
Pie Sales - Internet	$7,010	$3,952	$55,000	$85,000	$22,500	$23,500	$24,500	$221,462	$458,426	$474,471	$491,078	$508,265	$526,055	$544,467	$563,523
Pie Sales-Mail/Ph Order-Boerne	$-	$(1,798)	$75	$75	$75	$75	$349	$(1,149)	$(2,378)	$(2,461)	$(2,547)	$(2,636)	$(2,728)	$(2,824)	$(2,923)
Pie Sales-Quarterly	$165	$33	$316	$759	$759	$790	$158	$2,980	$6,169	$6,385	$6,608	$6,840	$7,079	$7,327	$7,583
Pie Sales-Half Year	$130	$33	$221	$537	$854	$917	$980	$3,672	$7,602	$7,868	$8,143	$8,428	$8,723	$9,028	$9,344
Pie Sales-Year Rounder	$787	$629	$917	$601	$948	$506	$569	$4,957	$10,261	$10,620	$10,992	$11,376	$11,775	$12,187	$12,613
Pie Sales - Walk-in - Boerne	$4,164	$2,853	$22,500	$23,500	$12,500	$13,500	$14,500	$93,517	$193,580	$200,355	$207,368	$214,626	$222,138	$229,913	$237,959
Pie Sales - Corporate - Boerne	$29,114	$22,847	$22,500	$23,500	$7,500	$2,500	$2,500	$110,461	$228,654	$236,657	$244,940	$253,513	$262,386	$271,570	$281,074
Sales - Huebner	$19,611	$27,024	$22,500	$22,500	$17,500	$17,500	$18,500	$145,135	$300,429	$310,944	$321,828	$333,092	$344,750	$356,816	$369,305
Sales - Austin Arboretum	$15,362	$19,527	$29,456	$26,573	$18,250	$18,250	$18,275	$145,693	$301,584	$312,139	$323,064	$334,371	$346,074	$358,187	$370,723
Sales - Heights	$15,264	$19,862	$24,750	$27,228	$16,750	$16,750	$16,750	$137,354	$284,324	$294,275	$304,575	$315,235	$326,268	$337,687	$349,506
Pie Sales - Employee	$-	$35	$-	$-	$-	$-	$-	$35	$72	$75	$78	$80	$83	$86	$89
Pie Sales - Shipping Resends	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Pie Sales - BEK - SA	$9,363	$29,180	$35,000	$-	$36,000	$37,500	$39,500	$186,543	$386,144	$399,659	$413,647	$428,125	$443,109	$458,618	$474,670
Pie Sales - BEK-FW	$-	$-	$-	$-	$5,000	$5,000	$5,000	$15,000	$31,050	$32,137	$33,262	$34,426	$35,631	$36,878	$38,168
Pie Sales - BEK-Albuquerque	$-	$-	$-	$-	$1,250	$1,250	$1,250	$3,750	$7,763	$8,034	$8,315	$8,606	$8,908	$9,219	$9,542
Pie Sales - BEK-Oklahoma	$-	$-	$-	$-	$1,750	$1,750	$1,750	$5,250	$10,868	$11,248	$11,642	$12,049	$12,471	$12,907	$13,359
Pie Sales - BEK- Amarillo	$-	$-	$-	$-	$1,250	$1,250	$1,250	$3,750	$7,763	$8,034	$8,315	$8,606	$8,908	$9,219	$9,542
Pie Sales - Grocery/HEB	$-	$10,594	$-	$-	$-	$-	$-	$10,594	$21,930	$22,697	$23,492	$24,314	$25,165	$26,045	$26,957
Pie Sales - PFG Temple	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Pie Sales - Cheney - Riviera	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Pie Sales - Cheney - Ocala	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Pie Sales - MartinPref-Houston	$779	$1,701	$1,701	$-	$-	$-	$-	$4,181	$8,655	$8,958	$9,271	$9,596	$9,931	$10,279	$10,639
Pie Sales - Reinhart	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Pie Sales - Sysco-SA	$-	$-	$-	$3,750	$1,000	$1,000	$1,000	$6,750	$13,973	$14,462	$14,968	$15,492	$16,034	$16,595	$17,176
Pie Sales - Sysco - Austin	$-	$-	$-	$-	$250	$750	$780	$1,780	$3,685	$3,814	$3,947	$4,085	$4,228	$4,376	$4,529
Pie Sales - Sysco - Houston	$2,656	$1,403	$2,500	$2,500	$1,250	$1,500	$1,251	$13,060	$27,034	$27,980	$28,960	$29,973	$31,022	$32,108	$33,232
Pie Sales - Sysco - Dallas	$-	$-	$3,000	$3,000	$1,250	$1,500	$1,500	$10,250	$21,218	$21,960	$22,729	$23,524	$24,348	$25,200	$26,082
Pie Sales - Sysco - St. Louis	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Pie Sales - Sysco - Jackson	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Pie Sales - Sysco -East Texas	$-	$-	$-	$2,500	$-	$-	$-	$2,500	$5,175	$5,356	$5,544	$5,738	$5,938	$6,146	$6,361
Pie Sales - Sysco - Oklahoma	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Pie Sales - Toyota	$-	$-	$-	$-	$-	$-	$-		$243,695	$252,224	$261,052	$270,189	$279,646	$289,433	$299,563
Pie Sales -Airgas	$-	$-	$-	$-	$-	$-	$-	$-	$46,150	$565,265	$585,050	$605,526	$626,720	$648,655	$671,358
Pie Sales - End User - Direct	$-	$-	$-	$22,000	$-	$48	$-	$22,048	$45,639	$47,236	$48,889	$50,600	$52,371	$54,205	$56,102
Pie Sales - Catalog-Wholesale	$104	$104	$-	$1,250	$250	$200	$200	$2,108	$4,364	$4,516	$4,674	$4,838	$5,007	$5,183	$5,364
Franchise Sales	$-	$-	$-	$-	$-	$15,000	$22,500	$45,000	$270,000	$303,750	$341,719	$384,434	$432,488	$486,549	$547,367
Franchise Royalty Fees	$-	$-	$-	$-	$-	$900	$1,350	$2,250	$16,200	$18,225	$20,503	$23,066	$25,949	$29,193	$32,842
Franchise Start Fees	$-	$-	$-		$-	$12,500	$12,500	$25,000	$25,875	$26,781	$27,718	$28,688	$29,692	$30,731	$31,807
Other Income	$(390)	$(577)	$-	$-	$-	$-	$-	$(967)	$(1,001)	$(1,036)	$(1,072)	$(1,110)	$(1,148)	$(1,189)	$(1,230)
Packaging Fee Income	$75	$-	$1,610	$400	$500	$175	$175	$2,935	$3,038	$3,144	$3,254	$3,368	$3,486	$3,608	$3,734
Shipping Charges Reimbursed	$3,441	$13,451	$18,000	$35,000	$1,750	$1,250	$1,050	$73,942	$76,530	$79,209	$81,981	$84,850	$87,820	$90,894	$94,075
Wholesale Shipping Reimb	$-	$-	$379	$274	$266	$854	$750	$2,523	$2,611	$2,702	$2,797	$2,895	$2,996	$3,101	$3,210

Total Revenues	$107,635	$150,853	$240,425	$280,947	$149,402	$176,715	$188,888	$1,302,364	$3,567,079	$3,717,684	$3,876,781	$4,045,068	$4,223,321	$4,412,396	$4,613,247

Cost of Sales
Cost of Goods Sold - Boerne	$16,723	$44,160	$40,612	$53,589	$18,054	$16,715	$17,423	$174,360	$360,926	$373,558	$386,633	$400,165	$414,171	$428,667	$443,670
Cost of Goods Sold - BEK	$-	$-	$21,000	$-	$27,150	$28,050	$29,250	$105,450	$217,754	$224,831	$232,138	$239,683	$247,472	$255,515	$263,820
Cost of Goods Sold - SYSCO ETC	$-	$-	$3,961	$19,250	$2,200	$2,749	$2,602	$30,761	$63,522	$65,587	$67,718	$69,919	$72,191	$74,538	$76,960
Cost of Goods Sold - Toyota	$-	$-	$-	$-	$-	$-	$-	$-	$97,478	$100,890	$104,421	$108,076	$111,858	$115,773	$119,825
Cost of Goods Sold - Air Gas	$-	$-	$-	$-	$-	$-	$-	$-	$218,460	$226,106	$234,020	$242,211	$250,688	$259,462	$268,543
Cost of Goods Sold - Huebner	$5,552	$6,995	$8,550	$8,550	$6,650	$6,650	$7,030	$49,977	$103,203	$106,557	$110,020	$113,595	$117,287	$121,099	$125,035
Cost of Goods Sold - Austin Arboretum	$4,797	$7,454	$11,193	$10,098	$6,935	$6,935	$6,945	$54,356	$112,246	$115,894	$119,660	$123,549	$127,565	$131,711	$135,991
Cost of Goods Sold - Heights	$4,234	$6,039	$9,405	$10,347	$6,365	$6,365	$6,365	$49,120	$101,432	$104,729	$108,133	$111,647	$115,275	$119,022	$122,890
Inventory Adjustment	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Franchise Cost of Goods Sold	$-	$-	$-	$-	$-	$12,000	$18,000	$30,000	$162,000	$182,250	$205,031	$230,660	$259,493	$291,929	$328,420
Manufacturing - Rejects	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Manufacturing - Testing	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Manufacturing Equip Expense	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Raw Material Storage Expense	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Raw Material Freight Expense	$-	$-	$-	$3,557	$-	$-	$-	$3,557	$7,345	$7,584	$7,830	$8,085	$8,348	$8,619	$8,899
Cleaning Supplies - Boerne	$-	$-	$200	$322	$91	$50	$-	$662	$1,367	$1,412	$1,458	$1,505	$1,554	$1,604	$1,657
Laundry and Cleaning Exp	$-	$57	$359	$133	$99	$99	$25	$771	$1,592	$1,643	$1,697	$1,752	$1,809	$1,868	$1,928
Cooking Supplies - Boerne	$-	$-	$1,009	$570	$236	$250	$250	$2,315	$4,780	$4,935	$5,096	$5,261	$5,432	$5,609	$5,791
Cooking Supplies - Retail	$-	$-	$2	$2,533	$56	$363	$60	$3,014	$6,224	$6,426	$6,635	$6,850	$7,073	$7,303	$7,540
Direct Manf. Labor - Boerne	$7,589	$10,462	$1,875	$9,750	$-	$-	$-	$29,676	$61,281	$63,273	$65,329	$67,452	$69,644	$71,908	$74,245
Consulting Ser - Manufacturing	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Indirect Labor Costs-Admin	$-	$3,467	$-	$-	$-	$-	$-	$3,467	$7,159	$7,392	$7,632	$7,880	$8,136	$8,401	$8,674
Indirect Labor Costs-Cleaning	$-	$-	$757	$556	$108	$201	$-	$1,621	$3,347	$3,456	$3,568	$3,684	$3,804	$3,928	$4,055
Maint - Man. Equip - Boerne	$-	$-	$-	$1,057	$114	$824	$1,747	$3,743	$7,729	$7,980	$8,239	$8,507	$8,784	$9,069	$9,364

Packaging Expense - Retail	$-	$-	$777	$2,209	$282	$-	$2,243	$5,511	$11,380	$11,750	$12,132	$12,526	$12,933	$13,354	$13,788
Rent - Manufacturing	$3,618	$3,618	$3,618	$3,618	$3,618	$3,618	$3,618	$25,326	$ 5 2,298	$53,998	$55,753	$57,565	$59,436	$61,367	$ 6 3,362
Trash Removal - Boerne	$736	$-	$268	$300	$268	$129	$167	$1,867	$3,855	$3,980	$4,110	$4,243	$4,381	$4,523	$4,670
Utilities Exp - Man.- Boerne	$-	$1,171	$890	$899	$665	$656	$489	$4,770	$9,849	$10,170	$10,500	$10,841	$11,194	$11,558	$11,933
Utilities Exp-Manf-Water/Sewer	$323	$105	$127	$139	$86	$86	$87	$953	$1,967	$2,031	$2,097	$2,166	$2,236	$2,309	$2,384
Propane Exp - Boerne	$-	$506	$81	$591	$-	$-	$-	$1,178	$2,432	$2,511	$2,592	$2,677	$2,764	$2,853	$2,946
Pest Control Services	$-	$-	$86	$86	$86	$86	$86	$428	$883	$912	$941	$972	$1,004	$1,036	$1,070
Dep - Manufacturing Equip.	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Depreciation Exp - Bldg.	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-

Total Cost of Sales	$43,572	$84,034	$104,769	$128,152	$73,061	$85,824	$96,386	$615,797	$1,620,510	$1,689,854	$1,763,383	$1,841,472	$1,924,532	$2,013,024	$2,107,460

Gross Profit	$64,063	$66,819	$135,656	$152,795	$76,341	$90,891	$92,502	$679,067	$1,946,569	$2,027,831	$2,113,398	$2,203,597	$2,298,789	$2,399,373	$2,505,787

Expenses
Finished Inv Storage Exp - SA	$220	$220	$1,629	$987	$1,294	$1,303	$1,056	$6,708	$13,819	$14,234	$14,661	$15,100	$15,553	$16,020	$16,501
Cleaning Supplies - Retail	$-	$-	$352	$2,054	$-	$-	$81	$2,488	$5,125	$5,279	$5,438	$5,601	$5,769	$5,942	$6,120
Laundry and Clean- Exp -Retail	$208	$208	$29	$185	$-	$-	$-	$631	$1,299	$1,338	$1,378	$1,420	$1,462	$1,506	$1,552
Finished Inv Storage - FW	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Indirect Labor Costs-Giftwrap	$-	$211	$331	$497	$-	$-	$-	$1,038	$2,139	$2,203	$2,269	$2,337	$2,407	$2,479	$2,554
Indirect Labor Costs-Packaging	$606	$2,464	$-	$-	$-	$-	$-	$3,070	$6,324	$6,514	$6,709	$6,911	$7,118	$7,331	$7,551
Gift Wrapping Material	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Packaging Expense - Boerne	$2,528	$5,128	$1,989	$674	$250	$250	$250	$11,069	$22,802	$23,486	$24,190	$24,916	$25,664	$26,434	$27,227
Dep - Furniture/Fixture Retail	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Sales - Sal&Wag - Boerne	$4,521	$1,897	$3,000	$3,000	$3,000	$3,000	$3,000	$21,418	$44,121	$45,445	$46,808	$48,212	$49,659	$51,148	$52,683
Sales - Sal&Wag - Retail	$780	$-	$3,300	$3,300	$3,300	$3,300	$3,300	$17,280	$35,597	$36,665	$37,765	$38,898	$40,065	$41,266	$42,504
Stock Based Comp - Sales / Mkt	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Stock Option Comp - Sales / Mkt	$-	$-	$-	.	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Dist. Exp - Frght/WholSlRembrs	$598	$-	$1,423	$817	$266	$845	$750	$4,698	$9,678	$9,969	$10,268	$10,576	$10,893	$11,220	$11,557
Dist. Exp - Dep.WebsiteSoftwar	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Dist. Exp - Dep. Package Equip	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Payroll-Huebner	$5,734	$6,298	$5,250	$5,250	$4,250	$4,250	$4,250	$35,282	$72,681	$74,861	$77,107	$79,420	$81,803	$84,257	$86,785
Payroll-Austin Arboretum	$5,192	$5,058	$5,575	$5,575	$4,575	$4,575	$4,575	$35,125	$72,358	$74,528	$76,764	$79,067	$81,439	$83,882	$86,399
Payroll- Heights	$6,139	$5,908	$5,975	$5,975	$4,275	$4,275	$4,275	$36,822	$75,853	$78,129	$80,473	$82,887	$85,374	$87,935	$90,573
Rent or Lease Expense-Huebner	$3,274	$3,274	$3,348	$3,348	$3,348	$3,348	$3,348	$23,288	$47,973	$49,412	$50,894	$52,421	$53,994	$55,614	$57,282
Rent or Lease Expense-Austin Arboretum	$4,858	$4,747	$5,889	$5,889	$5,889	$5,889	$5,889	$39,048	$80,438	$82,851	$85,337	$87,897	$90,534	$93,250	$96,047
Rent or Lease Expense- Heights	$3,463	$3,463	$3,741	$3,741	$3,741	$3,741	$3,741	$25,631	$52,800	$54,384	$56,015	$57,696	$59,427	$61,210	$63,046
Utilities Expense - Huebner	$943	$-	$621	$666	$752	$677	$800	$4,459	$9,185	$9,460	$9,744	$10,036	$10,337	$10,648	$10,967
Utilities Expense - Austin Arboretum	$1,591	$398	$621	$666	$752	$677	$800	$5,505	$11,339	$11,680	$12,030	$12,391	$12,763	$13,146	$13,540
Utilities Expense - Heights	$1,233	$261	$621	$666	$752	$677	$800	$5,010	$10,320	$10,629	$10,948	$11,277	$11,615	$11,963	$12,322
Depreciate - Retail Selling Eq	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Lease Expense - Retail Equip	$65	$250	$-	$-	$-	$-	$-	$315	$649	$668	$688	$709	$730	$752	$775
Store Decorations	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Dist. Exp - Shipping/Mkting	$257	$3,140	$246	$885	$471	$443	$760	$6,202	$12,776	$13,159	$13,554	$13,961	$14,380	$14,811	$15,255
Dist. Exp - Shipping/Retail	$5,138	$13,451	$2,604	$35,000	$1,750	$1,250	$1,050	$60,243	$124,101	$127,824	$131,658	$135,608	$139,676	$143,867	$148,183
Dist. Exp - Merchant/CC Fees	$81	$1,790	$1,550	$15,345	$2,189	$2,230	$2,130	$25,316	$52,151	$53,716	$55,327	$56,987	$58,696	$60,457	$62,271
Dist. Exp - Subscriptions	$-	$-	$-	$-	$-	$-	$-		$-	$-	$-	$-	$-	$-	$-

Total Selling Expenses	$47,429	$58,166	$48,093	$94,520	$40,852	$40,728	$40,856	$370,645	$763,528	$786,434	$810,027	$834,328	$859,357	$885,138	$911,692

General & Admin. Expenses
Advertising Expense	$-	$-	$-	$-	$-	$-	$-	$-	$5,000	5250	5513	5788	6078	6381	6700
Amortization Expense	$-	$-	$-	$-	$-	$-	$-	$-	$-	0	$-	$-	$-	$-	$-
Auto Expense	$87	$500	$211	$500	$500	$500	$500	$2,798	$5,764	$5,937	$6,115	$6,298	$6,487	$6,682	$6,882
Bank Charges	$78	$40	$50	$40	$40	$40	$40	$328	$676	$696	$717	$738	$760	$783	$807
Compliance Expense - Boerne	$12	$12	$-	$428	$12	$276	$12	$752	$1,549	$1,596	$1,643	$1,693	$1,744	$1,796	$1,850
Computer/Network Support	$147	$377	$2,069	$99	$146	$146	$146	$3,130	$6,447	$6,640	$6,840	$7,045	$7,256	$7,474	$7,698
Computer/Netwrk Support Retail	$20	$50	$20	$50	$50	$50	$50	$290	$597	$615	$634	$653	$672	$693	$713
Copying Expense	$-	$-	$-	$-	$-	$7	$-	$7	$14	$14	$15	$15	$16	$16	$17
Dues and Subscriptions Exp	$-	$280	$-	$-	$-	$158	$136	$574	$1,182	$1,218	$1,254	$1,292	$1,331	$1,371	$1,412
Equipment Expense - Boerne	$812	$500	$608	$500	$500	$500	$500	$3,920	$8,075	$8,317	$8,567	$8,824	$9,089	$9,361	$9,642
Equipment Expense - Huebner	$186	$200	$-	$200	$200	$200	$200	$1,186	$2,443	$2,516	$2,592	$2,670	$2,750	$2,832	$2,917
Equipment Expense - Austin Arboretum	$-	$200	$-	$200	$200	$200	$200	$1,000	$2,060	$2,122	$2,185	$2,251	$2,319	$2,388	$2,460
Equipment Expense - Heights	$407	$200	$-	$200	$200	$200	$200	$1,407	$2,898	$2,985	$3,075	$3,167	$3,262	$3,360	$3,461
Freight Expense	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Insurance Expense	$816	$6	$39	$12	$6	$6	$6	$891	$1,835	$1,891	$1,947	$2,006	$2,066	$2,128	$2,192
Insurance Exp - Bus.Owners	$-	$555	$555	$555	$555	$555	$555	$3,330	$6,860	$7,066	$7,278	$7,496	$7,721	$7,952	$8,191
Insurance Exp - Work. Comp.	$-	$1,585	$-	$2,035	$934	$962	$1,076	$6,593	$13,582	$13,990	$14,409	$14,842	$15,287	$15,745	$16,218
Interest Expense - Boerne	$-	$938	$1,000	$938	$-	$-	$-	$2,875	$5,923	$6,100	$6,283	$6,472	$6,666	$6,866	$7,072
Principal and Interest Exp – TCA	$-	$-	$-	$-	$-	$20,000	$20,000	$40,000	$240,000	$247,200	$254,616	$262,254	$270,122	$278,226	$286,573
Internet Expense -DIP LOANS	$-	$-	$-	$200	$200	$200	$200	$800	$1,648	$1,697	$1,748	$1,801	$1,855	$1,910	$1,968
Trustee Fees	$-	$-	$-	$-	$1,950	$-	$-	$1,950	$-	$-	$-	$-	$-	$-	$-

Internet Expense- Retail	$-	$-	$-	$504	$281	$267	$307	$1,360	$2,801	$2,885	$2,972	$3,061	$3,153	$3,247	$3,344
Investor Relations - Boerne	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Senior Management Salary/Fees	$5,967	$5,490	$10,500	$10,500	$10,500	$10,500	$10,500	$63,957	$126,000	$129,780	$133,673	$137,684	$141,814	$146,069	$150,451
Legal and Professional Expense	$-	$1,218	$4,000	$4,000	$4,000	$4,000	$4,000	$21,218	$43,709	$45,020	$46,371	$47,762	$49,195	$50,671	$52,191
Licenses, Fees & Permits Exp	$1,254	$410	$1,244	$501	$472	$321	$386	$4,588	$9,450	$9,734	$10,026	$10,327	$10,636	$10,955	$11,284
Maintenance - Building/Grounds	$453	$-	$735	$-	$-	$-	$-	$1,188	$2,448	$2,521	$2,597	$2,675	$2,755	$2,838	$2,923
Maintenance - Building -Retail	$-	$-	$300	$300	$300	$300	$300	$1,500	$3,090	$3,183	$3,278	$3,377	$3,478	$3,582	$3,690
Maintenance - Office Equip	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Meals and Entertainment Exp	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Office Decorations	$-	$-	$-	$-	$20	$-	$45	$65	$133	$137	$142	$146	$150	$155	$159
Office Supplies Exp - Boerne	$52	$642	$1,201	$1,813	$163	$226	$85	$4,182	$8,615	$8,873	$9,139	$9,413	$9,696	$9,987	$10,286
Office Supplies Exp - Retail	$-	$100	$100	$100	$100	$100	$100	$600	$1,236	$1,273	$1,311	$1,351	$1,391	$1,433	$1,476
Office Equipment Exp - Boerne	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Office Equipment Lease -Boerne	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Payroll - Admin Salaries	$-	$-	$6,500	$6,500	$6,500	$6,500	$6,500	$32,500	$65,000	$66,950	$68,959	$71,027	$73,158	$75,353	$77,613
Payroll Admin Expense	$-	$-	$-	$-	$3,500	$3,500	$3,500	$10,500	$21,630	$22,279	$22,947	$23,636	$24,345	$25,075	$25,827
Payroll Tax Expense	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
SUTA Expense - Texas	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Penalty Expense	$292	$-	$-	$-	$-	$-	$-	$292	$602	$620	$638	$657	$677	$697	$718
Pest Control Services- Retail	$92	$252	$300	$300	$300	$300	$300	$1,844	$3,799	$3,913	$4,030	$4,151	$4,275	$4,404	$4,536
Postage Expense	$253	$-	$15	$53	$104	$65	$15	$506	$1,042	$1,073	$1,105	$1,139	$1,173	$1,208	$1,244
Press Release Exp		$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Rent or Lease Expense	$753	$753	$-	$-	$-	$-	$-	$1,506	$3,102	$3,195	$3,291	$3,390	$3,492	$3,596	$3,704
Retail Administration Expense	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Retail Business Develop Exp	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Tax - Property - Medina	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Tax - Property - Boerne	$-	$-	$150	$137	$-	$-	$-	$286	$590	$608	$626	$645	$664	$684	$705
Tax - Property - Bexar	$-	$-	$107	$1,160	$-	$-	$-	$1,266	$2,609	$2,687	$2,767	$2,850	$2,936	$3,024	$3,115
Tax - Property - Tarrant	$-	$-	$42	$42	$-	$-	$-	$83	$172	$177	$182	$188	$193	$199	$205
Telephone Service - Boerne	$576	$576	$516	$516	$550	$581	$555	$3,868	$7,969	$8,208	$8,454	$8,708	$8,969	$9,238	$9,515
Telephone Service - Retail	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Telephone Exp - Cell Phone	$-	$-	$100	$100	$100	$100	$100	$500	$1,030	$1,061	$1,093	$1,126	$1,159	$1,194	$1,230
Travel Expense - Boerne	$-	$275	$250	$250	$250	$250	$250	$1,525	$3,142	$3,236	$3,333	$3,433	$3,536	$3,642	$3,751
TCA USAGE FEES	$2,000	$-	$-	$-	$-	$-	$-	$2,000	$-	$-	$-	$-	$-	$-	$-
Utilities Expense	$337	$368	$281	$295	$310	$275	$257	$2,123	$4,373	$4,504	$4,639	$4,778	$4,921	$5,069	$5,221
Utilities Deposits									$-	$-	$-	$-	$-	$-	$-
Total G&A Exp	$14,594	$15,526	$30,892	$33,026	$32,943	$51,285	$51,022	$229,287	$472,332	$637,767	$657,005	$676,825	$697,246	$718,284	$739,961

Tax - Margin	$-	$-		$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-

Total Other Income	$-	$-	$-	$-	$-	$-	$-	$-	$2,150	$2,150	$2,150	$2,150	$2,150	$2,150	$2,150

Cash Flow	$2,040	$(6,873)	$56,671	$25,248	$2,546	$(1,122)	$624	$79,135	$708,558	$601,480	$644,216	$690,294	$740,036	$793,800	$851,984

Major Factors associated with the corrected numbers:

1. COGS accurately for the fab five (apple, buttermilk, heavenly chocolate, both pecans and pumpkin) is $14.37.

2. COGS for the stores pies is now $24.00 from BEK and are in the spreadsheet

Exhibit H– Issuance of New Securities of the Debtor

I. Introduction

This addendum is intended to address the implications to the Claimants in this bankruptcy case (or buyers of those claims) of exchanging some portion or all of those claims for new securities of the Debtor. If the Court determines to confirm the plan of reorganization submitted by the Debtor in this case, all equity and debt securities issued by the Debtor prior to bankruptcy will be extinguished. That includes options or warrants to purchase equity securities that any person, including Claimants, may hold. As a part of its plan of reorganization, the Debtor proposes to give a special class of preferred stock which is convertible into new common stock to potential buyers of the largest secured claim in the bankruptcy case. The plan also offers other secured and unsecured creditors the option of satisfying their claims by accepting new common stock for all or a portion of those claims. The Debtor has established a value per share or a rate at which the new securities will satisfy the claims, giving secured creditors more shares per dollar value of claim than that given to unsecured creditors. The value assigned to each share of the Debtor’s new securities is based on valuation of the Debtor Company’s current business and new prospects and is a matter of judgment. Finally, because it argues that it will be able to pay all creditors one hundred percent (100%) of their claims in cash plus interest over time, the Debtor may issue new securities to those persons who held equity or debt securities of the Debtor prior to bankruptcy. These old equity holders will receive new common stock. However, because of new capital coming in to pay off creditors or invest directly in the Debtor, those old equity holders will hold a much smaller percentage of total issued and outstanding shares of the new common stock than they did pre-bankruptcy.

Prior to bankruptcy, the Debtor Company conducted an initial public offering registered with the U.S. Securities and Exchange Commission (“SEC”) under Section 5 of the Securities Act of 1933 by filing a prospectus on Form SB-2 that went effective on January 10, 2007. The offering was not used to raise capital for the Debtor, but rather to allow prior, mostly small, investors who held restricted stock in a privately held company to receive a return of their capital contributions. Roughly half of the shares were held outright and half were underlying warrants. A total of 11,901,800 shares of common stock were on offer and sold out into the market at a price of $0.40 per share. Under Rules of the U.S. Securities and Exchange Commission (the “SEC”), the Debtor Company was then required to file periodic reports under the Securities and Exchange Act of 1934 for a period of at least one year. Tootie Pie continued to file those reports until the six months prior to the institution of bankruptcy proceedings in July 2013. Over the intervening years, the Debtor Company attracted additional capital through private offerings and sold an additional 5,536,300 shares of common stock that were restricted stock in a class of securities that was publicly traded. During the entire time that the Debtor Company has had a class of securities that was publicly traded, the price per share never went above $5.00 per share. Consequently, brokers who quoted the stock were subject to additional requirements with respect to transactions in the stock (called the SEC’s “Penny Stock” Rules). In addition, the ability of holders to sell their stock and the restrictions that applied to any sale (whether such stock was freely tradable because it had already been sold out into the market or whether it was restricted) depended on the characterization of the holder as an “affiliate” or a “non-affiliate” at the time the holder tried to sell the stock.

It is important to be aware of this prior history because it will give Claimants and persons who intend to invest new capital - particularly those who were also holders of Debtor securities prior to the bankruptcy -- a sense of perspective with which to evaluate the opportunities and risks of holding the Debtor’s new securities.

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II. Section 1145 of the Bankruptcy Code

Section 1145 of the Bankruptcy Code provides, in relevant part:

“(a) Except with respect to an entity that is an underwriter as defined in subsection (b) of this section, section 5 of the Securities Act of 1933 and any State or local law requiring registration for offer or sale of a security or registration or licensing of an issuer of, underwriter of, or broker or dealer in, a security do not apply to--

(1) the offer or sale under a plan of a security of the debtor……… --

(A) in exchange for a claim against, an interest in, or a claim for an administrative expense in the case concerning, the debtor………; or

(B) principally in such exchange and partly for cash or property;

(2) the offer of a security through any warrant, option, right to subscribe, or conversion privilege that was sold in the manner specified in paragraph (1) of this subsection, or the sale of a security upon the exercise of such a warrant, option, right, or privilege;…….

(c) An offer or sale of securities of the kind and in the manner specified under subsection (a)(1) of this section is deemed to be a public offering.”

The Original Issuance

When the Debtor issues new securities to holders of Claims or old equity securities, that activity would usually require a public offering. Section 1145 provides that those statutes on the federal and state levels will not apply to securities issued pursuant to a confirmed plan. It also specifically covers securities that are convertible or exercisable into other securities. And, it states that these kinds of issuances of securities will be deemed to be “public offerings”, a designation that is important as other securities law requirements come into play for the holders of these securities. From a layman’s view point, it is as if the holder of a Claim or equity interest purchased stock in an initial public offering (“IPO”) of new securities by the Debtor while the Debtor does not have to expend the time and money necessary to make an IPO happen.

The Proposed Convertible Preferred Stock

As proposed, the plan of reorganization calls for issuance of Series A Convertible Preferred Stock to certain persons who are expected to buy the Claim of TCA in full and for cash consideration and then exchange their proportional shares of that Claim for Series A Convertible Preferred Stock at a value of $0.50 per share. The rights, preferences and obligations of holders of a particular series of Convertible Preferred Stock are set forth in detail in a document titled a Certificate of Rights and Preferences which is negotiated by and between the potential holders as a group and the Debtor Company; is signed by all holders and the Debtor Company and then is filed with the appropriate state authority in the state in which the Debtor Company (or the entity into which the Debtor Company was merged) was formed.

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The key terms of the Series A Convertible Preferred Stock as proposed by the Debtor Company are:

1)	A cumulative preferred return of 4% per annum which:

	a.	May be paid on an annual basis, if approved by the Debtor Company’s Board of Directors or

	b.	If not approved by the Board of Directors, will automatically be rolled over into the principal amount held and be convertible into shares of new common stock upon conversion.

2)	The right to name forty percent (or 2 out of 5 members) of the Debtor Company’s Board of Directors prior to conversion

3)	The conversion rate would be at the same value as the value per share required in the exchange of claim for Convertible Preferred Stock or 1:1

4)	The holders may convert to new common stock at any time

5)	The Debtor Company may require conversion to new common stock at any time after two years after the effective date of the plan of reorganization.

It is important that any person determining whether to buy a portion of the Secured TCA Claim and exchange it for Convertible Preferred Stock to review the complete Certificate of Rights and Preferences. The Debtor Company expects to have that document ready for review shortly after Confirmation.

If other persons who are considering contributing new capital directly to the Debtor Company would like to purchase one or more of the other Claims against the Debtor in this bankruptcy case and exchange it for new securities in the Debtor Company, they may be eligible for participation in Series A or another series of Convertible Preferred Stock. The terms and conditions of such participation would depend on the value of the Claims purchased, whether they were secured or unsecured and other factors.

New Common Stock

As proposed, the plan of reorganization calls for the offer to any other Claimant to issue new common stock of the Debtor in exchange for all or any portion of the Claim in lieu of the Debtor’s payment of 100% of the Claim over a period of time. The value per share offered differs depending on whether the Claim relinquished is a secured or unsecured Claim. The Debtor Company proposes to credit secured Claims at a value per share of $0.50 and unsecured Claims at a value per share of $0.75. The rights and preferences of new common stock are the same as are generally expected from common stock of corporations, which are the right to vote on any matter on which shareholders must be allowed to vote under state business organization statutes in the state in which the Debtor Company was formed or on which they are called to vote upon under the Debtor Company’s governing documents. These include the right to vote on any merger or other business combination or a sale of substantially all of the assets of the entity; to profit from the sale of the entity; to determine to liquidate and dissolve the entity and to elect the Board of Directors.

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In addition, the plan of reorganization calls for the offer to all persons or entities that held stock prior to the bankruptcy to receive new common stock of the Debtor. However, the amount of shares of new common stock they will be offered in exchange for their interests in the bankruptcy estate will be reduced significantly from the number of shares they held pre-bankruptcy. The factors in determining the number of new common shares exchanged are the terms under which investors are willing to contribute new capital to the Debtor including the percentage of total ownership such new investors demand and the desire of the Debtor Company to have a number of issued and outstanding shares of common stock freely tradeable which promotes a higher per share price and increases in that price. The mechanisms for creating that number of new common shares exchanged are a reverse stock split and a proposed limit on the total amount of equity issued and outstanding in the class that will be publicly traded. The Debtor Company expects that holders of common stock prior to bankruptcy will receive no more than 600,000 shares out of a targeted 4,000,000 shares total issued and outstanding on the effective date of the plan and immediately after bankruptcy.

Resales Into the Market

In addition, pursuant to section 1145, any resales by holders who are not considered to be “underwriters” under subsection (b) of section 1145 are also exempt from the state and federal securities statutes relating to registration of securities offerings. This means that persons who receive new securities of the Debtor Company pursuant to the plan of reorganization may, in turn, sell them into the market. In the case of Convertible Preferred Stock, the new common stock into which it is convertible is salable into the market.

Extension of Section 1145 Benefits to Those Who Exchange Claims and Contribute New Capital

The statutory language of Section 1145 allows persons who hold a creditor’s claim in bankruptcy to also invest new capital into the Debtor Company. If the value of the new securities to be issued is “primarily” for extinguishment of debt claims in the bankruptcy, then the new holder is allowed to invest a certain amount in that company and have the new securities he receives in exchange for that money be freely tradable when he tries to resell the security. The amount of the money invested directly must be less than the value of the claim or interest the holder exchanges for new securities.

II. Impediments to Resale Based on Characteristics of the Holder

Holders Who Are “Underwriters” and then “Affiliates” under SEC Rule 144

Notwithstanding the foregoing, the exemption from registration that is provided by section 1145(a) of the Bankruptcy Code will not apply if the holder of the applicable securities is an “underwriter,” as that term is defined in section 1145(b) of the Bankruptcy Code. Section 1145(b) of the Bankruptcy Code defines an “underwriter” for purposes of the Securities Act as one who (a) purchases a claim with a view to distribution of any security to be received in exchange for the claim other than in ordinary trading transactions, (b) offers to sell securities issued under a plan for the holders of such securities, (c) offers to buy securities issued under a plan from persons receiving such securities, if the offer to buy is made with a view to distribution, or (d) is an issuer, as used in section 2(a)(11) of the Securities Act, with respect to such issuer of the securities. The term “issuer” for these purposes includes control persons of the issuer – those who control, are controlled by or are under common control with the issuer. This definition of “underwriter” is the same definition as that for the term “affiliate” under SEC Rule 144. Executive officers, directors and persons who hold at least 10% of the issued and outstanding voting securities of a company are considered “control persons”.

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Persons who are deemed to be “underwriters” and who receive new securities of the Debtor pursuant to the Plan, including control person underwriters, cannot resell the securities into the market without an exemption from or registration under both state and federal statutes requiring the registration of any offering. In other words, persons with these relationships to the issuer do not get the section 1145 exemption when they go to sell the securities they receive as a part of the bankruptcy process.

Persons Investing Directly in the Debtor

The section 1145 exemption is given with respect to securities issued to any person who has a claim or interest in the bankruptcy estate in exchange for that claim or interest. With respect to persons who simply invest capital directly (without also having a claim or interest), issuers are subject to the requirements of non-bankruptcy law to have an exemption from or registration of the securities offered in order to sell them to investors. Along with the control person underwriters, persons who will simply provide new capital in exchange for new securities of the Debtor are considered to hold “restricted stock” of a class of stock that will be publicly traded (collectively, the “Restricted Holders”). Similarly, persons who invest capital directly must have their own exemption or the right to demand that the issuer register their securities in order to sell them into the market. Restricted Holders, however, may be able, under certain conditions described below, to sell new common stock of the Debtor without registration pursuant to exemptions set forth in section 4(1) or 4(1 ½) of the Securities Act of 1933 and the resale safe harbor of SEC Rule 144 promulgated under that statutory provision (“Rule 144”), or pursuant to other applicable exemptions.

Generally, Rule 144 provides that persons who hold securities received in a transaction not involving a public offering will not be deemed to be underwriters if certain conditions are met. These conditions vary depending on whether the issuer is what the rule calls a “reporting company”, meaning that the issuer is big enough to be required to file periodic reports under the ‘34 Act or, alternatively, is not required to do so but may be voluntarily complying with the periodic reporting requirements (a “non-reporting company”). In this case, the Debtor Company is a “non-reporting company”. The conditions for resale also vary depending on whether the seller holding restricted securities is or is not a control person of the issuer (an “affiliate” or “non-affiliate”, in the terminology of Rule 144). The following matrix shows the categories and relevant requirements.

	“Reporting Company”	Non-Reporting Company

Non-Affiliate	During 6 mo holding period, no safe harbor for resales under Rule 144	During one year holding period, no safe harbor for resales under Rule 144

	Between 6 mo and one year, holder may sell so long as the Issuer continues to provide current information about itself to the public	After one year holding period, unlimited public resales under Rule 144; No need to comply with any other requirement of Rule 144

After one year, unlimited public resales under Rull 144; No need to comply with any other reqirement of Rule 144.

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Affiliates or “Control Persons”	During 6 mo holding period, no safe harbor for resales under Rule 144	During one year holding period, no safe harbor for resales under Rule 144

	After 6 mo holding period, holder may sell so long as all Rule 144 requirements are met:	After one year holding period, holder may sell so long as all Rule 144 requirements are met:
	- Issuer must continue to provide information about itself to public	- Issuer must continue to provide information about itself to public

	- must sell within the volume limitations over any 3 mo period	- must sell within the volume limitations over any 3 mo perio

	- Any sale must be made through a broker	- Any sale must be made through a broker

	- Holder must file a Form 144 at time of sale unless the amount sold is less than $50,000	- Holder must file a Form 144 at time of sale unless the amount sold is less than $50,000

For both affiliate and non-affiliate holders of securities of non-reporting companies, there is a holding period of one year. Additionally, for affiliates, the conditions include the requirement that current public information with respect to the issuer be available; a limitation as to the amount of securities that may be sold over any three month period, as measured by trading volume or percentage of issued and outstanding stock sold; the requirement that the securities be sold in a “brokers transaction” or in a transaction directly with a “market maker” or in what is called a “riskless principal” transaction; and that, in certain cases, notice of the resale be filed with the SEC. Beyond that, there are some tricky distinctions relating to when a holding period starts and ends which depend on the type of security held and how it is paid for. Finally, the safe harbor for resales of securities is not available to any holder if the issuer becomes so non-operational that it meets the definition of being a “shell company” under the terms of Rule 144. While those are not the circumstances of the Debtor Company now nor is it expected to be the circumstances of the Debtor Company upon exit from bankruptcy, it is possible that the Debtor could end up in that situation prior to the expiration of the one year holding period under Rule 144.

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IN VIEW OF THE COMPLEX, SUBJECTIVE NATURE OF THE QUESTION OF WHETHER A RECIPIENT OF NEW COMMON STOCK MAY BE AN UNDERWRITER OR AFFILIATE AND HOW TO APPLY RULE 144’S REQUIREMENTS TO THOSE WHO HOLD “RESTRICTED STOCK”, THE DEBTOR MAKES NO REPRESENTATIONS CONCERNING THE RIGHT OF ANY PERSON TO TRADE IN NEW COMMON STOCK. ACCORDINGLY, THE DEBTOR RECOMMENDS THAT POTENTIAL RECIPIENTS OF NEW COMMON STOCK CONSULT THEIR OWN COUNSEL CONCERNING WHETHER THEY MAY FREELY TRADE SUCH SECURITIES OR BENEFICIAL INTERESTS

III. Impediments To Resale, Based on Legal Requirements on the Issuer, Practical Actions the Issuer Must Undertake and Whether It Fulfills Them.

Current Information Available About the Issuer

Although not required to do so, the Debtor Company has determined that it will undertake to provide current information to the marketplace through compliance with Section 12(g) of the Securities and Exchange Act and filing SEC Form 10 or under other reporting regimes available to smaller companies as of the Effective Date of the Plan and take other steps necessary to voluntarily report about its financial and operational conditions. If the Debtor Company determines to file Form 10 it will be voluntarily complying with the more rigorous requirements of the periodic reporting regime under the Securities and Exchange Act. This will require that it provide audited financial statements from the inception of its bankruptcy through 12/31/2013 and continuing on after that point in time. It also requires that the Debtor begin to make quarterly reports on Form 10-Q, annual reports on Form 10-K and report material events within two days of occurrence on Form 8-K. The reports will be filed with the SEC and made available to the public. In addition, the Debtor will ensure that any communications it has with brokers or analysts are also available to the investing public. Under Regulation FD, that has led many companies that are required to report under the Exchange Act periodic reporting regime to hold open conference calls to report earnings, make announcements and answer questions. Once the current terms of the Board of Directors and management as set forth in the proposed plan of reorganization are about to expire, the Debtor Company will circulate a proxy statement on an annual basis which provides information about persons on management’s slate for re-election to officers’ positions or as members of the Board of Directors; the compensation of the Board and management and related information.

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Another option for making current information available to the marketplace that may be available by the Effective Date of the Plan is the reporting regime proposed by the SEC under Regulation A. The proposed reporting regime is less onerous than that prescribed under the Securities and Exchange Act but more rigorous that the information required for securities of the Debtor Company to be quoted by brokers in the over-the-counter market.

The Debtor Company could meet it minimum legal obligations to provide current information about its finances and operations by providing the information required in SEC Rule 15c2-11, as outlined in the next section. Providing that information on a continuous basis is considered to be less onerous than complying with all of the inter-related requirements of the periodic reporting regime under the Exchange Act. Rule 144 allows “non-reporting companies” to provide the information required under Rule 15c2-11 to fulfill the requirement of current information about the issuer which, in turn, allows holders of securities of these non-reporting companies to avail themselves of the safe harbor to resell securities out into the market.

The continuous provision of current information about the Issuer is crucial to attracting the interest of brokers to quote the stock and to attracting the interest of potential investors to buy the stock. Those two factors, in turn, are key in determining whether any person who receives new securities of the Debtor under the proposed plan will be able to sell their stock out into the market.

The most common reason why issuers begin to fail to provide current information about their finances and operations is the substantial cost involved in preparing that information and the fact that those costs continue for as long as the company has a class of stock that in publicly traded. Although the Debtor Company will qualify for some initial exemptions from requirements under the Sarbanes-Oxley Act because it will be a “small reporting company” and under the JOBS Act because it will qualify as an “emerging growth company”, the remaining requirements of the periodic reporting regime under the Exchange Act will still be substantial in terms of time and effort and professional advice required. The Debtor Company intends to try to find the most cost-effective way to meet these requirements and to continue to meet them as long as it is financially feasible to do so.

However, reducing the amount and quality of current information available about the issuer indirectly affects the liquidity of the market for the securities and the ability of persons who receive securities of the Debtor Company pursuant to the proposed plan to eventually sell those securities.

Finding a Sponsoring Broker and Providing the Information It Requires to Get Approval to Quote the Stock

SEC Rule 15c2-11 is actually a requirement of any registered broker that would like to quote a stock to provide certain information about the issuer of the stock to federal regulatory authorities and get that information approved by those authorities as complete. The broker is required to provide the following information about the issuer and itself on Form 2-11, but the issuer has the obligation to provide its information to the broker:

(1) the exact name of company and its predecessor (if any);

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(2) the address of its principal executive offices;

(3) the state of incorporation, if it is a corporation;

(4) the exact title and class of the security;

(5) the par or stated value of the security;

(6) the number of shares or total amount of the securities outstanding as of the end of the company’s most recent fiscal year;

(7) the name and address of the transfer agent;

(8) the nature of the company’s business;

(9) the nature of products or services offered;

(10) the nature and extent of the company’s facilities;

(11) the name of the chief executive officer and members of the board of directors;

(12) the company’s most recent balance sheet and profit and loss and retained earnings statements;

(13) similar financial information for such part of the two preceding fiscal years as the company or its predecessor has been in existence;

(14) whether the broker or dealer or any associated person is affiliated, directly or indirectly, with the company;

(15) whether the quotation being submitted or published by the broker is being done, directly or indirectly, on behalf of the company, or any director, officer or any person, directly or indirectly, the beneficial owner of more than 10 percent of the outstanding units or shares of any equity security of the company, and, if so, the name of such person, and the basis for any exemption under the federal securities laws for any sales of such securities on behalf of such person.

Compliance with Secondary Trading Exemptions in the States

While section 1145 of the Bankruptcy Code provides an exemption from the requirement to register the sale of the Debtor’s new securities, the issuer will still have to comply with states’ requirements to facilitate sales by its shareholders in the secondary market. The state laws that matter are the states in which brokers quoting the securities have customers residing in them. Every state’s law is somewhat different and some impose restrictions where so called “cheap stock” was issued to promoters or insiders of the issuer. While the definitions of promoters and insiders are not exactly the same as definitions of “control person” underwriters and “affiliates, they are trying to capture persons with the same sorts of relationships with the issuer. While the “cheap stock” limitations focus on persons in these categories, the inability to obtain a secondary trading exemption in a state affects all holders of securities of the issuer and whether they and the broker could sell to a buyer in that state. The Debtor Company intends to do all it can, in the context of the current fair market value of its business and its securities, to avoid these limitations and still comply with secondary trading exemptions in the states.

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Growing the Company

At the end of the day, growing the Debtor Company and its financial results is the single activity that will have the most positive effect on the ability of persons who receive new securities of the Debtor Company pursuant to the proposed plan to be able to sell the securities received out into the market at a time of their choosing after the one year holding period.

IV. Impediments to Resale, Based on Legal Requirements Imposed on Brokers Quoting the Stock

“Penny Stocks” generally are equity securities with a price of less than $5.00 (other than securities registered or listed on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system) (“Penny Stocks”). The Penny Stock rules require a broker or dealer, prior to a transaction in a Penny Stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about Penny Stocks and the nature and level of risks in the Penny Stock market. The broker or dealer also must provide the customer with bid and offer quotations for the Penny Stock; the compensation of the broker or dealer and of its salesperson in the transaction; and monthly account statements showing the market value of each Penny Stock held in the customer’s account. The Penny Stock rules also require that prior to a transaction in a Penny Stock not otherwise exempt from such rules, the broker or dealer must make a special written determination that a Penny Stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.

These disclosure requirements will have the effect of reducing the level of trading activity in any secondary market for the Debtor’s new common stock, and accordingly, shareholders of its new common stock will find it more difficult to sell their securities, unless and until the price per share goes up beyond $5.00 per share. However, for those who were holders of the Debtor’s securities prior to bankruptcy, the Debtor Company had many if not all of those characteristics at that time and was subject to the same limitations as described here.

V. Impediments to Resale, Based on Market Conditions, Not Legal Restrictions

Share Price

As can be seen from the previous sections relating to Penny Stocks and “cheap stock”, the price per share can limit the number of potential buyers there are for new securities of the Debtor. Generally speaking, the higher the price per share the more interest there is in the security. The Debtor Company is proposing to take steps to effect a reverse stock split of its equity securities held prior to bankruptcy; to limit the percentage of new securities that holders of securities pre-bankruptcy will have in the post-bankruptcy Debtor; and to limit and manage the overall number of shares issued and outstanding post-bankruptcy. Each of these actions will have the effect of increasing the price per share of new common stock as the Debtor exits bankruptcy. However, beyond those actions, the share price will be a function of activities in the market itself as much as actions taken by the Debtor Company.

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Trading Volume

It is the number of shares traded on a daily basis, whether that number is above a certain threshold and whether that number is relatively consistent that will determine the liquidity of the market for the Debtor’s new securities. The ability of persons receiving new securities of the Debtor Company pursuant to the proposed plan to sell their securities out into the market depends on the liquidity of the market. The interest and enthusiasm of the brokers quoting the new common stock of the Debtor is the single biggest factor in developing and increasing the number of shares traded on a daily basis. Management of the Debtor Company will have to cultivate relationships with the brokers quoting the Debtor’s new securities and the brokerage community in general on an ongoing basis to try to affect the trading volume in a positive direction. One of the Debtor’s tasks prior to the effective date of the plan is to engage at least one broker to quote the Debtor’s new common stock and work with that broker to get clearance for it to quote the stock.

Number of Brokers Quoting the Securities

While interest and enthusiasm of the brokers quoting the stock is important to creating liquidity in the market, more brokers quoting generally means higher daily trading volume. It will be the Debtor Company’s job to engage the brokerage community and convince more brokers to quote it new common stock.

V. Process Prior to Effective Date

The Debtor Company intends to create the initial conditions prior to the Effective Date of the Plan as necessary to allow persons receiving new securities of the Debtor pursuant to the proposed plan of reorganization to sell their new securities out into the market. The Debtor expects that this process may take as long as one hundred and fifty (150) days after the Confirmation Date. The Debtor reserves the right to seek approval from the Bankruptcy Court to extend the proposed Effective Date of the Plan if extenuating circumstances warrant such extension. Between Confirmation Date and Effective Date, the Debtor intends to accomplish the following tasks:

1)	The Debtor, by the Debtor Board Consent approved by the Bankruptcy Court or by a direct order of the Bankruptcy Court, will exchange all of its issued and outstanding equity securities for a smaller number of those securities, determined by dividing the total number of shares of Old Equity by a Reverse Stock Split Value of 29.0635. The purpose of this action is to reduce the number of Old Equity shares issued and outstanding prior to any exchange for New Common Stock and to provide a basis for an increase in the per share price or value of New Common Stock.

2)	The Debtor will amend its Articles of Incorporation (also known as a Certificate of Formation) to allow it to increase the number of shares of Preferred Stock that it is allowed to issue and to increase or decrease the number of persons comprising the Debtor’s Board of Directors as required to accommodate the desire of potential new investors to control two board seats out of five.

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3)	Through the Debtor Board Consent or by order of the Bankruptcy Court, the members of the Board of Directors of the Debtor will be elected for one, two and three year terms intended to create a system of staggered one year terms for Board members and a slate of officers of the Debtor will be elected for a one year term.

4)	Call for the holders of Allowed Secured Claims and Administrative Claims to elect to exchange their claims against the Bankruptcy estate for shares of Series A Convertible Preferred Stock of the Debtor and obtain their agreement to do so. The holders of such Claims need to respond to the call within 15 days of mailing of the call and should respond by certified mail, return receipt requested to the Law Offices of Ronald J. Smeberg, 11550 I-H 10 W., Suite 180, San Antonio, TX 78230. The payment of any Allowed Secured Claim or Administrative Claim and the signature of any new holder of the Claim on the Certificate will constitute agreement to exchange and will extinguish that holder’s claim as a creditor’s claim in bankruptcy.

5)	Call for the Holders of Allowed General Unsecured Claims to make a determination as to what proportion of their claims, if any, they wish to receive in New Common Stock of the Debtor. The holders of such Claims need to respond to the call within 15 days of mailing of the call and should respond by certified mail, return receipt requested to the Law Offices of Ronald J. Smeberg, 11550 I-H 10 W., Suite 180, San Antonio, TX 78230. The initial payment of the cash portion of those claims and all of the equity portion of those claims (or New Common Stock) will be paid or distributed on the Effective Date of the Plan.

6)	Issue holders of Old Equity Interests an amount of New Common Stock equal to the New Equity Allocation. Through the order of the Bankruptcy Court confirming the Plan and as of the Confirmation Date, all outstanding shares of the Debtor’s old Common Stock, all awards relating to the Debtor’s old Common Stock and every other kind of potential security or equity interest in the Debtor other than the Debtor’s authorized but unissued class of preferred stock, whether existing or contingent or convertible into the Debtor’s old Common Stock shall cease to exist on the Confirmation Date

7)	Call for already identified new investors who will contribute an additional $200,000.00 -$1,000,000.00 in cash to purchase new securities of the Debtor and thereby provide working capital financing to the Debtor as it exits bankruptcy. Such investors will need to respond to the call within 15 days of mailing of the call and should respond by certified mail, return receipt requested to the Law Offices of Ronald J. Smeberg, 11550 I-H 10 W., Suite 180, San Antonio, TX 78230. The terms of the new securities will be negotiated by and payment therefor and issuance of the new securities will be made by the Effective Date.

8)	The engagement of an auditing firm and completion of audited financial statements for the Debtor from the date of its bankruptcy to December 31, 2013;

9)	The completion of an information disclosure document as required to be filed by brokers under SEC Rule 15c2-11 or completion of a document meeting the requirements of the SEC to provide current information about the Debtor Company to the marketplace on Form 10 or other alternative Forms and voluntarily filing such form(s) with the SEC.

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10)	The engagement of a transfer agent for the Debtor’s equity securities and transfer of shares issued pursuant to the Plan or information about them such as restrictions on resale to that transfer agent ;

11)	A good faith effort to have the Debtor’s New Common Stock become eligible for clearing and settlement through the Depository Trust Corporation (“DTC”)

12)	A good faith effort to engage at least one broker and attract interest among the brokerage community to quote the Debtor’s New Common Stock.

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Exhibit I- Don Merrill Settlement

SETTLEMENT AGREEMENT AND RELEASE OF ALL CLAIMS

THIS AGREEMENT IS SUBJECT TO BEING APPROVED BY THE BANKRUPTCY COURT IN CASE NO. 13-51808 PENDING IN THE WESTERN DISTRICT OF TEXAS AND SHALL NOT BE EFFECTIVE UNTIL SUCH APPROVAL IS GRANTED BY ORDER OF THE COURT

This Settlement Agreement and Release of All Claims (referred to herein as this “Settlement Agreement”) is dated February ___, 2014. The parties to this Settlement Agreement are: (1) Don Merrill (“Merrill”) and (2) Tootie Pie Company, Inc, (“Tootie”) as debtor in the present bankruptcy proceeding In Re Tootie Pie Company, Inc. Case No. 13-51808. The parties are referred to herein individually as a “Party” and collectively as the “Parties.”

I. RECITALS

A. Don Merrill was one of the Tootie founders and up until July 2013 was its president and CEO.

B. On July 3, 2013, Tootied Pie filed a Chapter 11 bankruptcy petition initiating the bankruptcy proceeding entitled In Re: Tootie Pie Company, Inc, Debtor in the United States Bankruptcy Court for the Western District of Texas, San Antonio Division, having case number 13-51808 (referred to herein as the “Bankruptcy Proceeding”).

C. In a motion filed with the bankruptcy court, TCA Global Credit Master Fund, LP (“TCA”) has alleged numerous claims against management of Tootie including, but not limited to, that they filed false and misleading statements with the SEC, wasted company assets, and breach of fiduciary duty. Tootie responded with a denial of these claims. Merrill denies these claims as well. Tootie has investigated TCA’s claims as they relate to Merrill and believes it may have meritorious claims against Merrill. However, based upon information and belief, Tootie does not believe Merrill has any significant assets available to satisfy a judgment if one were awarded. The only assets Tootie believes may be subject to levy are Merrill’s equity interests in Tootie and his claim in the amount of $156,500 filed in the Bankruptcy Proceeding (the “Claim”). The claim consists of back pay and money loaned to Tootie by Merrill. Tootie contends it would be unlikely any attorney would pursue Merrill on a contingency fee basis because any possible judgment recovery would likely be in the form of cancelling Merrill’s claim or stock interest. Moreover, Tootie does not have the discretionary funds available to pay an attorney an hourly rate to pursue Merrill. Therefore, Tootie believes entering into this agreement, which reduces both Merrill’s stock holding and claim, is in the company and shareholder’s best interest.

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D. Merrill contends that there are legitimate extenuating circumstances and that he has affirmative defenses against these claims and causes of action against him, some of these defenses having been asserted by Tootie in its litigation with TCA in Florida. However, to avoid the unpredictable nature and cost of litigation, and recognizing that Tootie is attempting to gain approval of its bankruptcy plan, and that Merrill will remain a founder, shareholder and debt holder of Tootie, Merrill is agreeing to enter into this Settlement Agreement, which he too believes is in the best interests of all parties.

E. By entering into this Settlement Agreement and based on the terms and conditions stated herein, the Parties wish to fully and completely resolve any and all claims, objections, appeals, or causes of action of any kind whatsoever, known and unknown, which any Party and his, her, or its related entities may have against any Party and his, her or its related entities as more specifically set forth below. This is intended to be extremely broad and to include, but not be limited to, those claims and causes of action, known and unknown, which are presently being made in, could have been made in, or which relate in any way to the Bankruptcy Proceeding; or any other pending, potential or dismissed legal proceeding or action; nor is either Party aware of any such pending causes of action.

F. It is the intent of all Parties that the terms and conditions herein, and the actions of all Parties described herein, will result in there never being any legal proceeding or action brought at any time in the future between or against any of the Parties with respect to any claims or causes of action whatsoever, known or unknown, which presently exist at the time of the execution of this Settlement Agreement.

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II. TERMS AND CONDITIONS

Based on valuable consideration, the sufficiency of which is hereby acknowledged by each Party, the Parties hereby agree to the following terms and conditions:

A. Don Merrill’s Tootie Stock. Merrill currently holds approximately one million shares of Tootie common stock. Subject to the terms and conditions stated herein, ½ of Merrill’s common stock shall be returned to Tootie. Merrill’s remaining stock shall be subject to all provisions of any confirmed plan of reorganization in the Bankruptcy Proceeding related to equity that existed prior to the initial Bankruptcy Proceeding filing on July 3, 2013.

B. Don Merrill’s Claim. Merrill’s claim in the amount of $156,500 shall be reduced to $78,250 and paid in accordance with the Debtor’s Plan of Reorganization as ultimately confirmed by the Court. Merrill shall not take advantage of any option to convert his claim to stock should any be offered in Debtor’s Plan of Reorganization.

C. Release by Tootie. Subject to the conditions and obligations stated herein, Tootie hereby fully and finally releases, discharges and waives any debt, claim, appeal, objection, or cause of action of any type whatsoever -known or unknown- against Merrill to the extent allowed by law.

The Parties intend this release by Tootie of all debts, claims, or causes of action against Merrill to be extremely broad and intended to apply, so that Tootie will never in the future in any way seek any recovery whatsoever against Merrill for any debt, claim, or cause of action, known or unknown, which in any way existed at the time of the signing of this Settlement Agreement.

D. Release by Don Merrill. Subject to the conditions and obligations stated herein, Merrill hereby fully and finally releases, discharges and waives any debt, claim, appeal, objection, or cause of action of any type whatsoever -known or unknown- against Tootie, and its current or previous officers, directors, managers, employees, and agents but reserves and does not waive the right to defend himself, including the filing of any counter claims, should any of these former officers, directors, managers, employees and agents initiate any cause of action against him, to the extent allowed by law.

The Parties intend this release by Merrill of all debts, claims or causes of action against Tootie to be extremely broad and intended to apply so that Merrill will never in the future in any way seek any recovery whatsoever against Tootie for any debt, claim, or cause of action, known or unknown, which in any way existed at the time of the signing of this Settlement Agreement.

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E. Bankruptcy Court Motion. This Settlement Agreement and all terms and conditions stated herein are contingent upon confirmation of Tootie’s reorganization plan. Following the execution of this Settlement Agreement, Tootie’s counsel shall amend its disclosure statement and plan to provide for approval of this Settlement Agreement through the confirmation process.

In the event the Bankruptcy Court does not confirm a plan of reorganization that includes approval of this Settlement Agreement, then all obligations and rights stated in this Settlement Agreement shall not become effective and will not be enforceable.

F. General Terms.

1. The Parties represent and acknowledge that they have consulted with attorneys of their own choosing in connection with their respective decisions to execute this Settlement Agreement, and that they have read and fully understand this Settlement Agreement. The Parties represent, warrant, and acknowledge that they have not relied on and are not relying on any representations, promises, information, or communications whatsoever by any adverse party or any adverse party’s counsel in executing this Settlement Agreement. The Parties represent and warrant that they are relying solely on their own judgment and advice of their own counsel in deciding to execute this Settlement Agreement. The Parties acknowledge that they have cooperated in drafting this Settlement Agreement.

2. The Parties agree that this Settlement Agreement supersedes all prior written or oral exchanges, agreements, or negotiations between them concerning the subject matter of this Settlement Agreement, and further state that there are no representations, agreements, arrangements, or understandings, oral or written, concerning the subject matter of this Settlement Agreement that are not fully, specifically, and expressly stated in this Settlement Agreement.

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3. In the event any legal proceeding or legal action is taken or commenced to enforce this Settlement Agreement, the prevailing party, as designated by the court involved in such proceeding or action, shall be entitled to recover its reasonable attorney’s fees and costs.

4. The Parties agree that any dispute over or involving the validity, terms, or scope of this Settlement Agreement shall be brought before or filed in the United States Bankruptcy Court for the Western District of Texas, San Antonio Division.

5. This Settlement Agreement does not constitute an admission of liability by any Party to any claim or contention raised by any other Party.

6. Subject to Bankruptcy Court approval, all obligations stated herein shall be binding upon each Party and each Party’s marital communities, successors, assigns, heirs, executors, administrators and other representatives.

7. CONDITION: In order for this agreement to be binding on the parties, TCA must immediately release the judgment it obtained against Merrill in the state of Florida and provide Merrill with proof of same.

8. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A copy of a page containing a signature of a Party to this Settlement Agreement that is provided by fax or email (in pdf format) to all other Parties shall be deemed as effective as an original signature page.

THIS SETTLEMENT AGREEMENT is hereby executed below by each Party in confirmation of each Party’s agreement to all the terms and conditions stated herein, subject to Bankruptcy Court approval.

Don Merrill

Les Doss, President/CEO Tootie Pie Company, Inc.

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